FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-258342-03

December [ ], 2023

BENCHMARK 2023-B40

Commercial Mortgage Trust

Draft Collateral Term Sheet

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Citigroup Global Markets Inc., BofA Securities, Inc. (“BofA”)., Goldman Sachs & Co. LLC, Drexel Hamilton, LLC and Academy Securities, Inc.,(each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-258342) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

THE SECURITIES TO WHICH THIS INFORMATION RELATES WILL BE MORE FULLY DESCRIBED IN A PROSPECTUS (THE “PROSPECTUS”), WHICH IS NOT YET AVAILABLE. THE PROSPECTUS WILL CONTAIN MATERIAL INFORMATION THAT IS NOT CONTAINED IN THESE MATERIALS (INCLUDING WITHOUT LIMITATION A DETAILED DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES, UNDER THE HEADING “RISK FACTORS” IN THE PROSPECTUS).

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. This information is based upon management forecasts and reflects prevailing conditions and management's views as of this date, all of which are subject to change.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE. “BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	Benchmark 2023-B40
Collateral Characteristics
Loan Pool
Initial Pool Balance (“IPB”):	$484,404,598
Number of Mortgage Loans:	20
Number of Mortgaged Properties:	34
Average Cut-off Date Balance per Mortgage Loan:	$24,220,230
Weighted Average Current Mortgage Rate:	7.67176%
10 Largest Mortgage Loans as % of IPB:	72.6%
Weighted Average Remaining Term to Maturity:	98 months
Weighted Average Seasoning:	1 months
Credit Statistics
Weighted Average UW NCF DSCR(1):	1.62x
Weighted Average UW NOI DY(1):	13.3%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(2):	51.4%
Weighted Average Maturity Date LTV(1)(2):	50.1%
Other Statistics
% of Mortgage Loans with Additional Debt:	12.0%
% of Mortgaged Properties with Single Tenants:	17.7%
Amortization
Weighted Average Original Amortization Term(3):	354 months
Weighted Average Remaining Amortization Term(3):	353 months
% of Mortgage Loans with Interest-Only:	76.7%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	6.0%
% of Mortgage Loans with Amortizing Balloon:	17.3%
Lockbox / Cash Management(4)
% of Mortgage Loans with In-Place, Hard Lockboxes:	61.0%
% of Mortgage Loans with Springing Lockboxes:	36.6%
% of Mortgage Loans with Soft Lockboxes:	2.4%
% of Mortgage Loans with Springing Cash Management:	92.4%
% of Mortgage Loans with In-Place Cash Management:	7.6%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	71.7%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	38.4%
% of Mortgage Loans Requiring Monthly CapEx Reserves(5):	66.6%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(6):	25.6%
(1)	In the case of Loan Nos. 1, 2, 5, 6, 8, 9, 11, 18 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.
(2)	In the case of Loan Nos. 1, 3, 4, 8 and 20, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or an “as-is” value that includes certain portfolio premium. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.
(3)	Excludes 15 mortgage loans that are interest-only for the entire term.
(4)	For a more detailed description of Lockbox / Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(5)	CapEx Reserves include FF&E reserves for hotel properties.
(6)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	Benchmark 2023-B40
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
CREFI	9	12	$253,200,000	52.3%
GSMC(1)	5	13	134,579,631	27.8
JPMCB	5	8	71,624,967	14.8
BANA	1	1	25,000,000	5.2
Total	20	34	$484,404,598	100.0%
(1)	Each mortgage loan being sold by Goldman Sachs Mortgage Company (“GSMC”) was originated or co-originated by Goldman Sachs Bank USA (“GS Bank”), the parent of GSMC, and will be transferred to GSMC on or prior to the Closing Date.

Ten Largest Mortgage Loans
No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF / Units	Property Type	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	Axis Apartments	CREFI	1	$48,000,000	9.9%	$189,944	Multifamily	1.37x	9.8%	53.0%	53.0%
2	Bala Plaza Portfolio	CREFI	3	$48,000,000	9.9%	$88	Various	1.68x	16.2%	47.4%	47.4%
3	The Landmark	CREFI	1	$42,050,000	8.7%	$153	Office	1.31x	12.8%	47.0%	47.0%
4	Saban StorQuest Self-Storage Portfolio	GSMC	7	$40,000,000	8.3%	$82	Self Storage	1.44x	10.4%	47.9%	47.9%
5	645 North Michigan Avenue	CREFI	1	$38,000,000	7.8%	$285	Mixed Use	1.57x	14.2%	57.9%	51.3%
6	Sugar Land Town Square	GSMC	1	$35,000,000	7.2%	$131	Mixed Use	1.33x	11.8%	50.2%	50.2%
7	West Bay Plaza	GSMC	1	$29,225,000	6.0%	$199	Retail	1.30x	11.6%	67.8%	64.7%
8	Fashion Valley Mall	BANA	1	$25,000,000	5.2%	$327	Retail	3.15x	18.7%	31.5%	31.5%
9	Arundel Mills and Marketplace	CREFI	1	$25,000,000	5.2%	$186	Retail	1.98x	16.1%	41.4%	41.4%
10	Workspace Portfolio	JPMCB	2	$21,558,300	4.5%	$174	Office	1.24x	11.4%	64.9%	62.5%

	Top 3 Total/Weighted Average		5	$138,050,000	28.5%			1.46x	12.9%	49.2%	49.2%
	Top 5 Total/Weighted Average		13	$216,050,000	44.6%			1.48x	12.7%	50.5%	49.3%
	Top 10 Total/Weighted Average		19	$351,833,300	72.6%			1.59x	13.1%	50.8%	49.7%
(1)	In the case of Loan Nos. 1, 2, 5, 6, 8, 9, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.
(2)	In the case of Loan Nos. 1, 3, 4 and 8, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or an “as-is” value that includes certain portfolio premium. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	Benchmark 2023-B40
Collateral Characteristics
Companion Loan Summary
Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Axis Apartments	A-1	$48,000,000	$48,000,000	Benchmark 2023-B40	Yes	Midland	LNR Partners, LLC
		A-2	$30,000,000	$30,000,000	CREFI	No
		A-3	$30,000,000	$30,000,000	CREFI	No
		A-4	$28,000,000	$28,000,000	CREFI	No
		Total	$136,000,000	$136,000,000
2	Bala Plaza Portfolio	A-1	$48,000,000	$48,000,000	Benchmark 2023-B40	Yes	Midland	LNR Partners, LLC
		A-2	$40,000,000	$40,000,000	BMO 2023-C7	No
		A-3	$11,500,000	$11,500,000	CREFI	No
		Total	$99,500,000	$99,500,000
5	645 North Michigan Avenue	A-1	$38,000,000	$38,000,000	Benchmark 2023-B40	Yes	Midland	LNR Partners, LLC
		A-2	$17,000,000	$17,000,000	BMO 2023-C7	No
		Total	$55,000,000	$55,000,000
6	Sugar Land Town Square	A-1-1	$55,000,000	$55,000,000	BBCMS 2023-5C23(1)	Yes	Midland	LNR Partners, LLC
		A-1-2	$15,000,000	$15,000,000	AREF2	No
		A-2	$35,000,000	$35,000,000	Benchmark 2023-B40	No
		Total	$105,000,000	$105,000,000
8	Fashion Valley Mall	A-1-1	$25,000,000	$25,000,000	Benchmark 2023-B40	Yes	Midland	LNR Partners, LLC
		A-1-2, A-2-1-2, A-2-4	$70,000,000	$70,000,000	BANK 2023-BNK46	No
		A-1-3, A-3-3, A-4-2, A-4-3	$82,500,000	$82,500,000	BBCMS 2023-C20	No
		A-1-1-1, A-1-4, A-3-2, A-4-5	$75,000,000	$75,000,000	MSWF 2023-2(2)	No
		A-2-1-1, A-2-2, A-2-3	$85,000,000	$85,000,000	Benchmark 2023-B39	No
		A-3-1, A-3-4, A-3-5	$50,000,000	$50,000,000	BMO 2023-C6	No
		A-3-6, A-4-1, A-4-4, A-4-6	$62,500,000	$62,500,000	BBCMS 2023-C21	No
		Total	$450,000,000	$450,000,000
9	Arundel Mills and Marketplace	A-1-1, A-1-2, A-1-4	$90,000,000	$90,000,000	MSWF 2023-2(2)	Yes	Wells Fargo	Argentic
		A-1-3	$15,000,000	$15,000,000	WFB	No
		A-2-1	$40,000,000	$40,000,000	SGFC	No
		A-2-2	$30,000,000	$30,000,000	SGFC	No
		A-2-3	$10,000,000	$10,000,000	SGFC	No
		A-2-4	$5,000,000	$5,000,000	SGFC	No
		A-3-1	$25,000,000	$25,000,000	DBRI	No
		A-3-2	$20,000,000	$20,000,000	DBRI	No
		A-3-3	$15,000,000	$15,000,000	DBRI	No
		A-3-4	$15,000,000	$15,000,000	DBRI	No
		A-3-5	$10,000,000	$10,000,000	DBRI	No
		A-4-1, A-4-3	$60,000,000	$60,000,000	BMO 2023-C7	No
		A-4-2	$25,000,000	$25,000,000	Benchmark 2023-B40	No
		Total	$360,000,000	$360,000,000
11	Outlet Shoppes at Atlanta	A-1	$50,000,000	$50,000,000	BBCMS 2023-C22	Yes	Midland	Rialto
		A-2	$9,330,000	$9,330,000	Barclays	No
		A-3	$20,000,000	$20,000,000	Benchmark 2023-B40	No
		Total	$79,330,000	$79,330,000
18	Philadelphia Marriott Downtown	A-1, A-4	$65,000,000	$65,000,000	BBCMS 2023-5C23(1)	Yes	Midland	LNR Partners, LLC
		A-2, A-5, A-8	$50,000,000	$50,000,000	Benchmark 2023-V4(3)	No
		A-3, A-6, A-10	$61,666,666	$61,666,666	MSWF 2023-2(2)	No
		A-7	$6,666,667	$6,666,667	Barclays	No
		A-9, A-11	$20,000,000	$20,000,000	BANK5 2023-5YR4(3)	No
		A-12	$11,666,667	$11,666,667	Benchmark 2023-B40	No
		Total	$215,000,000	$215,000,000
20	Nvidia Santa Clara	A-1, A3	$70,000,000	$70,000,000	BANK5 2023-5YR4(3)	Yes	Wells Fargo	KeyBank
		A-2	$35,000,000	$35,000,000	JPMCB	No
		A-4	$15,000,000	$15,000,000	JPMCB	No
		A-5	$10,000,000	$10,000,000	Benchmark 2023-B40	No
		Total	$130,000,000	$130,000,000
(1)	The BBCMS 2023-5C23 securitization is expected to close on or about December 7, 2023.
(2)	The MSWF 2023-2 securitization is expected to close on or about December 21, 2023.
(3)	The BANK5 2023-5YR4 securitization is expected to close on or about December 19, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	Benchmark 2023-B40
Collateral Characteristics
Additional Debt Summary
No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)(3)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI DY(2)	Total Debt UW NOI DY
2	Bala Plaza Portfolio	$48,000,000	$30,000,000	$129,500,000	1.68x	1.43x	47.4%	61.6%	16.2%	12.5%
20	Nvidia Santa Clara	$10,000,000	$50,500,000	$180,500,000	2.01x	1.26x	41.5%	57.6%	14.1%	10.2%
(1)	In the case of Loan Nos. 2 and 20, Subordinate Debt Cut-off Date Balance represents one or more Subordinate Companion Loan(s) and/or related mezzanine loan(s).
(2)	In the case of Loan Nos. 2 and 20, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI DY and Mortgage Loan Cut-off Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or related mezzanine loan(s).
(3)	In the case of Loan No. 20, Mortgage Loan Cut-off Date LTV and the Total Debt Cut-off Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or an “as-is” value that includes certain portfolio premium. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	Benchmark 2023-B40
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV (2)(3)
Retail	Super Regional Mall	2	$50,000,000	10.3%	96.2%	2.57x	17.4%	36.5%	36.5%
	Anchored	1	29,225,000	6.0	94.6%	1.30x	11.6%	67.8%	64.7%
	Single Tenant	6	23,854,631	4.9	100.0%	1.80x	13.3%	50.2%	50.2%
	Outlet Center	1	20,000,000	4.1	95.9%	1.76x	14.9%	50.2%	50.2%
	Subtotal:	10	$123,079,631	25.4%	96.5%	1.99x	14.8%	48.8%	48.0%

Office	Suburban	5	$103,112,133	21.3%	95.5%	1.52x	14.2%	48.8%	48.7%
	Flex	1	14,125,782	2.9	100.0%	1.24x	11.4%	64.9%	62.5%
	Subtotal:	6	$117,237,914	24.2%	96.0%	1.49x	13.9%	50.8%	50.3%

Mixed Use	Office/Retail	2	$44,270,386	9.1%	76.3%	1.40x	12.7%	49.6%	49.6%
	Medical Office/Retail	1	38,000,000	7.8	86.8%	1.57x	14.2%	57.9%	51.3%
	Multifamily/Medical Office	1	12,250,000	2.5	100.0%	1.36x	11.1%	55.4%	48.5%
	Office/Lab	1	10,000,000	2.1	100.0%	2.01x	14.1%	41.5%	41.5%
	Subtotal:	5	$104,520,386	21.6%	85.2%	1.52x	13.2%	52.5%	49.3%

Self Storage	Self Storage	8	$52,500,000	10.8%	90.3%	1.49x	10.7%	49.7%	49.7%
	Subtotal:	8	$52,500,000	10.8%	90.3%	1.49x	10.7%	49.7%	49.7%

Multifamily	High Rise	1	$48,000,000	9.9%	92.5%	1.37x	9.8%	53.0%	53.0%
	Subtotal:	1	$48,000,000	9.9%	92.5%	1.37x	9.8%	53.0%	53.0%

Hospitality	Extended Stay	1	$12,000,000	2.5%	76.4%	1.37x	14.4%	69.8%	57.6%
	Full Service	1	11,666,667	2.4	57.1%	1.53x	16.0%	54.9%	54.9%
	Subtotal:	2	$23,666,667	4.9%	66.9%	1.45x	15.2%	62.5%	56.3%

Industrial	Warehouse/Distribution	1	$9,450,000	2.0%	100.0%	1.86x	14.4%	53.1%	53.1%
	Manufacturing/Warehouse	1	5,950,000	1.2	100.0%	1.86x	14.4%	53.1%	53.1%
	Subtotal:	2	$15,400,000	3.2%	100.0%	1.86x	14.4%	53.1%	53.1%

	Total / Weighted Average:	34	$484,404,598	100.0%	91.5%	1.62x	13.3%	51.4%	50.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 5, 6, 8, 9, 11, 18 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.
(3)	In the case of Loan Nos. 1, 3, 4, 8 and 20, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or an “as-is” value that includes certain portfolio premium. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	Benchmark 2023-B40
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV (2)(3)
Illinois	3	$88,734,929	18.3%	90.3%	1.46x	11.7%	55.1%	52.3%
Pennsylvania	5	67,099,186	13.9	84.6%	1.61x	15.6%	50.6%	50.4%
Ohio	4	48,979,115	10.1	96.8%	1.48x	12.4%	62.0%	60.1%
Texas	2	47,000,000	9.7	73.2%	1.34x	12.5%	55.2%	52.1%
Washington	2	45,315,587	9.4	100.0%	1.32x	12.6%	47.5%	47.5%
California	2	35,000,000	7.2	95.7%	2.82x	17.4%	34.4%	34.4%
New York	4	25,750,000	5.3	100.0%	1.76x	13.3%	50.9%	47.7%
Maryland	1	25,000,000	5.2	98.3%	1.98x	16.1%	41.4%	41.4%
Arizona	2	23,152,782	4.8	95.9%	1.32x	11.0%	58.3%	56.8%
Colorado	5	22,783,000	4.7	86.2%	1.44x	10.4%	47.9%	47.9%
Georgia	1	20,000,000	4.1	95.9%	1.76x	14.9%	50.2%	50.2%
Mississippi	1	14,900,000	3.1	100.0%	1.83x	14.5%	49.7%	49.7%
Alaska	1	12,500,000	2.6	96.3%	1.64x	11.6%	55.6%	55.6%
Florida	1	8,190,000	1.7	93.6%	1.44x	10.4%	47.9%	47.9%
Total / Weighted Average:	34	$484,404,598	100.0%	91.5%	1.62x	13.3%	51.4%	50.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 5, 6, 8, 9, 11, 18 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.
(3)	In the case of Loan Nos. 1, 3, 4, 8 and 20, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or an “as-is” value that includes certain portfolio premium. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	Benchmark 2023-B40
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
$10,000,000	-	$19,999,999	9	$112,571,298	23.2%	7.45774%	107	1.69x	13.6%	53.5%	51.4%
$20,000,000	-	$29,999,999	5	120,783,300	24.9	7.43005%	107	1.89x	14.5%	51.4%	50.2%
$30,000,000	-	$39,999,999	2	73,000,000	15.1	7.78589%	91	1.45x	13.0%	54.2%	50.8%
$40,000,000	-	$48,000,000	4	178,050,000	36.8	7.92424%	88	1.46x	12.4%	48.9%	48.9%
Total / Wtd. Avg:			20	$484,404,598	100.0%	7.67176%	98	1.62x	13.3%	51.4%	50.1%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
5.73000%	-	6.49999%	1	$25,000,000	5.2%	5.73000%	114	3.15x	18.7%	31.5%	31.5%
6.50000%	-	7.49999%	7	151,650,000	31.3	7.00126%	115	1.57x	11.5%	50.8%	50.2%
7.50000%	-	8.49999%	9	206,037,931	42.5	7.82329%	102	1.52x	13.3%	55.9%	53.3%
8.50000%	-	9.03000%	3	101,716,667	21.0	8.84172%	59	1.51x	14.8%	48.1%	48.1%
Total / Wtd. Avg:			20	$484,404,598	100.0%	7.67176%	98	1.62x	13.3%	51.4%	50.1%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
60	6	$168,274,967	34.7%	8.48643%	59	1.47x	13.7%	50.3%	50.0%
120	14	316,129,631	65.3	7.23811%	119	1.70x	13.1%	52.0%	50.2%
Total / Wtd. Avg:	20	$484,404,598	100.0%	7.67176%	98	1.62x	13.3%	51.4%	50.1%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
58	-	99	6	$168,274,967	34.7%	8.48643%	59	1.47x	13.7%	50.3%	50.0%
100	-	118	7	136,254,631	28.1	7.03100%	117	1.93x	13.7%	46.5%	46.5%
119	-	119	2	40,400,000	8.3	7.49478%	119	1.93x	15.5%	45.9%	45.9%
120	-	120	5	139,475,000	28.8	7.36610%	120	1.41x	11.9%	59.1%	55.0%
Total / Wtd. Avg:			20	$484,404,598	100.0%	7.67176%	98	1.62x	13.3%	51.4%	50.1%
(1)	In the case of Loan Nos. 1, 2, 5, 6, 8, 9, 11, 18 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.
(2)	In the case of Loan Nos. 1, 3, 4, 8 and 20, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or an “as-is” value that includes certain portfolio premium. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
Interest Only	15	$371,371,298	76.7%	7.64183%	95	1.69x	13.5%	47.9%	47.9%
300	1	12,000,000	2.5	8.04000%	120	1.37x	14.4%	69.8%	57.6%
360	4	101,033,300	20.9	7.73803%	107	1.40x	12.5%	62.0%	57.2%
Total / Wtd. Avg:	20	$484,404,598	100.0%	7.67176%	98	1.62x	13.3%	51.4%	50.1%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
Interest Only	15	$371,371,298	76.7%	7.64183%	95	1.69x	13.5%	47.9%	47.9%
300	1	12,000,000	2.5	8.04000%	120	1.37x	14.4%	69.8%	57.6%
358	1	21,558,300	4.5	8.40200%	58	1.24x	11.4%	64.9%	62.5%
360	3	79,475,000	16.4	7.55793%	120	1.44x	12.8%	61.2%	55.8%
Total / Wtd. Avg:	20	$484,404,598	100.0%	7.67176%	98	1.62x	13.3%	51.4%	50.1%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
Interest Only	15	$371,371,298	76.7%	7.64183%	95	1.69x	13.5%	47.9%	47.9%
Amortizing Balloon	4	83,808,300	17.3	7.81260%	104	1.43x	13.1%	61.0%	54.7%
Interest Only, Amortizing Balloon	1	29,225,000	6.0	7.64820%	120	1.30x	11.6%	67.8%	64.7%
Total / Wtd. Avg:	20	$484,404,598	100.0%	7.67176%	98	1.62x	13.3%	51.4%	50.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
1.24x	-	1.49x	9	$250,437,931	51.7%	7.73942%	95	1.35x	11.3%	54.5%	53.0%
1.50x	-	1.99x	8	185,466,667	38.3	7.92782%	99	1.72x	15.0%	50.7%	49.4%
2.00x	-	2.49x	2	23,500,000	4.9	6.99554%	93	2.08x	14.8%	44.6%	44.6%
2.50x	-	3.15x	1	25,000,000	5.2	5.73000%	114	3.15x	18.7%	31.5%	31.5%
Total / Wtd. Avg:			20	$484,404,598	100.0%	7.67176%	98	1.62x	13.3%	51.4%	50.1%
(1)	In the case of Loan Nos. 1, 2, 5, 6, 8, 9, 11, 18 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.
(2)	In the case of Loan Nos. 1, 3, 4, 8 and 20, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or an “as-is” value that includes certain portfolio premium. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

Structural and Collateral Term Sheet	Benchmark 2023-B40
Collateral Characteristics
LTV Ratios as of the Cut-off Date

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
31.5%	-	39.9%	1	$25,000,000	5.2%	5.73000%	114	3.15x	18.7%	31.5%	31.5%
40.0%	-	49.9%	7	193,450,000	39.9	8.02572%	87	1.65x	13.9%	46.5%	46.5%
50.0%	-	59.9%	9	203,171,298	41.9	7.47782%	105	1.50x	12.4%	53.7%	52.0%
60.0%	-	69.8%	3	62,783,300	13.0	7.98192%	99	1.29x	12.1%	67.2%	62.6%
Total / Wtd. Avg:			20	$484,404,598	100.0%	7.67176%	98	1.62x	13.3%	51.4%	50.1%

LTV Ratios as of the Maturity Date

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
31.5%	-	39.9%	1	$25,000,000	5.2%	5.73000%	114	3.15x	18.7%	31.5%	31.5%
40.0%	-	44.9%	2	35,000,000	7.2	7.46532%	102	1.99x	15.5%	41.4%	41.4%
45.0%	-	49.9%	6	170,700,000	35.2	8.07778%	87	1.56x	13.4%	48.2%	47.7%
50.0%	-	54.9%	7	178,421,298	36.8	7.54011%	104	1.50x	12.6%	53.4%	52.0%
55.0%	-	64.7%	4	75,283,300	15.5	7.80394%	102	1.35x	12.0%	65.3%	61.4%
Total / Wtd. Avg:			20	$484,404,598	100.0%	7.67176%	98	1.62x	13.3%	51.4%	50.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
Defeasance	14	$309,587,931	63.9%	7.69057%	97	1.67x	13.7%	52.0%	50.3%
Yield Maintenance	5	163,150,000	33.7	7.56219%	101	1.52x	12.4%	50.0%	49.5%
Yield Maintenance or Defeasance	1	11,666,667	2.4	8.70500%	59	1.53x	16.0%	54.9%	54.9%
Total / Wtd. Avg:	20	$484,404,598	100.0%	7.67176%	98	1.62x	13.3%	51.4%	50.1%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
Refinance	16	$376,879,598	77.8%	7.56048%	99	1.62x	13.0%	50.6%	49.2%
Acquisition	3	92,625,000	19.1	8.11728%	88	1.59x	14.4%	54.8%	53.8%
Recapitalization	1	14,900,000	3.1	7.71700%	117	1.83x	14.5%	49.7%	49.7%
Total / Wtd. Avg:	20	$484,404,598	100.0%	7.67176%	98	1.62x	13.3%	51.4%	50.1%
(1)	In the case of Loan Nos. 1, 2, 5, 6, 8, 9, 11, 18 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.
(2)	In the case of Loan Nos. 1, 3, 4, 8 and 20, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or an “as-is” value that includes certain portfolio premium. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	Benchmark 2023-B40
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgaged Property	Cut-off Date Principal Balance(2)	% of IPB	Location	Property Type	Previous Securitization
4.03	StorQuest Highlands Ranch	$5,741,000	1.2%	Highlands Ranch, CO	Self Storage	WFRBS2014-C20
4.04	StorQuest Parker (Longs)	$5,273,000	1.1%	Parker, CO	Self Storage	WFRBS2014-C20
4.05	StorQuest Aurora	$3,972,000	0.8%	Aurora, CO	Self Storage	MSC2015-UBS8
4.06	StorQuest Parker (Pony Express)	$3,911,000	0.8%	Parker, CO	Self Storage	WFCM2014-LC16
4.07	StorQuest Colfax	$3,886,000	0.8%	Aurora, CO	Self Storage	WFCM2014-LC16
9	Arundel Mills and Marketplace	$25,000,000	5.2%	Hanover, MD	Retail	MSBAM 2014-C15, MSBAM 2014-C16, JPMBB 2014-C19
10.02	300-309 Lakeside Drive	$7,432,519	1.5%	Horsham, PA	Office	BMARK 2018-B5, BMARK 2018-B6, BMARK 2018-B7, BMARK 2018-B8, JPMCC 2018-WPT
11	Outlet Shoppes at Atlanta	$20,000,000	4.1%	Woodstock, GA	Retail	CGCMT 2013-GC17
15	Best Storage Tudor Road	$12,500,000	2.6%	Anchorage, AK	Self Storage	CGCMT 2015-GC31
18	Philadelphia Marriott Downtown	$11,666,667	2.4%	Philadelphia, PA	Hospitality	MSBAM 2014-C15, MSBAM 2014-C16, MSBAM 2014-C17
19.01	Walgreens (Pickerington)	$4,354,115	0.9%	Pickerington, OH	Retail	MSBAM 2015-C22
19.02	Walgreens (Sedro Woolley)	$3,265,587	0.7%	Sedro Woolley, WA	Retail	MSBAM 2016-C28
19.03	Walgreens (Harvard)	$2,734,929	0.6%	Harvard, IL	Retail	MSBAM 2015-C22
20	Nvidia Santa Clara	$10,000,000	2.1%	Santa Clara, CA	Mixed Use	NCMS 2018-TECH
(1)	The table above represents the properties for which the previously existing debt was securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2)	Cut-off Date Principal Balance represents the allocated loan amount for each respective mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Multifamily – High Rise 441 East Erie Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 Axis Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 53.0% 1.37x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Multifamily – High Rise 441 East Erie Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 Axis Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 53.0% 1.37x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Multifamily – High Rise 441 East Erie Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 Axis Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 53.0% 1.37x 9.8%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily – High Rise
Borrower Sponsor(s):	William O'Kane and Karen O'Kane	Collateral:	Fee
Borrower(s):	AH Axis Erie, LLC	Location:	Chicago, IL
Original Balance(1):	$48,000,000	Year Built / Renovated:	1986 / 2015
Cut-off Date Balance(1):	$48,000,000	Property Management:	Group Fox, Inc.
% by Initial UPB:	9.9%	Size:	716 Units
Interest Rate:	6.88000%	Appraised Value / Per Unit(5):	$256,800,000 / $358,659
Note Date:	November 27, 2023	Appraisal Date(5):	May 31, 2024
Original Term:	120 months	Occupancy(6):	92.5% (as of October 20, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	91.7%
Original Amortization:	NAP	Underwritten NOI(7):	$13,263,255
Interest Only Period:	120 months	Underwritten NCF:	$13,036,413
First Payment Date:	January 6, 2024
Maturity Date:	December 6, 2033	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(7):	$10,170,700 (TTM 7/31/2023)
Additional Debt Balance(1):	$88,000,000	2022 NOI:	$9,284,565
Call Protection(2):	L(24),YM1(89),O(7)	2021 NOI:	$8,815,970
Lockbox / Cash Management:	Springing / Springing	2020 NOI:	NAV

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$189,944
Taxes:	$1,318,059	$329,515	N/A	Maturity Date Loan / Unit:	$189,944
Insurance:	$216,815	$30,974	N/A	Cut-off Date LTV(5):	53.0%
Replacement Reserves:	$0	$15,203	N/A	Maturity Date LTV(5):	53.0%
TI / LC:	$0	Springing	N/A	UW NOI DY:	9.8%
Deferred Maintenance:	$106,250	$0	N/A	UW NCF DSCR:	1.37x
Other(4):	$6,644,232	$0	N/A
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$136,000,000	82.5%	Loan Payoff	$153,800,522	93.3%
Borrower Sponsor Equity	22,164,897	13.4	Upfront Reserves	8,285,356	5.0
Letter of Credit(4)	6,644,232	4.0	Closing Costs	2,723,251	1.7
Total Sources	$164,809,129	100.0%	Total Uses	$164,809,129	100.0%
(1)	The Axis Apartments Mortgage Loan (as defined below) is part of the Axis Apartments Whole Loan (as defined below) which is comprised of four pari passu promissory notes with an aggregate original principal balance of $136,000,000. The Axis Apartments Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance of the Axis Apartments Whole Loan.
(2)	The borrower may prepay the Axis Apartments Whole Loan in whole but not in part (i) provided no event of default has occurred and is continuing, on or after the payment date occurring in June 2033, without the payment of any prepayment premium or (ii) on and after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) November 27, 2027, through but not including the payment date occurring in June 2033, with the payment of a yield maintenance premium. The assumed lockout period of 24 payments is based on the expected Benchmark 2023-B40 securitization closing date in December 2023. The actual lockout period may be longer.
(3)	For a full description of Reserves, please refer to “Initial and Ongoing Reserves” below.
(4)	Other reserves include an initial (i) base rent reserve for Sonder Hospitality USA Inc. (“Sonder”) of $3,624,131, which accounts for approximately one year of Sonder’s rent, (ii) Sonder gap rent reserve of $1,812,061 and (iii) a Sonder free rent reserve of $1,208,040, all in the form of a letter of credit. See “Initial and Ongoing Reserves” below.
(5)	The Appraised Value, Appraised Value / Per Unit, Cut-off Date LTV and Maturity Date LTV are based on the appraiser’s “prospective as complete – proposed” value as of May 31, 2024, which assumes completion of the currently ongoing and planned renovation work for 101 units that are being converted from office space to residential units (see “—The Property” below). The appraiser concluded to an “as-is” appraised value of $229,400,000 as of September 29, 2023, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 59.3%.
(6)	Occupancy includes 101 units that are currently being converted from office space to residential units and are leased by Sonder on a six-year term with two, three-year renewal options. The other 615 units not subject to the Sonder Lease (as defined below) are 91.2% leased.
(7)	The increase from Most Recent NOI to Underwritten NOI is due to the borrower sponsors converting former vacant commercial space into 101 multifamily units on floors six through 10 of the Axis Apartments Property (as defined below). Sonder is not yet in occupancy of its leased premises nor has such tenant commenced paying rent under its lease. See “The Property” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Multifamily – High Rise 441 East Erie Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 Axis Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 53.0% 1.37x 9.8%

The Loan. The largest mortgage loan (the “Axis Apartments Mortgage Loan”) is part of a whole loan (the “Axis Apartments Whole Loan”) secured by the borrower’s fee interest in a Class A, 716 unit, 60-story high rise multifamily property with 17,195 square feet of ground floor retail space located in downtown Chicago, Illinois (the “Axis Apartments Property”). The Axis Apartments Whole Loan is comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $136,000,000. The Axis Apartments Whole Loan was originated on November 27, 2023 by CREFI and accrues interest at a fixed rate of 6.88000% per annum. The Axis Apartments Whole Loan has an initial term of ten years and is interest-only for the full term. The scheduled maturity date of the Axis Apartments Whole Loan is December 6, 2033. The Axis Apartments Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $48,000,000.

The table below summarizes the promissory notes that comprise the Axis Apartments Whole Loan. The relationship between the holders of the Axis Apartments Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$48,000,000	$48,000,000	Benchmark 2023-B40	Yes
A-2	$30,000,000	$30,000,000	CREFI(1)	No
A-3	$30,000,000	$30,000,000	CREFI(1)	No
A-4	$28,000,000	$28,000,000	CREFI(1)	No
Whole Loan	$136,000,000	$136,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Axis Apartments Property is a Class A, 716 unit, 60-story high rise multifamily property with 17,195 square feet of ground floor retail space located in downtown Chicago, Illinois. The Axis Apartments Property was originally constructed in 1986 and recently renovated in 2009 and 2015. 101 of the units located on the 6th through 10th floors at the Axis Apartments Property are in the process of being converted from office space to residential units (the “Sonder Units”) which conversion has been divided into two phases. All 101 units have been leased by Sonder on a six-year term with two, three-year renewal options. Launched in 2014 and headquartered in San Francisco, Sonder provides a variety of accommodation options from spacious rooms to fully-equipped suites and apartments and can be found in over 40 markets spanning ten countries and three continents. The Sonder Lease accounts for 101 units and 19.0% of underwritten base rent. The Axis Apartments Property also features four retail units which are comprised of 17,195 square feet and account for 3.5% of underwritten base rent. As of October 20, 2023, the retail units were 88.7% occupied by SMI Imaging, LLC and Children’s Creative Learning Center, Inc.

Sonder is not yet in occupancy of its leased premises nor has such tenant commenced paying rent under its lease. Sonder’s lease is expected to commence following completion of the conversion work, as required by the Sonder Lease. The budget for the conversion of this space is $28,636,849 with the first phase scheduled to be completed on or before June 30, 2024 and the second phase scheduled to be completed on or before August 14, 2024. The borrower delivered a completion guaranty in connection with such obligations. There can be no assurance that the conversion of this space will be completed in the expected timeframe or at all. The Sonder Lease (as defined below) includes four months of free rent, which amount was reserved at origination of the Axis Apartments Whole Loan. The Axis Apartment Whole Loan is structured with a Sonder base rent reserve of $3,624,131 which accounts for approximately one year of Sonder’s rent, a Sonder gap rent reserve of $1,812,061 and a Sonder free rent reserve of $1,208,040, all in the form of a letter of credit.

The unit mix at the Axis Apartments Property consists of 136 convertible units, 170 studio units, 191 one-bedroom units, 47 one-bedroom plus den units, 69 two-bedroom units, two three-bedroom units and the 101 Sonder Units which are comprised of 51 studio units, 21 one-bedroom units, 28 two-bedroom units and one three-bedroom unit. Amenities at the Axis Apartments Property include a 360-degree rooftop sky park, fitness center, sauna, steam room, indoor parking garage, business center, rentable storage lockers, community grilling stations, indoor pool, bike racks, 24-hour lobby attendant, and laundry facilities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Multifamily – High Rise 441 East Erie Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 Axis Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 53.0% 1.37x 9.8%

The following table presents certain Information relating to the unit mix at the Axis Apartments Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Convertible	136	19.0%	97.8%	546	$1,915	$1,930
Studio	170	23.7	98.2	471	1,700	1,725
1BR/1BA	173	24.2	80.3	920	2,381	2,441
1 BR/1BA-Loft	1	0.1	0.0	780	NAP	2,600
1 BR/1.5BA-Loft	17	2.4	88.2	1,149	2,874	2,900
1BR/1.5BA+Den	47	6.6	93.6	926	2,756	2,765
2BR/1.5BA	44	6.1	95.5	930	2,772	2,800
2BR/2BA	13	1.8	100.0	1,391	3,721	3,725
2BR/2BA-Loft	12	1.7	66.7	1,657	3,874	3,950
3BR/2BA-Loft	2	0.3	0.0	1,980	NAP	4,550
Sonder Studio1/2/3 BR(3)	101	14.1	100.0	753	2,990	NAP
Total / Wtd Avg.	716	100.0%	92.5%	749	$2,192(4)	$2,257(4)
(1)	Based on the underwritten rent roll dated October 20, 2023.
(2)	Source: Appraisal.
(3)	The Sonder Units are comprised of 51 studio units, 21 one-bedroom units, 28 two-bedroom units and one three-bedroom unit.
(4)	Does not include the 101 Sonder Units, as each unit pays a monthly base rent of $2,990 regardless of the type of unit.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Axis Apartments Property:

Cash Flow Analysis
	2021	2022	T-12 7/31/2023(1)	U/W(1)	UW Per Unit
Residential Rents in Place(1)	$15,244,057	$15,292,584	$15,538,339	$18,381,399	$25,672.34
Commercial Rents in Place(1)	3,464,089	3,425,895	3,445,151	657,439	918.21
Potential Income from Vacant Units	0	0	0	1,755,531	2,451.86
Gross Potential Rent	$18,708,146	$18,718,479	$18,983,490	$20,794,369	$29,042.41
Other Income(2)	2,156,196	2,408,174	2,437,123	2,697,714	3,767.76
Net Rental Income	$20,864,342	$21,126,653	$21,420,613	$23,492,083	$32,810.17
Vacancy & Credit Loss	(3,995,972)	(3,115,816)	(2,884,302)	(1,755,531)	(2,451.86)
Effective Gross Income	$16,868,370	$18,010,837	$18,536,311	$21,736,552	$30,358.31

Real Estate Taxes	3,124,424	3,765,884	3,765,884	3,803,902	5,312.71
Insurance	274,802	337,883	348,320	353,983	494.39
Management Fee	337,367	360,217	370,726	434,731	607.17
Other Operating Expenses(3)	4,315,807	4,262,288	3,880,681	3,880,681	5,419.95
Total Expenses	$8,052,400	$8,726,272	$8,365,611	$8,473,297	$11,834.21

Net Operating Income	$8,815,970	$9,284,565	$10,170,700	$13,263,255	$18,524.10
Replacement Reserves	0	0	0	209,647	$292.80
TI/LC	0	0	0	17,195	$24.02
Net Cash Flow	$8,815,970	$9,284,565	$10,170,700	$13,036,413	$18,207.28

Occupancy	83.3%	96.6%	95.5%	91.7%(4)
NCF DSCR(5)	0.93x	0.98x	1.07x	1.37x
NOI Debt Yield(5)	6.5%	6.8%	7.5%	9.8%
(1)	The increase from T-12 7/31/2023 Net Operating Income to U/W Net Operating Income and T-12 7/31/2023 Residential Rents in Place to U/W Rents in Place along with the accompanying decrease from T-12 7/31/2023 Commercial Rents in Place to U/W Commercial Rents in Place is primarily attributable to the borrower sponsors converting former vacant commercial space into 101 multifamily units on floors six through 10 of the Axis Apartments Property.
(2)	Other Income consists of parking income, water/sewer usage fees, commission laundry income, trash removal usage fees and other miscellaneous income for the apartments and tenant’s pro-rata obligation for real estate tax expense and CAM expenses for the commercial component.
(3)	Other Operating Expenses consist of repairs and maintenance, utilities, advertising and marketing, general and administrative and non revenue units.
(4)	Underwritten occupancy is based on the economic occupancy.
(5)	NCF DSCR and NOI Debt Yield are based on the Axis Apartments Whole Loan balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Multifamily – High Rise 441 East Erie Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 Axis Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 53.0% 1.37x 9.8%

Appraisal. According to the appraisal, the Axis Apartments Property had an “as-is” appraised value of $229,400,000 as of September 29, 2023 and a “prospective as complete – proposed” value of $256,800,000, which takes into account the executed Sonder Lease. The table below shows the appraiser’s “as-is” conclusions. Based on the “as-is” value of $229,400,000, the Cut-off Date LTV and Maturity Date LTV for the Axis Apartments Whole Loan are 59.3%.

Axis Apartments Appraised Value
Property	Value(1)	Capitalization Rate
Axis Apartments	$229,400,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated October 6, 2023, there was no evidence of any recognized environmental conditions at the Axis Apartments Property.

The Market. The Axis Apartments Property is located at 441 East Erie Street in the Near North neighborhood of Chicago, Illinois, just north of Chicago’s CBD. Primary access to the neighborhood is provided by Chicago Avenue, North Avenue and La Salle Street.

According to the appraisal, the Axis Apartments Property is located in the Streeterville/River North apartment submarket of the Chicago MSA. As of the second quarter of 2023, the Streeterville/River North apartment submarket had a total inventory of 52,058 units, a vacancy rate of 4.9%, and effective rent of $2,784 per unit.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Axis Apartments Property was 82,421, 328,425 and 728,820, respectively. The 2023 average household income within the same radii was $185,238, $177,282 and $155,758, respectively.

The following table presents certain information relating to comparable multifamily properties to the Axis Apartments Property:

Multifamily Rent Comparables(1)
Property Name	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Average Unit Size	Average Rent Per Unit
Axis Apartments	–	1986 / 2015	92.5%(2)(3)	716(2)	749 SF(2)	$2,192(2)(4)
The Bernardin	0.5 Miles	2005 / 2023	90.0%	171	1,050 SF	$3,283
One East Delaware	0.7 Miles	1989 / 2019	98.0%	304	768 SF	$2,582
Gold Cost City Club Apartments	0.4 Miles	1962 / 2016	95.0%	145	812 SF	$2,253
1111 N. Dearborn Street	0.9 Miles	1981 / 2020	95.0%	286	744 SF	$2,309
1000 N LaSalle	1.0 Miles	1980 / NAP	96.0%	148	793 SF	$2,213
65 East Scott	0.9 Miles	1975 / NAP	100.0%	230	697 SF	$2,056
The Chicagoan	0.5 Miles	1990 / 2014	95.0%	221	925 SF	$2,749
Arrive Streeterville	0.1 Miles	1972 / 2019	97.0%	1,061	739 SF	$2,232
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 20, 2023.
(3)	Occupancy includes 101 units that are currently being converted from office space to residential units and are leased by Sonder on a six year term. The other 615 units are 91.2% leased.
(4)	Does not include the 101 Sonder Units as each unit pays a monthly base rent of $2,990 regardless of the type of unit.

The Borrower and the Borrower Sponsor. The borrower is AH Axis Erie, LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Axis Apartments Whole Loan. The borrower sponsors and non-recourse carveout guarantors are William O'Kane and Karen O'Kane. William O’Kane is the founder and head of Group Fox, a family owned real estate investment firm founded in 1978 that owns and operates over 4,000 apartments in 15 unique neighborhoods in Chicago, Illinois.

Property Management. The Axis Apartments Property is managed by Group Fox, Inc., a borrower affiliated management company.

Initial and Ongoing Reserves. At origination of the Axis Apartments Whole Loan, the borrower deposited approximately (i) $1,318,059 into a reserve account for real estate taxes, (ii) $216,815 into a reserve account for insurance premiums, (iii) $106,250 into a reserve account for immediate repairs, (iv) $1,812,061 in the form of a letter of credit into a reserve account for gap rent under the Sonder Lease, (v) $3,624,131 in the form of a letter of credit into a reserve account for base rent under the Sonder Lease, and (vi) $1,208,040 in the form of a letter of credit into a reserve account for free rent under the Sonder Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Multifamily – High Rise 441 East Erie Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 Axis Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 53.0% 1.37x 9.8%

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $329,515).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $30,974).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $15,203.

TI / LC Reserve – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit into a tenant improvements and leasing commissions reserve account, on a monthly basis, approximately $1,434, for tenant improvements and leasing commissions incurred with respect to non-residential leases other than the Sonder Lease.

Lockbox / Cash Management. The Axis Apartments Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period, the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to, immediately deposit all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants under non-residential leases at the Axis Apartments Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Axis Apartments Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Axis Apartments Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Axis Apartments Whole Loan.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Axis Apartments Whole Loan documents, (ii) the debt service coverage ratio being less than 1.05x (provided, however, that no Trigger Period will exist pursuant this clause (ii) during any period that the DSCR Collateral Cure Conditions (as defined below) are satisfied), and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) (provided, however, that no Trigger Period will exist pursuant to this clause (iii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Axis Apartments Whole Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Collateral Cure Conditions” will be deemed to exist if, within ten days following the occurrence of the relevant Trigger Period, the borrower deposits into an account with the lender an amount equal to $3,624,120 (in the form of cash or a letter of credit) as additional collateral for the Axis Apartments Whole Loan, and which will only be returned to the borrower upon either (i) satisfaction of the Collateral Cure Release Conditions (as defined below) or (ii) full repayment of the Axis Apartments Whole Loan.

“Collateral Cure Release Conditions” will be deemed satisfied if either: (a) all applicable Trigger Periods for which the Collateral Cure Conditions have been satisfied in order to cause the cessation of such Trigger Period(s) cease to exist pursuant to the other terms and conditions of the definition of Trigger Period (and/or the definition of Specified Tenant Trigger Period, as applicable) without regard to the fact that any collateral has been posted hereunder to satisfy the Collateral Cure Conditions (e.g., (1) in the case of Specified Tenant being in default under the applicable Specified Tenant (as defined below) lease, the conditions set forth in clause (i) of the definition of Specified Tenant Cure Conditions (as defined below) have been satisfied, or (2) in the case of a Trigger Period due to a low debt service coverage ratio, the conditions set forth in clause (B)(y) of the definition of Trigger Period have been satisfied); or (b)(i) no Trigger Period then exists (or would exist if the collateral posted to satisfy the Collateral Cure Conditions is released to the borrower), (ii) the debt yield equals or exceeds 9.25%, and (iii) the Sonder Lease is no longer in place at the Axis Apartments Property and at least ninety of the individual dwelling units intended to be covered by the Sonder Lease as of origination of the Axis Apartments Whole Loan have been leased to other tenants by the borrower pursuant to residential leases.

“DSCR Collateral Cure Conditions” shall be deemed to exist if (i) the Collateral Cure Conditions are satisfied and (ii) the debt service coverage ratio would, but for the exclusion of rental income from the Sonder Lease, equal or exceed 1.05x.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in default under the applicable Specified Tenant lease, (ii) a Specified Tenant failing to be in actual, physical possession of its Specified Tenant space (or applicable portion thereof), (iii) a Specified Tenant failing to be open for business during customary hours and/or “going dark” in its Specified Tenant space (or applicable portion thereof), (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of its Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (vi) any bankruptcy or similar insolvency of a Specified Tenant; and (B) expiring upon the lender’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Multifamily – High Rise 441 East Erie Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 Axis Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 53.0% 1.37x 9.8%

receipt of evidence reasonably acceptable to the lender of the first to occur of (1) the satisfaction of the applicable Specified Tenant Cure Conditions or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Axis Apartments Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease having expired or been satisfied, each such lease having commenced and the Specified Tenant has commenced paying full unabated rent.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant” means, as applicable, (i) Sonder, together with any replacement, successor and/or assigns thereof in accordance with the terms of the Axis Apartments Whole Loan documents, and (ii) any guarantor of any Specified Tenant lease (including without limitation, Sonder).

“Sonder Lease” means that certain lease agreement dated as of March 31, 2021, between the borrower, as landlord, and Sonder, as tenant.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Various – Various Various Bala Cynwyd, PA 19004	Collateral Asset Summary – Loan No. 2 Bala Plaza Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 47.4% 1.68x 16.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Various – Various Various Bala Cynwyd, PA 19004	Collateral Asset Summary – Loan No. 2 Bala Plaza Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 47.4% 1.68x 16.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Various – Various Various Bala Cynwyd, PA 19004	Collateral Asset Summary – Loan No. 2 Bala Plaza Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 47.4% 1.68x 16.2%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Property Type – Subtype:	Various
Borrower Sponsor(s):	Carolyn Dayon, Harry Adjmi, Eva Vegh and Yael Ishakis	Collateral:	Fee
Borrower(s):	Bala Plaza Park LLC, Story of Jonah LLC and Adjmi Bala PropCo LLC	Location:	Bala Cynwyd, PA
Original Balance(1):	$48,000,000	Year Built / Renovated(5):	Various / Various
Cut-off Date Balance(1):	$48,000,000	Property Management:	Bala Plaza MGMT LLC
% by Initial UPB:	9.9%	Size:	1,136,771 SF
Interest Rate:	8.71000%	Appraised Value / Per SF:	$210,100,000 / $185
Note Date:	November 2, 2023	Appraisal Date:	7/27/2023
Original Term:	60 months	Occupancy:	89.4% (as of August 30, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	89.8%
Original Amortization:	NAP	Underwritten NOI:	$16,163,153
Interest Only Period:	60 months	Underwritten NCF:	$14,744,653
First Payment Date:	December 6, 2023
Maturity Date:	November 6, 2028	Historical NOI
Additional Debt Type(1)(6):	Pari Passu / Mezzanine	Most Recent NOI:	$15,493,025 (TTM 8/31/2023)
Additional Debt Balance(1)(6):	$51,500,000 / $30,000,000	2022 NOI:	$14,540,415
Call Protection(2):	L(3),YM1(50),O(7)	2021 NOI:	$15,021,589
Lockbox / Cash Management:	Hard / Springing	2020 NOI:	$14,391,911
Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap		Whole Loan	Total Debt
Taxes:	$346,446	$346,446	N/A	Cut-off Date Loan / SF:	$88	$114
Insurance:	$56,824	$28,412	N/A	Maturity Date Loan / SF:	$88	$114
Replacement Reserves:	$0	$23,514	$846,514	Cut-off Date LTV:	47.4%	61.6%
TI / LC:	$5,000,000	Springing	$2,000,000	Maturity Date LTV:	47.4%	61.6%
Other(4):	$3,708,965	$0	N/A	UW NOI DY:	16.2%	12.5%
				UW NCF DSCR:	1.68x	1.43x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$99,500,000	49.5%	Purchase Price	$185,000,000	92.0%
Borrower Sponsor Equity	51,299,773	25.5	Upfront Reserves	9,112,235	4.5
Mezzanine Loan(6)	30,000,000	14.9	Closing Costs	6,986,046	3.5
Other Sources(7)	20,298,509	10.1
Total Sources	$201,098,281	100.0%	Total Uses	$201,098,281	100.0%
(1)	The Bala Plaza Portfolio Mortgage Loan (as defined below) is part of the Bala Plaza Portfolio Whole Loan (as defined below) which is comprised of three pari passu promissory notes with an aggregate original principal balance of $99,500,000. The Bala Plaza Portfolio Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The financial information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Bala Plaza Portfolio Whole Loan and the total debt inclusive of a $30,000,000 mezzanine loan.
(2)	The borrowers have the option to prepay the Bala Plaza Portfolio Whole Loan in whole but not in part (i) on or after the payment date occurring in May 2028 without the payment of any prepayment premium or (ii) at any time other than the period commencing 60 days prior to an anticipated securitization of any portion of the Bala Plaza Portfolio Whole Loan and ending 60 days after the closing of such securitization with the payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The assumed prepayment lockout period of three payments is based on the closing date of the Benchmark 2023-B40 securitization in December 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Initial and Ongoing Reserves” below.
(4)	Other reserves include an initial garage repair reserve of $2,300,000, an initial unfunded obligations reserve of approximately $1,179,363 and an initial free rent reserve of approximately $229,601. See “Initial and Ongoing Reserves” below.
(5)	See the “Portfolio Summary” chart below.
(6)	See “Mezzanine Debt” below.
(7)	Other Sources primarily consists of a seller credit of $15,796,250, security deposit credit of approximately $1,957,748, tenant improvements credit of approximately $1,104,456 and approximately $1,440,054 of other miscellaneous credits.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Various – Various Various Bala Cynwyd, PA 19004	Collateral Asset Summary – Loan No. 2 Bala Plaza Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 47.4% 1.68x 16.2%

The Loan. The second largest mortgage loan (the “Bala Plaza Portfolio Mortgage Loan”) is part of a whole loan (the “Bala Plaza Portfolio Whole Loan”) secured by the borrowers’ fee interests in two office properties and one mixed use property each located in Bala Cynwyd, Pennsylvania totaling 1,136,771 square feet (the “Bala Plaza Portfolio Properties”). The Bala Plaza Portfolio Whole Loan is comprised of three pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $99,500,000. The Bala Plaza Portfolio Whole Loan was originated on November 2, 2023 by CREFI and accrues interest at a fixed rate of 8.71000% per annum. The Bala Plaza Portfolio Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Bala Plaza Portfolio Whole Loan is the payment date that occurs on November 6, 2028. The Bala Plaza Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with an aggregate outstanding principal balance as of the Cut-off Date of $48,000,000.

The table below summarizes the promissory notes that comprise the Bala Plaza Portfolio Whole Loan. The relationship between the holders of the Bala Plaza Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$48,000,000	$48,000,000	Benchmark 2023-B40	Yes
A-2	$40,000,000	$40,000,000	BMO 2023-C7	No
A-3	$11,500,000	$11,500,000	CREFI(1)	No
Whole Loan	$99,500,000	$99,500,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The Bala Plaza Portfolio Properties consist of three properties located in Bala Cynwyd, Pennsylvania which total 1,136,771 square feet and are comprised of two seven-story, Class A office buildings totaling 390,899 square feet, located at 251 Saint Asaphs Road in Bala Cynwyd, Pennsylvania (the “Three Bala Plaza Property”), a six-story, Class A office property totaling 386,788 square feet located at 231 Saint Asaphs Road in Bala Cynwyd, Pennsylvania (the “One Bala Plaza Property”) and a ten-story, Class A, 359,084 square foot mixed use office / retail property located at 333 East City Avenue in Bala Cynwyd, Pennsylvania (the “Two Bala Plaza Property”). The retail component at the Two Bala Plaza Property is occupied by Saks Fifth Avenue LLC which occupies 100,500 square feet and has been in occupancy since September 1969.

The Bala Plaza Portfolio Properties are located approximately four miles northwest of the Philadelphia CBD, slightly outside of the city limits. The Bala Plaza Portfolio Properties were built between 1968 and 1983 and were each renovated between 2020 and 2021 including approximately $56.0 million of capital improvements between 2017 and 2021. Renovations include an approximately $41.6 million redevelopment of One Bala Plaza Property along with HVAC upgrades, roof replacement, new restrooms, lobby renovations and fitness center expansion at the Bala Plaza Portfolio Properties.

As of August 30, 2023, the Bala Plaza Portfolio Properties were 89.4% occupied by 85 unique tenants. The largest tenant at the Bala Plaza Portfolio Properties is Tokio Marine North America, Inc. which accounts for 26.0% of NRA and 30.3% of underwritten base rent. Outside of Tokio Marine North America, Inc. no tenant accounts for more than 3.6% of NRA and 5.1% of underwritten base rent. The Bala Plaza Portfolio Properties maintained leasing momentum throughout the COVID-19 pandemic with 41 new leases and 56 renewals being executed since January 2020 which account for 41.7% of NRA and 54.9% of underwritten base rent.

The following table presents certain information relating to the Bala Plaza Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated(1)	Sq. Ft.(2)	Occupancy(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)	U/W NOI(2)	% of U/W NOI
Three Bala Plaza	Bala Cynwyd, PA	1983 / 2020	390,899	87.1%	$41,102,468	41.3%	$85,500,000	$6,964,032	43.1%
One Bala Plaza	Bala Cynwyd, PA	1968 / 2021	386,788	88.9	39,180,794	39.4	81,300,000	5,628,610	34.8
Two Bala Plaza	Bala Cynwyd, PA	1969 / 2020	359,084	92.6	19,216,738	19.3	43,300,000	3,570,511	22.1
Total			1,136,771	89.4%	$99,500,000	100.0%	$210,100,000	$16,163,153	100.0%
(1)	Source: Appraisal
(2)	Based on the underwritten rent rolls dated August 30, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Various – Various Various Bala Cynwyd, PA 19004	Collateral Asset Summary – Loan No. 2 Bala Plaza Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 47.4% 1.68x 16.2%

Major Tenants. The three largest tenants based on underwritten base rent are Tokio Marine North America, Inc., Global Indemnity Group, Inc. (“Global Indemnity Group”) and NCS Pearson, Inc.

Tokio Marine North America, Inc. (295,930 square feet; 26.0% of NRA; 30.3% of underwritten base rent): Tokio Marine North America, Inc. leases 90,687 square feet of space at the Three Bala Plaza Property and 205,243 square feet of space at the One Bala Plaza Property. Tokio Marine North America, Inc. is an insurance solutions conglomerate that manages multiple companies including Philadelphia Insurance Companies (“Philadelphia Insurance”) and Tokio Marine America Insurance Company.

Tokio Marine North America, Inc. operates Philadelphia Insurance out of the One Bala Plaza Property, which serves as its headquarters for Philadelphia Insurance. Philadelphia Insurance is a national property/casualty and professional liability insurance carrier that designs, markets and underwrites commercial products and services. Philadelphia Insurance has over 2,000 employees and serves over 120 specialized business markets across the United States. The Philadelphia Insurance lease is guaranteed by Tokio Marine North America, Inc. Philadelphia Insurance has been at the One Bala Plaza Property since June 2017 and has a lease term through January 2035 with no termination and one renewal option for five or ten years.

Tokio Marine North America, Inc. operates Tokio Marine North America Services out of the Three Bala Plaza Property, which serves as the headquarters for Tokio Marine North America Services. Tokio Marine North America Services provides services to Tokio Marine Group companies in finance and accounting, information technology, internal audit, actuarial, legal, facilities, corporate communications and human resources supporting more than 3,000 people and $4 billion in annual premium revenue. Tokio Marine North America Services has been at the Three Bala Plaza Property since October 2019 and has a lease term through January 2035 with no termination and one renewal option for five or ten years.

Global Indemnity Group (40,517 square feet; 3.6% of NRA; 5.1% of underwritten base rent): Global Indemnity Group (NYSE: GBLI) is a specialty property and casualty insurance company that provides services for small to middle-market businesses. Global Indemnity Group has three offices across the United States and one office in Ireland with its leased space at the Three Bala Plaza Property serving as its United States headquarters. Global Indemnity Group has been at the Three Bala Plaza Property since March 2007 and has a current lease term through December 2029 with two five-year renewal options. Global Indemnity Group has a one-time right to terminate its lease as of December 31, 2025, upon 12 months’ prior written notice to the landlord.

NCS Pearson, Inc. (37,395 square feet; 3.3% of NRA; 4.5% of underwritten base rent): NCS Pearson, Inc. provides software applications and technologies for education, testing, assessment and data management. NCS Pearson, Inc. has been a tenant at the Three Bala Plaza Property since May 2011 and has a current lease term through July 2026 with no termination options and one, five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Various – Various Various Bala Cynwyd, PA 19004	Collateral Asset Summary – Loan No. 2 Bala Plaza Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 47.4% 1.68x 16.2%

The following table presents certain information relating to the tenants at the Bala Plaza Portfolio Properties:

Tenant Summary(1)
Tenant	Property	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent(3)	U/W Base Rent Per SF(3)	% of Total U/W Base Rent(3)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Tokio Marine North America, Inc.(4)	Various	NR/NR/NR	295,930	26.0%	$9,083,693	$30.70	30.3%	1/31/2035	N	Various(5)
Global Indemnity Group, Inc.	Three Bala Plaza	NR/NR/NR	40,517	3.6	1,519,388	$37.50	5.1	12/31/2029	Y(6)	2 x 5 Yr
NCS Pearson, Inc.	Three Bala Plaza	NR/NR/NR	37,395	3.3	1,359,295	$36.35	4.5	7/31/2026	N	1 x 5 Yr
Beasley Media Group, LLC	One Bala Plaza	NR/NR/NR	36,858	3.2	1,290,030	$35.00	4.3	3/31/2029	N	2 x 5 Yr
Investedge, Inc.	Three Bala Plaza	NR/NR/NR	28,563	2.5	1,042,550	$36.50	3.5	5/31/2026	N	2 x 5 Yr
Vitalyst, LLC	One Bala Plaza	NR/NR/NR	26,530	2.3	921,918	$34.75	3.1	12/31/2025	N	1 x 5 Yr
Massachusetts Mutual Life Insurance Company	Two Bala Plaza	Aa3/AA+/AA	24,985	2.2	911,953	$36.50	3.0	6/30/2025	N	1 x 3 Yr
Harmelin Media, Inc.	Three Bala Plaza	NR/NR/NR	23,810	2.1	869,065	$36.50	2.9	6/30/2024	N	None
United States Postal Service	Two Bala Plaza	NR/NR/NR	20,479	1.8	764,482	$37.33	2.6	4/30/2026	N(7)	None
Manko Gold Katcher & Fox, LLP	Three Bala Plaza	NR/NR/NR	19,736	1.7	759,836	$38.50	2.5	3/31/2033	Y(8)	2 x 5 Yr
Largest Tenants			554,803	48.8%	$18,522,209	$33.39	61.8%
Other Tenants			461,947	40.6	$11,425,080	$24.73	38.2
Total Occupied			1,016,750	89.4%	$29,947,289	$29.45	100.0%
Vacant			120,021	10.6
Total			1,136,771	100.0%
(1)	Based on the underwritten rent rolls dated August 30, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	U/W Base Rent PSF, U/W Base Rent and % of Total U/W Base Rent include (x) straight-line rent steps of $66,561 and (y) contractual rent steps through (i) September 1, 2024 for the Three Bala Plaza Property and Two Bala Plaza Property and (ii) October 1, 2024 for the One Bala Plaza Property, collectively totaling $450,694.
(4)	Tokio Marine North America, Inc. leases 90,687 square feet of space at the Three Bala Plaza Property and 205,243 square feet of space at the One Bala Plaza Property.
(5)	Tokio Marine North America, Inc. has one renewal option for five or ten years.
(6)	Global Indemnity Group, Inc. has the one-time right to terminate its lease effective December 31, 2025, by providing written notice to landlord on or before December 31, 2024, and the payment of a termination fee.
(7)	The United States Postal Service has a termination option with respect to 1,392 square feet of space at the Two Bala Plaza Property by providing 90 days written notice.
(8)	Manko Gold Katcher & Fox, LLP has the one-time right to terminate its lease effective August 15, 2029 by providing written notice to landlord on or before August 15, 2028 and the payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Bala Plaza Portfolio Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent(3)	% of Total U/W Base Rent(3)	U/W Base Rent $ per SF(3)	# of Expiring Leases
2023 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024(4)	102,899	9.1	9.1%	3,538,571	11.8	$34.39	25
2025(5)	84,073	7.4	16.4%	2,980,916	10.0	$35.46	12
2026(6)	139,662	12.3	28.7%	5,031,551	16.8	$36.03	16
2027	116,970	10.3	39.0%	667,046	2.2	$5.70	7
2028	59,787	5.3	44.3%	2,266,649	7.6	$37.91	10
2029	88,280	7.8	52.0%	3,198,465	10.7	$36.23	4
2030	31,311	2.8	54.8%	1,100,265	3.7	$35.14	3
2031	14,237	1.3	56.1%	452,025	1.5	$31.75	1
2032	8,329	0.7	56.8%	303,882	1.0	$36.48	2
2033	31,367	2.8	59.5%	1,200,535	4.0	$38.27	3
2034 & Thereafter(7)	339,835	29.9	89.4%	9,207,384	30.7	$27.09	2
Vacant	120,021	10.6	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,136,771	100.0%		$29,947,289	100.0%	$29.45	85
(1)	Based on the underwritten rent rolls dated August 30, 2023.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	U/W Base Rent, % of Total U/W Base Rent, and U/W Base Rent $ per SF include straight-line rent steps of $66,561 and contractual rent steps through September 1, 2024 for the Three Bala Plaza Property and Two Bala Plaza Property and through October 1, 2024 for the One Bala Plaza Property totaling $450,694.
(4)	Includes one tenant, Pagano’s Market Bala, Inc at the One Bala Plaza Property with no U/W Base Rent attributed to this tenant.
(5)	Includes one tenant, Top Hat Coffee Co. LLC at the Two Bala Plaza Property with no U/W Base Rent attributed to this tenant.
(6)	Includes one tenant, American Bowtie, Inc at the Two Bala Plaza Property with no U/W Base Rent attributed to this tenant.
(7)	2034 & Thereafter is inclusive of 40,562 square feet of storage space to which no lease or rent is attributable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Various – Various Various Bala Cynwyd, PA 19004	Collateral Asset Summary – Loan No. 2 Bala Plaza Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 47.4% 1.68x 16.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Bala Plaza Portfolio Properties:

Cash Flow Analysis(1)
	2019	2020	2021	2022	TTM 8/31/2023	U/W	U/W Per SF
In-Place Rent	$24,789,504	$26,660,349	$27,912,429	$27,333,932	$28,358,463	$29,430,034	$25.89
Contractual Rent Steps(2)	0	0	0	0	0	517,255	0.46
Potential Income from Vacant Space	0	0	0	0	0	3,725,588	3.28
Gross Potential Rent	$24,789,504	$26,660,349	$27,912,429	$27,333,932	$28,358,463	$33,672,877	$29.62
Total Reimbursements	2,871,453	1,644,112	2,618,582	3,882,587	4,078,929	2,849,514	2.51
Total Gross Income	$27,660,957	$28,304,461	$30,531,011	$31,216,518	$32,437,391	$36,522,391	$32.13
Other Income(3)	505,433	500,746	521,499	655,220	687,649	679,987	0.60
(Vacancy/Credit Loss)	0	0	0	0	0	(3,725,588)	(3.28)
Effective Gross Income	$28,166,390	$28,805,208	$31,052,511	$31,871,739	$33,125,041	$33,476,790	$29.45
Management Fee	928,183	988,838	1,084,279	1,070,431	1,157,461	1,004,304	0.88
Real Estate Taxes	3,872,860	3,971,722	4,040,953	4,125,520	3,990,605	4,306,720	3.79
Insurance	161,259	169,607	191,143	261,531	262,208	324,911	0.29
Other Expenses(4)	9,771,722	9,283,130	10,714,546	11,873,843	12,221,742	11,677,701	10.27
Total Expenses	$14,734,024	$14,413,296	$16,030,922	$17,331,324	$17,632,016	$17,313,636	$15.23
Net Operating Income	$13,432,366	$14,391,911	$15,021,589	$14,540,415	$15,493,025	$16,163,153	$14.22
Capital Expenditures	0	0	0	0	0	282,171	0.25
TI / LC	0	0	0	0	0	1,136,329	1.00
Net Cash Flow	$13,432,366	$14,391,911	$15,021,589	$14,540,415	$15,493,025	$14,744,653	$12.97

Occupancy	91.6%	90.8%	90.8%	92.8%	89.4%	89.8%(5)
NCF DSCR(6)	1.53x	1.64x	1.71x	1.65x	1.76x	1.68x
NOI Debt Yield(6)	13.5%	14.5%	15.1%	14.6%	15.6%	16.2%
(1)	Based on the underwritten rent rolls dated August 30, 2023.
(2)	Underwritten Contractual Rent Steps include (x) straight-line rent steps of $66,561 and (y) contractual rent steps through (i) September 1, 2024 for the Three Bala Plaza Property and Two Bala Plaza Property and (ii) October 1, 2024 for the One Bala Plaza Property, collectively totaling $450,694.
(3)	Other Income includes storage rent, license fees and percentage rent for Pagano’s Market Bala, Inc, Top Hat Coffee Co. LLC and American Bowtie, Inc.
(4)	Other Expenses consist of payroll and benefits, cleaning, repairs and maintenance, utilities and general, administrative expenses and non-reimbursable expenses.
(5)	Underwritten occupancy is based on the economic occupancy.
(6)	NCF DSCR and NOI Debt Yield are based on the Bala Plaza Portfolio Whole Loan balance.

Appraisals. According to the appraisal, the Bala Plaza Portfolio Properties had an “as is” appraised value of $210,100,000 as of July 27, 2023. The table below shows the appraiser’s “as-is” conclusions.

Bala Plaza Portfolio(1)
Property	Property Type - Subtype	Value(2)	Capitalization Rate(2)
Three Bala Plaza	Office – Suburban	$85,500,000	7.50%
One Bala Plaza	Office – Suburban	$81,300,000	7.50%
Two Bala Plaza	Mixed Use – Office/Retail	$43,300,000	7.50%
Total / Wtd. Avg		$210,100,000	7.50%
(1)	Source: Appraisal.
(2)	The appraiser used a discounted cash flow analysis utilizing a 9.0% discount rate and 7.75% terminal capitalization rate to arrive at its value. The capitalization rates shown above represent the direct capitalization rate.

Environmental Matters. According to the Phase I environmental assessment dated August 3, 2023, there was no evidence of any recognized environmental conditions at the Bala Plaza Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Various – Various Various Bala Cynwyd, PA 19004	Collateral Asset Summary – Loan No. 2 Bala Plaza Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 47.4% 1.68x 16.2%

The Market. The Bala Plaza Portfolio Properties are located in Bala Cynwyd, Pennsylvania within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD MSA (the “Philadelphia MSA”). The Bala Plaza Portfolio Properties are located off of East City Avenue and Saint Asaphs Road with nearby access to Interstate 76 within a mile of the Bala Plaza Portfolio Properties. Other major transportation arterials within proximity of the Bala Plaza Portfolio Properties include US Route 30 and US Route 13.

According to the appraisal, the Bala Plaza Portfolio Properties are located in the Bala Cynwyd/Narberth submarket of the Philadelphia MSA. As of the second quarter of 2023, the Bala Cynwyd/Narberth submarket had a total office inventory of 3,741,473 square feet, a vacancy rate of 13.6%, average asking rent of $35.39 per square foot and positive net absorption of 42,469 square feet in the first half of 2023.

The following table presents certain information relating to comparable office leases at Bala Plaza Portfolio Properties:

Comparable Office Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Commencement	Lease Term (Yrs)	Rent (PSF)
Bala Plaza Portfolio	Various	Various	Various	Various	$29.45(2)
One Belmont	Quality Progression	11,900 SF	July 2023	10.4 yrs	$32.00
Five Tower Bridge	Crown Caste USA Inc.	29,150 SF	July 2023	10.7 yrs	$35.16
100 4 Falls Corporate Ctr	Burns White	22,119 SF	March 2023	5.0 yrs	$32.00
Swedesford Road Office	Trinseo	25,314 SF	September 2022	10.0 yrs	$28.41
One Presidential	Pep Boys	35,950 SF	February 2022	10.0 yrs	$30.50
Five Tower Bridge	Teksystems	16,874 SF	January 2022	6.0 yrs	$41.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 30, 2023.

The Borrowers and the Borrower Sponsor. The borrowers are Bala Plaza Park LLC, Story of Jonah LLC and Adjmi Bala PropCo LLC, as tenants in common with respect to the Bala Plaza Portfolio Whole Loan. Each borrower is a Delaware limited liability company and single-purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bala Plaza Portfolio Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Carolyn Dayon, Harry Adjmi, Eva Vegh and Yael Ishakis. Carolyn Dayon is an experienced real estate property management professional and is the co-founder and operator of MS Management, LLC and Mint Management LLC. Harry Adjmi helps run A&H Acquisitions, a Manhattan based privately held real estate investment company with over 100 properties in its portfolio. Eva Vegh has a background in real estate sales and real estate development. She founded Woodstone Properties, LLC in 2011 to acquire and develop new projects. Lastly, Yael Ishakis is a licensed mortgage broker and vice president at FM Home Loans.

Property Management. The Bala Plaza Portfolio Properties are managed by Bala Plaza MGMT LLC, a borrower-affiliated management company.

Initial and Ongoing Reserves. At origination of the Bala Plaza Portfolio Whole Loan, the borrowers deposited approximately (i) $346,446 into a reserve account for real estate taxes, (ii) $56,824 into a reserve account for insurance premiums, (iii) $5,000,000, into a reserve account for tenant improvements and leasing commissions, (iv) $2,300,000 into a reserve account for garage repairs, (v) $1,179,363 into a reserve account for unfunded obligations and (vi) $229,601 into a reserve account for free rent.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $346,446).

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $28,412).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, $23,514, subject to a cap equal to approximately $846,514.

TI / LC Reserve – On each monthly payment date following the first date on which the balance of funds on deposit in the tenant improvements and leasing commissions reserve account is less than $2,000,000, the borrowers are required to deposit approximately $165,779 into such account, subject to a cap of $2,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Various – Various Various Bala Cynwyd, PA 19004	Collateral Asset Summary – Loan No. 2 Bala Plaza Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 47.4% 1.68x 16.2%

Lockbox / Cash Management. The Bala Plaza Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to, (x) upon the origination of the Bala Plaza Portfolio Whole Loan, deliver a notice to each tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account (or to the borrowers to deposit such sums into the lockbox account in accordance with the terms of the Bala Plaza Portfolio Whole Loan documents) and (y) within two days after the post office deposit box is opened in connection with lockbox account, send updated notices directing such tenants to pay all rent and other sums due under the applicable lease directly to the lender-controlled lockbox account. All revenue received by the borrowers, or the property manager, are required to be deposited in the lockbox account promptly following receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, whereby the lender instructs the institution maintaining the lockbox account to transfer all funds on deposit in the lockbox account on each business day to the cash management account. Upon the occurrence and during the continuance of a Trigger Period, if the lender elects to deliver a restricted account notice, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Bala Plaza Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds (i) to the extent that a Trigger Period has occurred and is continuing (other than due solely to the existence of a Mezzanine Loan Trigger Period (as defined below)), may be held by the lender in an excess cash flow reserve account as additional collateral for the Bala Plaza Portfolio Whole Loan and (ii) to the extent that a Trigger Period due solely to the existence of a Mezzanine Loan Trigger Period has occurred and is continuing, be deposited into a reserve account for the payment of amounts owed under the Bala Plaza Portfolio Mezzanine Loan (as defined below). Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the aggregate debt service coverage ratio based on the Bala Plaza Portfolio Total Debt (as defined below) being less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) and (iv) the occurrence of a Mezzanine Loan Trigger Period; and (B) expiring upon (w) with regard to clause (i) above, the cure (if applicable) of such event of default, (x) with regard to clause (ii) above, the date that the aggregate debt service coverage ratio based on the Bala Plaza Portfolio Total Debt is equal to or greater than 1.15x for two consecutive calendar quarters, (y) with regard to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist and (z) with regard to clause (iv) above, the cessation of all Mezzanine Loan Trigger Periods.

A “Specified Tenant” means as applicable (i) Tokio Marine North America, Inc. d/b/a Philadelphia Insurance Companies, (ii) any other lease(s) of the Specified Tenant space (or any portion thereof), (iii) any other tenant (together with affiliates thereof) that (A) accounts for 20% or more of the total rental income from the Bala Plaza Portfolio Properties or (B) leases (in the aggregate) not less than 20% of leasable square footage of the Bala Plaza Portfolio Properties and (iv) any guarantor(s) or parent companies or other persons providing credit support for the applicable related Specified Tenant lease including, without limitation, Philadelphia Consolidated Holding Corp., a Pennsylvania corporation.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) the Specified Tenant failing to provide written notice to the borrowers of its intent to extend or renew the applicable Specified Tenant lease for the applicable Specified Tenant renewal term on or prior to the earlier to occur of (1) twelve months prior to the expiration of the then applicable term of the applicable Specified Tenant lease and (2) the date required under a Specified Tenant lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, in each case, in accordance with the applicable terms and conditions of such Specified Tenant lease and the Bala Plaza Portfolio Whole Loan documents; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), or (2) the borrowers leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases with terms of at least five years in accordance with the applicable terms and conditions of the Bala Plaza Portfolio Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vii) of the definition of Specified Tenant Trigger Period, the applicable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Various – Various Various Bala Cynwyd, PA 19004	Collateral Asset Summary – Loan No. 2 Bala Plaza Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 47.4% 1.68x 16.2%

Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms thereof and the Bala Plaza Portfolio Whole Loan documents for the Specified Tenant renewal term, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Mezzanine Loan Trigger Period” means any period (i) commencing upon the date that the mezzanine lender delivers written notice to lender that a mezzanine loan event of default exists, and (ii) ending on the date that the mezzanine lender delivers written notice to lender that a mezzanine loan event of default no longer exists.

Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the origination of the Bala Plaza Portfolio Whole Loan, Bala Plaza, Inc. originated a mezzanine loan (the “Bala Plaza Portfolio Mezzanine Loan” and together with the Bala Plaza Portfolio Whole Loan, the “Bala Plaza Portfolio Total Debt”) in the amount of $30,000,000 to be secured by the mezzanine borrowers’ interests in the borrowers. The Bala Plaza Portfolio Mezzanine Loan accrues interest at a rate of 5.0000% per annum to be paid as part of each monthly debt service payment amount. The Bala Plaza Portfolio Mezzanine Loan has a final maturity date of November 6, 2028. An intercreditor agreement between the lender under the Bala Plaza Portfolio Whole Loan and the lender under the Bala Plaza Portfolio Mezzanine Loan was executed simultaneously with the origination of the Bala Plaza Portfolio Mezzanine Loan.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Release of Collateral. Provided that no Trigger Period is continuing under the Bala Plaza Portfolio Whole Loan documents, at any time prior to the maturity date, except during the period commencing (a) sixty days prior to an anticipated securitization of the Bala Plaza Portfolio Whole Loan and ending (b) sixty days after the Bala Plaza Portfolio Whole Loan has been sold to such securitization, the borrowers may obtain the release of one or more individual Bala Plaza Portfolio Properties in connection with an arms-length sale of such Bala Plaza Portfolio Property to a third party unaffiliated with any borrower, provided that, among other conditions: (i) the borrowers prepay the debt in an amount equal to the greater of (a) 125% of the allocated loan amount for the individual Bala Plaza Portfolio Property, and (b) 100% of the net sales proceeds applicable to such individual Bala Plaza Portfolio Property, (ii) the borrowers have delivered a REMIC opinion, (iii) any conditions to such partial release under the Bala Plaza Portfolio Mezzanine Loan documents have been satisfied, or the Bala Plaza Portfolio Mezzanine Loan has been fully repaid, (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining Bala Plaza Portfolio Properties is greater than the greater of (a) the debt service coverage ratio as of the origination of the Bala Plaza Portfolio Whole Loan, and (b) the debt service coverage ratio for all of the Bala Plaza Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remaining Bala Plaza Portfolio Properties is equal to or greater than the greater of (a) the debt yield as of the origination of the Bala Plaza Portfolio Whole Loan, and (b) the debt yield for all of the Bala Plaza Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio with respect to the remaining Bala Plaza Portfolio Properties is no greater than the lesser of (a) the loan-to-value ratio as of the origination of the Bala Plaza Portfolio Whole Loan, and (b) the loan-to-value ratio for all of the Bala Plaza Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable.

Provided that no Trigger Period is continuing under the related Bala Plaza Portfolio Whole Loan documents, at any time prior to the maturity date, except during the period commencing (a) sixty days prior to an anticipated securitization of the Bala Plaza Portfolio Whole Loan and ending (b) sixty days after the Bala Plaza Portfolio Whole Loan has been sold to such securitization, the borrowers may obtain the release of one or more parcels of land within the boundary of the Bala Plaza Portfolio Properties that (x) does not include any portion of any of the portions of the Bala Plaza Portfolio Properties indicated in the diagrams attached as Schedule V to the Bala Plaza Portfolio Whole Loan Agreement, (y) is separately subdivided, and (z) complies with the requirements of the development agreement encumbering the Bala Plaza Portfolio Properties, provided that, among other conditions: (i) the borrowers have delivered a REMIC opinion, and (ii) any conditions to such partial release under the Bala Plaza Portfolio Mezzanine Loan documents have been satisfied, or the Bala Plaza Portfolio Mezzanine Loan has been fully repaid.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Office – Suburban 1600 Lind Avenue Southwest and 1601 East Valley Road Renton, WA 98057	Collateral Asset Summary – Loan No. 3 The Landmark	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,050,000 47.0% 1.31x 12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Office – Suburban 1600 Lind Avenue Southwest and 1601 East Valley Road Renton, WA 98057	Collateral Asset Summary – Loan No. 3 The Landmark	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,050,000 47.0% 1.31x 12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Office – Suburban 1600 Lind Avenue Southwest and 1601 East Valley Road Renton, WA 98057	Collateral Asset Summary – Loan No. 3 The Landmark	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,050,000 47.0% 1.31x 12.8%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – Suburban
Borrower Sponsor(s):	CJPC, LLC	Collateral:	Fee
Borrower(s):	Landmark Office Partners, LLC	Location:	Renton, WA
Original Balance:	$42,050,000	Year Built / Renovated:	1986 / NAP
Cut-off Date Balance:	$42,050,000	Property Management:	JSH Properties, Inc.
% by Initial UPB:	8.7%	Size:	274,931 SF
Interest Rate:	9.03000%	Appraised Value / Per SF(3):	$89,500,000 / $326
Note Date:	September 29, 2023	Appraisal Date(3):	May 1, 2024
Original Term:	60 months	Occupancy:	100.0% (as of September 1, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$5,376,760
Interest Only Period:	60 months	Underwritten NCF:	$5,051,676
First Payment Date:	November 6, 2023
Maturity Date:	October 6, 2028	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$5,300,207 (TTM 8/31/2023)
Additional Debt Balance:	NAP	2022 NOI(4):	$5,203,927
Call Protection:	L(26),D(27),O(7)	2021 NOI(4):	$3,950,414
Lockbox / Cash Management:	Springing / Springing	2020 NOI:	$3,756,570

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$153
Taxes:	$39,135	$39,135	N/A	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.0%
Replacement Reserves:	$0	$7,048	$84,571	Maturity Date LTV:	47.0%
TI / LC:	$1,250,000	$0	N/A	UW NOI DY:	12.8%
Deferred Maintenance:	$1,408	$0	N/A	UW NCF DSCR:	1.31x
Other(2):	$4,115,647	$0	N/A
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,050,000	100.0%	Loan Payoff	$28,763,846	68.4%
			Return of Equity	7,168,498	17.0
			Upfront Reserves	5,406,190	12.9
			Closing Costs	711,466	1.7
Total Sources	$42,050,000	100.0%	Total Uses	$42,050,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Other reserves include an initial unfunded obligations reserve of $2,512,201 and an initial gap rent reserve of $1,603,446.
(3)	The Appraised Value of $89,500,000 represents the prospective value upon stabilization of The Landmark Property (as defined below) as all tenant improvement costs and leasing commissions owed to the largest tenant, Blue Origin along with five months of free rent owed to Blue Origin have been reserved upfront. Based on the "as is" value of $86,000,000, the Cut-off Date LTV and Maturity Date LTV for The Landmark Mortgage Loan (as defined below) are 48.9%.
(4)	The increase from 2021 NOI to 2022 NOI is attributable to Blue Origin taking occupancy of its first lease in October 2021 and subsequently increasing its space over time.

The Loan. The third largest mortgage loan (the “The Landmark Mortgage Loan”) is secured by the borrowers’ fee interest in two adjacent buildings comprising 274,931 square feet located in Renton, Washington (the “The Landmark Property”). The Landmark Mortgage Loan is evidenced by a single promissory note, with an outstanding principal balance as of the Cut-off Date of $42,050,000. The Landmark Mortgage Loan was originated on September 29, 2023 by CREFI and accrues interest at a fixed rate of 9.03000% per annum. The Landmark Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of The Landmark Mortgage Loan is the payment date that occurs on October 6, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Office – Suburban 1600 Lind Avenue Southwest and 1601 East Valley Road Renton, WA 98057	Collateral Asset Summary – Loan No. 3 The Landmark	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,050,000 47.0% 1.31x 12.8%

The Property. The Landmark Property is a 274,931 square foot office property comprised of two adjacent four-story buildings located at 1600 Lind Avenue Southwest and 1601 East Valley Road in Renton, Washington. The Landmark Property was built in 1986 on a 14.22-acre site and is accessible via major transportation arterials including Interstate 405, State Route 167 and Interstate 5. The Landmark Property has 708 surface parking spaces available for employees which equates to a parking ratio of approximately 2.58 per 1,000 square feet.

As of September 1, 2023, The Landmark Property was 100.0% occupied by six unique tenants with an average underwritten base rent per square foot of $21.14. The largest tenant at The Landmark Property is Blue Origin, which accounts for 81.1% of net rentable area (“NRA”) and 81.4% of underwritten base rent with a lease expiration in February 2031. Blue Origin has steadily expanded their leased space at The Landmark Property including recent expansion in August 2023 for 110,734 square feet and September 2023 for 19,469 square feet. Blue Origin has been at The Landmark Property since 2021 and has an ongoing right of first offer to lease any additional space at The Landmark Property that becomes available.

Major Tenants. The three largest tenants based on underwritten base rent are Blue Origin, Tyler Technologies and Rock Project Management Services, L.L.C. (“Rock Project Management”).

Blue Origin (223,037 square feet; 81.1% of NRA; 81.4% of underwritten base rent). Blue Origin is an aerospace manufacturing and sub-orbital spaceflight services company founded by Jeff Bezos. Blue Origin has been a tenant at The Landmark Property since October 2021 and has expanded their space at The Landmark Property multiple times including recent expansions in August 2023 for 110,734 square feet and September 2023 for 19,469 square feet. Blue Origin has a current lease term through February 2031 with two, five-year renewal options and no termination options. Blue Origin has an ongoing right of first offer to lease any additional space at The Landmark Property that becomes available.

Tyler Technologies (36,615 square feet; 13.3% of NRA; 12.9% of underwritten base rent). Founded in 1966 and headquartered in Plano, Texas, Tyler Technologies is a software and services company that partners with government entities and schools to improve their technology systems. Tyler Technologies has been a tenant at The Landmark Property since February 2010 and has a current lease term through March 2028 followed by one, five-year renewal option and no termination options.

Rock Project Management (5,224 square feet; 1.9% of NRA; 2.2% of underwritten base rent). Rock Project Management is a family owned, full-service program, project, and construction management company. The group manages project planning, design, and construction phases on behalf of public and private clients in all market segments throughout the Pacific Northwest. Rock Project Management has been a tenant at The Landmark Property since November 2020 and has a current lease term through February 2028 with no renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Office – Suburban 1600 Lind Avenue Southwest and 1601 East Valley Road Renton, WA 98057	Collateral Asset Summary – Loan No. 3 The Landmark	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,050,000 47.0% 1.31x 12.8%

The following table presents certain information relating to the tenants at The Landmark Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent(3)	U/W Base Rent Per SF(3)	% of Total U/W Base Rent(3)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Blue Origin(4)	NR/NR/NR	223,037	81.1%	$4,730,194	$21.21	81.4%	2/28/2031	N	2 x 5 Yr
Tyler Technologies	NR/NR/NR	36,615	13.3	750,608	$20.50	12.9	3/31/2028	N	1 x 5 Yr
Rock Project Management	NR/NR/NR	5,224	1.9	125,376	$24.00	2.2	2/29/2028	N	None
Allied Residential	NR/NR/NR	5,909	2.1	118,757	$20.10	2.0	6/30/2024	N	None
Bright Horizons	NR/NR/NR	3,996	1.5	78,601	$19.67	1.4	4/30/2024	N	None
Landmark Café	NR/NR/NR	150	0.1	9,285	$61.90	0.2	3/31/2027	N	None
Largest Tenants		274,931	100.0%	$5,812,821	$21.14	100.0%
Total Occupied		274,931	100.0%	$5,812,821	$21.14	100.0%
Vacant		0	0
Total		274,931	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	U/W Base Rent, % of Total U/W Base Rent, and U/W Base Rent $ Per SF include contractual rent steps through April 1, 2024 totaling $104,238.
(4)	Blue Origin has an ongoing right of first offer to lease any additional space at The Landmark Property that becomes available.

The following table presents certain information relating to the lease rollover schedule at The Landmark Property based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent(3)	% of Total U/W Base Rent(3)	U/W Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	9,905	3.6	3.6%	197,358	3.4	19.93	2
2025	0	0.0	3.6%	0	0.0	0.00	0
2026	0	0.0	3.6%	0	0.0	0.00	0
2027	150	0.1	3.7%	9,285	0.2	61.90	1
2028	41,839	15.2	18.9%	875,984	15.1	20.94	2
2029	0	0.0	18.9%	0	0.0	0.00	0
2030	0	0.0	18.9%	0	0.0	0.00	0
2031	223,037	81.1	100.0%	4,730,194	81.4	21.21	1
2032	0	0.0	100.0%	0	0.0	0.00	0
2033	0	0.0	100.0%	0	0.0	0.00	0
2034 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	274,931	100.0%		$5,812,821	100.0%	$21.14	6
(1)	Based on the underwritten rent roll dated September 1, 2023.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	U/W Base Rent, % of Total U/W Base Rent, and U/W Base Rent $ Per SF include contractual rent steps through April 1, 2024 totaling $104,238.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Office – Suburban 1600 Lind Avenue Southwest and 1601 East Valley Road Renton, WA 98057	Collateral Asset Summary – Loan No. 3 The Landmark	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,050,000 47.0% 1.31x 12.8%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Landmark Property:

Cash Flow Analysis(1)
	2019	2020	2021(2)	2022(2)	T-12 8/31/2023	U/W	U/W Per SF
Base Rent	$3,576,034	$3,952,511	$4,087,992	$5,248,307	$5,073,678	$5,708,582	$20.76
Rent Steps(1)	0	0	0	0	0	104,238	0.38
Gross Potential Rent	$3,576,034	$3,952,511	$4,087,992	$5,248,307	$5,073,678	$5,812,821	$21.14
Other Commercial Income	11,815	3,081	813	0	0	0	0.00
Total Reimbursements	1,520,600	1,717,397	1,637,359	2,036,486	2,270,335	2,081,352	7.57
Net Rental Income	$5,108,449	$5,672,989	$5,726,164	$7,284,793	$7,344,013	$7,894,173	$28.71
Vacancy/Credit Loss	0	0	0	0	0	(394,709)	(1.44)
Effective Gross Income	$5,108,449	$5,672,989	$5,726,164	$7,284,793	$7,344,013	$7,499,464	$27.28
Management Fee	129,711	148,948	116,711	178,661	196,937	224,984	0.82
Real Estate Taxes	572,300	585,439	537,211	535,679	463,914	447,258	1.63
Insurance	125,225	192,622	193,367	208,194	239,301	258,645	0.94
Other Operating Expenses(3)	1,122,709	989,410	928,462	1,158,333	1,143,654	1,191,817	4.33
Total Expenses	$1,949,945	$1,916,419	$1,775,750	$2,080,867	$2,043,806	$2,122,704	$7.72
Net Operating Income	$3,158,504	$3,756,570	$3,950,414	$5,203,927	$5,300,207	$5,376,760	$19.56
Capital Expenditures	0	0	0	0	0	84,571	0.31
TI/LC	0	0	0	0	0	240,513	0.87
Net Cash Flow	$3,158,504	$3,756,570	$3,950,414	$5,203,927	$5,300,207	$5,051,676	$18.37

Occupancy	81.3%	85.0%	82.7%	100.0%	100.0%(4)	95.0%(5)
NCF DSCR	0.82x	0.98x	1.03x	1.35x	1.38x	1.31x
NOI Debt Yield	7.5%	8.9%	9.4%	12.4%	12.6%	12.8%
(1)	Based on the underwritten rent roll dated September 1, 2023 with Rent Steps through April 1, 2024.
(2)	The increase from 2021 Net Operating Income to 2022 Net Operating Income is due to Blue Origin taking occupancy at The Landmark Property pursuant to its first lease in October 2021 and subsequently increasing its leased space over time.
(3)	Other Operating Expenses consist of repairs and maintenance, utilities, general and administrative and non-reimbursable expenses.
(4)	Represents most recent occupancy as of 9/1/2023.
(5)	U/W Occupancy is based on the economic occupancy.

Appraisal. According to the appraisal, The Landmark Property had an “as-is” appraised value of $86,000,000 as of April 10, 2023 and a “Prospective Value Upon Stabilization” of $89,500,000 as all tenant improvement costs and leasing commissions owed to Blue Origin along with five months of free rent owed to Blue Origin have been reserved upfront. The table below shows the appraiser’s “as-is” conclusions. Based on the "as-is" value of $86,000,000, the Cut-off Date LTV and Maturity Date LTV for The Landmark Mortgage Loan (as defined below) are 48.9%.

The Landmark(1)
Property	Value	Capitalization Rate
The Landmark	$86,000,000	6.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated April 11, 2023, there was no evidence of any recognized environmental conditions at The Landmark Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Office – Suburban 1600 Lind Avenue Southwest and 1601 East Valley Road Renton, WA 98057	Collateral Asset Summary – Loan No. 3 The Landmark	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,050,000 47.0% 1.31x 12.8%

The Market. The Landmark Property is located in Renton, Washington within the Seattle-Tacoma-Bellevue, WA MSA (the “Seattle MSA”). The Landmark Property improvements are located at 1600 Lind Avenue Southwest and 1601 East Valley Road and are accessible via major transportation arterials including Interstate 405, State Route 167 and Interstate 5.

According to the appraisal, The Landmark Property is located in the Renton/Tukwila office submarket of the Seattle MSA. As of the first quarter of 2023, the Renton/Tukwila office submarket had a total office inventory of 10,795,839 square feet, a vacancy rate of 21.5%, average asking rent of $37.69 per square foot and positive net absorption of 72,607 square feet over the trailing four quarters.

The following table presents certain information relating to comparable office leases at The Landmark Property:

Comparable Office Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Commencement	Lease Term (Months)	Rent (PSF)
The Landmark	Various	Various	Various	Various	$21.14(2)
Fort Dent 1, 2, & 3	Lozano Law	15,362 SF	August 2021	87 Months	$19.70
SeaTac Office Center	Atkinson Construction	16,000 SF	November 2021	60 Months	$21.53
1601 Lind Avenue	UW Dept. of Laboratory Med.	117,780 SF	January 2022	60 Months	$18.85
East Campus Corp Park I	Barry Wehmiller Design	3,367 SF	April 2022	89 Months	$19.96
Earlington Business Center Building B	Apex Maritime	4,472 SF	January 2020	45 Months	$18.66
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 1, 2023 with rent steps through April 1, 2024.

The Borrower and the Borrower Sponsor. The borrower is Landmark Office Partners, LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Landmark Mortgage Loan. The borrower sponsors and non-recourse carveout guarantor is CJPC, LLC. CJPC, LLC is a subsidiary of Kairos Investment Management, a real estate investment company headquartered in California.

Property Management. The Landmark Property is managed by JSH Properties, Inc., an independent third-party management company.

Initial and Ongoing Reserves. At origination of The Landmark Mortgage Loan, the borrower deposited approximately (i) $39,135 into a reserve account for real estate taxes, (ii) $2,512,201 into a reserve account for unfunded obligations, (iii) $1,250,000 into a reserve account for tenant improvements and leasing commissions, (iv) $1,603,446 into a reserve account for gap rent, and (v) $1,408 into a reserve account for deferred maintenance.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $39,135).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, the monthly insurance deposits were conditionally waived so long as the borrower insures The Landmark Property under a blanket policy satisfying the requirements of The Landmark Mortgage Loan documents.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $7,048 (subject to a cap of $84,571).

Lockbox / Cash Management. The Landmark Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt all revenue received by the borrower or the property manager into such lockbox. Within five business days after the occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at The Landmark Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with The Landmark Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Office – Suburban 1600 Lind Avenue Southwest and 1601 East Valley Road Renton, WA 98057	Collateral Asset Summary – Loan No. 3 The Landmark	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,050,000 47.0% 1.31x 12.8%

of such funds in accordance with The Landmark Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Landmark Mortgage Loan.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under The Landmark Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and (iv) April 6, 2028; and (B) expiring upon (w) with regard to clause (i) above, the cure (if applicable) of such event of default, (x) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, (y) with regard to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, and (z) with regard to clause (iv) above, (a) The Landmark Mortgage Loan being repaid in full or (b) the Blue Origin lease term being extended such that the Blue Origin lease shall not expire before October 6, 2033.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the Specified Tenant being in default under the applicable Specified Tenant lease beyond all applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) other than in connection with a permitted dark event, Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (vi) any bankruptcy or similar insolvency of Specified Tenant; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions, or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of The Landmark Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in lender’s reasonable judgment, the applicable Specified Tenant excess cash flow condition is satisfied.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other monetary or material non-monetary default under such Specified Tenant lease occurs for a period of three consecutive months, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), and, unless a permitted dark event is ongoing with respect to the applicable Specified Tenant, open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant” means, as applicable, (i) Blue Origin, together with any affiliate thereof and any successor and/or assigns of any of the foregoing in accordance with the terms of The Landmark Mortgage Loan documents, and/or (ii) any other person that (together with any affiliates thereof) either (A) leases (in the aggregate) not less than 25% of the leasable square feet at The Landmark Property or (B) accounts for 25% or more of the total rental income of The Landmark Property, and (iii) any guarantors of the applicable related Specified Tenant leases, as applicable.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 4 Saban StorQuest Self-Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 47.9% 1.44x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 4 Saban StorQuest Self-Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 47.9% 1.44x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 4 Saban StorQuest Self-Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 47.9% 1.44x 10.4%
Mortgage Loan Information		Property Information
Loan Seller(s):	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type - Subtype:	Self Storage - Self Storage
Borrower Sponsor(s):	American Storage Partners, LLC and American Storage Partners II, LLC	Collateral:	Fee
Borrower(s)(1):	Various	Location(2):	Various
Original Balance:	$40,000,000	Year Built / Renovated(2):	Various / Various
Cut-off Date Balance:	$40,000,000	Property Management:	William Warren Properties, Inc.
% by Initial UPB:	8.3%	Size:	485,004 SF
Interest Rate:	7.07200%	Appraised Value / Per SF(3):	$83,500,000 / $172
Note Date:	September 28, 2023	Appraisal Date:	August 21, 2023
Original Term:	120 months	Occupancy:	87.4% (as of August 31, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	96.6%
Original Amortization:	NAP	Underwritten NOI:	$4,176,297
Interest Only Period:	120 months	Underwritten NCF:	$4,127,797
First Payment Date:	November 6, 2023
Maturity Date:	October 6, 2033	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$4,368,722 (TTM August 31, 2023)
Additional Debt Balance:	NAP	2022 NOI:	$4,485,992
Call Protection:	L(26),YM1(90),O(4)	2021 NOI:	$3,768,737
Lockbox / Cash Management:	Springing / Springing	2020 NOI(4):	$2,281,827
Reserves(5)				Financial Information
	Initial	Monthly	Cap
Taxes:	$476,647	$99,293	NAP	Cut-off Date Loan / SF:	$82
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$82
Replacement Reserves:	$0	Springing	$145,501	Cut-off Date LTV:	47.9%
TI / LC:	$0	$0	NAP	Maturity Date LTV:	47.9%
Deferred Maintenance:	$5,885	$0	NAP	UW NOI DY:	10.4%
Other:	$0	$0	NAP	UW NCF DSCR:	1.44x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$40,000,000	100.0%	Loan Payoff	$33,998,537	85.0%
			Principal Equity Distribution	4,692,131	11.7
			Closing Costs	826,799	2.1
			Reserves	482,532	1.2
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	The borrower entities are 18455 Pony Express SP, LLC, 16650 E Alameda SP, LLC, 16400 E Colfax SP, LLC, 745 Monument SP, LLC, 18601 Longs SP, LLC, 2805 W Frye SP, LLC and 5115 Englewood SP, LLC.
(2)	See the “Portfolio Summary” chart below.
(3)	The Appraised Value is based on the “As Is Portfolio” value, inclusive of a 2.7% portfolio premium. The sum of the individual “as-is” appraised values is $81,315,000, which equates to a Cut-off Date LTV and Maturity Date LTV of 49.2%. See Annex A-1 to the Preliminary Prospectus for appraisal dates and details.
(4)	2020 NOI excludes the StorQuest Venice property, as the borrower sponsors acquired such property in the middle of the year.
(5)	See “Initial and Ongoing Reserves” below.

The Loan. The fourth largest mortgage loan (the “Saban StorQuest Self-Storage Portfolio Loan”) is a fixed rate loan secured by first mortgages and deeds of trust encumbering the borrowers’ fee interests in seven self-storage properties located in Arizona, Colorado and Florida (the “Saban StorQuest Self-Storage Portfolio Properties”). The Saban StorQuest Self Storage Portfolio Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $40,000,000.

The Saban StorQuest Self-Storage Portfolio Loan was originated by Goldman Sachs Bank USA (“GSBI”) on September 28, 2023. The Saban StorQuest Self-Storage Portfolio Loan has a 10-year interest-only term and accrues interest at a fixed rate of 7.07200% per annum. The Saban StorQuest Self-Storage Portfolio Loan proceeds were used to refinance existing debt of approximately $34.0 million, fund upfront reserves, pay origination costs and return equity to the borrower sponsors.

The Saban StorQuest Self-Storage Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The scheduled maturity date of the Saban StorQuest Self-Storage Portfolio Loan is the due date in October 2033. At any time after the second anniversary of the Closing Date, the Saban StorQuest Self-Storage Portfolio Loan may be prepaid in whole, or as described below under “Release of Collateral (Individual Properties)” in part, with payment of a yield maintenance premium. Voluntary

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 4 Saban StorQuest Self-Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 47.9% 1.44x 10.4%

prepayment of the Saban StorQuest Self-Storage Portfolio Loan without payment of any yield maintenance premium is permitted on or after the payment date occurring in July 2033.

The Properties. The Saban StorQuest Self-Storage Portfolio Properties are a portfolio of seven self storage properties totaling 3,954 units and 110 vehicle parking spaces with five properties located in Colorado, one property located in Arizona and one property located in Florida. The borrower sponsors acquired the Colorado properties in 2013, the Arizona property in early 2019 and the Florida property in the spring of 2020. At origination, the borrower sponsors had a current cost basis of approximately $57.1 million across the Saban StorQuest Self-Storage Portfolio. The original acquisition of the seven properties accounts for $54.8 million of the borrower sponsors’ basis, and the remaining equity was spent on capital expenditures and transaction costs.

The following table presents certain information relating to the Saban StorQuest Self-Storage Portfolio Properties:

Portfolio Summary(1)
Property	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF(2)
StorQuest Chandler	Chandler, Arizona	2017 / NAP	92,010	89.5%	$9,027,000	22.6%	$18,350,000	$992,007	24.0%
StorQuest Venice	Venice, Florida	2019 / NAP	73,632	93.6	$8,190,000	20.5	16,650,000	898,918	21.8
StorQuest Highlands Ranch	Highlands Ranch, Colorado	1998 / NAP	62,726	85.5	$5,741,000	14.4	11,670,000	578,779	14.0
StorQuest Parker (Longs)	Parker, Colorado	1996 / 1998	69,684	86.9	$5,273,000	13.2	10,720,000	505,160	12.2
StorQuest Aurora	Aurora, Colorado	2005 / NAP	62,975	88.5	$3,972,000	9.9	8,075,000	412,705	10.0
StorQuest Parker (Pony Express)	Parker, Colorado	1999 / NAP	53,450	85.0	$3,911,000	9.8	7,950,000	394,749	9.6
StorQuest Colfax	Aurora, Colorado	2003 / NAP	70,527	84.9	$3,886,000	9.7	7,900,000	345,479	8.4
Total / Wtd. Avg.			485,004	87.4%	$40,000,000	100.0%	$83,500,000(3)	$4,127,797	100.0%
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Source: Underwriting.
(3)	Inclusive of a 2.7% portfolio premium. The sum of the individual appraised values is $81,315,000.

The following table presents certain information relating to the unit mix at the Saban StorQuest Self-Storage Portfolio Properties:

Unit Mix(1)
Unit	Net Rentable Area (SF)	% of Net Rentable Area	# of Units	Current Occupancy(2)	Monthly Rent Per Unit(3)
Non-Climate Controlled	308,829	63.7%	2,188	83.7%	$188
Climate Controlled	175,287	36.1%	1,761	85.9%	$156
Commercial Unit	888	0.2%	5	20.0%	$165
Parking	0	0.0%	110	73.6%	$149
Total/Wtd. Avg.	485,004	100.0%	4,064	84.3%	$173
(1)	Based on the borrower rent roll as of August 31, 2023.
(2)	Current Occupancy is calculated based on # of Units.
(3)	Monthly Rent Per Unit is based on occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 4 Saban StorQuest Self-Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 47.9% 1.44x 10.4%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Saban StorQuest Self-Storage Portfolio Properties:

Cash Flow Analysis(1)
	2020(2)	2021	2022	T-12 8/31/2023	U/W	U/W Per SF
Base Rent	$4,417,731	$6,175,484	$7,014,953	$7,000,929	$7,000,929	$14.43
Gross Potential Rent	$4,417,731	$6,175,484	$7,014,953	$7,000,929	$7,000,929	$14.43
Other Revenue(3)	394,315	583,254	590,094	546,994	546,994	$1.13
Net Rental Income	$4,812,046	$6,758,738	$7,605,047	$7,547,923	$7,547,923	$15.56
Bad Debt/Concession Loss	(207,652)	(135,367)	(222,739)	(240,305)	(240,305)	($0.50)
Effective Gross Income	$4,604,394	$6,623,371	$7,382,308	$7,307,618	$7,307,618	$15.07
Real Estate Taxes	909,741	1,091,315	1,074,905	951,820	1,144,256	$2.36
Insurance	80,934	120,367	126,363	143,716	151,243	$0.31
Utilities	204,321	231,587	248,184	269,218	269,218	$0.56
Repairs & Maintenance	93,586	122,398	183,560	214,528	214,528	$0.44
Management Fee	275,850	396,600	449,735	445,995	438,457	$0.90
Payroll (Office, Security, Maintenance)	460,287	578,008	525,644	519,514	519,514	$1.07
Other Expenses	297,848	314,359	287,925	394,105	394,105	$0.81
Total Expenses	2,322,567	2,854,635	2,896,316	2,938,896	3,131,321	$6.46
Net Operating Income	$2,281,827	$3,768,737	$4,485,992	$4,368,722	$4,176,297	$8.61
Replacement Reserves	0	0	0	0	(48,500)	($0.10)
Net Cash Flow	$2,281,827	$3,768,737	$4,485,992	$4,368,722	$4,127,797	$8.51

Occupancy	87.7%	91.3%	90.2%	87.4%	87.4%
NCF DSCR	0.80x	1.31x	1.56x	1.52x	1.44x
NOI Debt Yield	5.7%	9.4%	11.2%	10.9%	10.4%
(1)	Underwritten base rent is based on the underwriting as of August 31, 2023.
(2)	Excludes the StorQuest Venice property, as the borrower sponsors acquired such property in the middle of the year.
(3)	Other Revenue consists of parking income and other miscellaneous revenue.

Appraisals. According to the appraisals, the Saban StorQuest Self-Storage Portfolio Properties had an “As Is Portfolio” appraised value, inclusive of an approximately 2.7% portfolio premium, of $83,500,000 as of August 21, 2023. The aggregate “as-is” value of the Saban StorQuest Self-Storage Portfolio Properties without the portfolio premium is $81,315,000. Based on the “As Is Portfolio” value of $83,500,000 the Cut-off Date LTV and Maturity Date LTV are 47.9%.

Saban StorQuest Self-Storage Portfolio(1)
Property	Appraised Value	Capitalization Rate
StorQuest Chandler	$18,350,000	5.50%
StorQuest Venice	$16,650,000	5.50%
StorQuest Highlands Ranch	$11,670,000	5.50%
StorQuest Parker (Longs)	$10,720,000	5.75%
StorQuest Aurora	$8,075,000	5.75%
StorQuest Parker (Pony Express)	$7,950,000	5.75%
StorQuest Colfax	$7,900,000	5.75%
Total / Wtd. Avg	$83,500,000(2)	5.50%
(1)	Source: Appraisals.
(2)	Total Appraised Value is based on the “As Is Portfolio” value, inclusive of a 2.7% portfolio premium.

Environmental. According to the Phase I environmental reports dated September 6, 2023, there was no evidence of any recognized environmental conditions at the Saban StorQuest Self-Storage Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 4 Saban StorQuest Self-Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 47.9% 1.44x 10.4%

The Market. The below table includes information regarding the demographics of each immediate trade area for the individual Saban StorQuest Self-Storage Portfolio Properties.

Demographics Summary(1)
Property	2023 Population (5 mi)	2023 Growth (5 mi)	2023 Avg. Income (5 mi)
StorQuest Parker (Longs)	127,152	1.3%	$158,913
StorQuest Parker (Pony Express)	124,780	1.3%	$158,604
StorQuest Aurora	339,704	0.2%	$90,101
StorQuest Colfax	326,329	0.7%	$90,241
StorQuest Highlands Ranch	215,958	0.3%	$162,352
StorQuest Chandler	259,937	0.1%	$128,470
StorQuest Venice	78,374	0.7%	$110,624
(1)	Source: Appraisals.

The Borrowers and Borrower Sponsors. The borrowers are seven Delaware limited liability companies organized and operated as single purpose entities, each with its sole member having one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Saban StorQuest Self-Storage Portfolio Loan. American Storage Partners, LLC and American Storage Partners II, LLC, each a Delaware limited liability company, are the borrower sponsors and non-recourse carve-out guarantors with respect to the Saban StorQuest Self-Storage Portfolio Loan.

Property Management. The Saban StorQuest Self-Storage Portfolio Properties are managed by William Warren Properties, Inc., an affiliate of the borrowers, pursuant to individual management agreements.

Initial and Ongoing Reserves. At loan origination, the borrowers deposited approximately $476,647 for taxes and $5,885 for deferred maintenance.

Tax Reserve – On each monthly payment date, the borrowers are required to deposit into a real estate tax reserve an amount equal to 1/12 of the annual real estate taxes the lender reasonably estimates will be payable during the ensuing 12-month period (initially estimated to be approximately $99,293).

Insurance Reserve – On each monthly payment date, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12 of insurance premiums the lender reasonably estimates will be payable during the ensuing 12-month period, provided that reserves for insurance premiums will be suspended if the Saban StorQuest Self-Storage Portfolio Properties are covered by a blanket insurance policy that satisfies the requirements set forth in the Saban StorQuest Self-Storage Portfolio Loan documents, there is no continuing event of default under the Saban StorQuest Self-Storage Portfolio Loan documents and the borrowers provide timely evidence of the payment of the applicable insurance premiums. As of the origination date, reserves for insurance premiums were not required due to the satisfaction of the conditions listed above.

Replacement Reserve – During the continuance of a Saban StorQuest Trigger Period (as defined below) or event of default under the Saban StorQuest Portfolio Loan documents, the borrowers are required to deposit into a replacement reserve on each monthly payment date an amount equal to 1/12th of $0.10 per rentable square foot times the rentable square footage of the Saban StorQuest Self-Storage Portfolio Properties that remain as collateral for the Saban StorQuest Self-Storage Portfolio Loan (initially $4,041.70 per month) subject to a cap of $0.30 per square foot times the rentable square footage of the Saban StorQuest Self-Storage Portfolio Properties that remain as collateral for the Saban StorQuest Self-Storage Portfolio Loan (initially $145,501.20).

A “Saban StorQuest Trigger Period” will be continuing (i) commencing when the debt service coverage ratio (as calculated under the Saban StorQuest Self-Storage Portfolio Loan documents), determined as of the first day of any fiscal quarter, is less than 1.10x (each, a “Saban StorQuest DSCR Trigger Event”) until the debt service coverage ratio as of the first day of each of two consecutive fiscal quarters thereafter, is at least 1.10x, and (ii) commencing upon the borrowers’ failure to deliver financial reports as and when required under the Saban StorQuest Self-Storage Portfolio Loan documents (subject to the notice and cure period specified therein) and concluding when such reports are delivered and indicate a Saban StorQuest Trigger Period is not ongoing.

Lockbox / Cash Management. The Saban StorQuest Self-Storage Portfolio Loan is structured with a springing lockbox and springing cash management. During the continuance of a Saban StorQuest Trigger Period or event of default under the Saban StorQuest Portfolio Loan documents, the borrowers are required to cause all cash revenues relating to the Saban StorQuest Self-Storage Portfolio Properties and all other money received by the borrowers or the property manager with respect to the Saban StorQuest Self-Storage Portfolio Properties (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within three business days of receipt. On each business day during the continuance of a Saban StorQuest Trigger Period or an event of default under the Saban Self Storage Portfolio Loan documents, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no Saban StorQuest Trigger Period or event of default under the Saban StorQuest Self-Storage Portfolio Loan documents is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 4 Saban StorQuest Self-Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 47.9% 1.44x 10.4%

On each due date during the continuance of a Saban StorQuest Trigger Period or, at the lender’s discretion, during an event of default under the Saban StorQuest Self-Storage Portfolio Loan documents, all excess funds in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the Saban StorQuest Self-Storage Portfolio Loan.

Provided no event of default under the Saban StorQuest Self-Storage Portfolio Loan documents is continuing, the borrowers have the right to avoid the commencement, or terminate the continuance, of a Saban StorQuest DSCR Trigger Event, by delivering to the lender additional collateral in the form of a letter of credit and/or cash to achieve the required debt service coverage ratio, which, on or after the ninth anniversary of the closing of the Saban StorQuest Self-Storage Portfolio Loan, must be equal to at least $765,000.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.

Release of Collateral (Individual Properties). Provided no event of default under the Saban StorQuest Self-Storage Portfolio Loan documents is continuing, at any time after the second anniversary of the closing date of the Benchmark 2023-B40 transaction the borrowers have the right to obtain the release of any of the Saban StorQuest Self-Storage Portfolio Properties subject to the satisfaction of certain conditions, including, among others: (i) the sale of such Saban StorQuest Self-Storage Portfolio Property is pursuant to a bona fide sale with an unaffiliated third party; (ii) payment of a release price in an amount equal to 110% of the allocated loan amount for the applicable Saban StorQuest Self-Storage Portfolio Property to be released together with any applicable yield maintenance premium; (iii) after giving effect to such release, (x) the debt service coverage ratio (as calculated under the Saban StorQuest Self-Storage Portfolio Loan documents) for the remaining Saban StorQuest Self-Storage Portfolio Properties is equal to or greater than the greater of (1) 1.30x, and (2) the debt service coverage ratio immediately prior to such release, and (y) the debt yield (as calculated under the Saban StorQuest Self-Storage Portfolio Loan documents) for the remaining Saban StorQuest Self-Storage Portfolio Properties is equal to or greater than the greater of (1) 10.44% and (2) the debt yield immediately prior to such release minus 50 basis points and (iv) delivery of a REMIC opinion and a rating agency confirmation in accordance with the terms of the Saban StorQuest Self-Storage Portfolio Loan documents.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Mixed Use – Medical Office / Retail 645 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 5 645 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.9% 1.57x 14.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Mixed Use – Medical Office / Retail 645 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 5 645 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.9% 1.57x 14.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Mixed Use – Medical Office / Retail 645 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 5 645 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.9% 1.57x 14.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Mixed Use – Medical Office / Retail 645 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 5 645 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.9% 1.57x 14.2%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use – Medical Office / Retail
Borrower Sponsor(s):	Jeffrey J. Feil	Collateral:	Fee
Borrower(s):	645 North Michigan LLC and Nakash 645 North Michigan LLC	Location:	Chicago, IL
Original Balance(1):	$38,000,000	Year Built / Renovated:	1962 / 2022
Cut-off Date Balance(1):	$38,000,000	Property Management:	Jeffrey Management Corp.
% by Initial UPB:	7.8%	Size:	193,031 SF
Interest Rate:	7.62000%	Appraised Value / Per SF:	$95,000,000 / $492
Note Date:	November 7, 2023	Appraisal Date:	August 23, 2023
Original Term:	120 months	Occupancy:	86.8% (as of August 1, 2023)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	90.0%
Original Amortization:	360 months	Underwritten NOI:	$7,832,363
Interest Only Period:	NAP	Underwritten NCF:	$7,328,686
First Payment Date:	January 6, 2024
Maturity Date:	December 6, 2033	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$7,682,068 (TTM 7/31/2023)
Additional Debt Balance(1):	$17,000,000	2022 NOI:	$7,706,217
Call Protection:	L(24),D(89),O(7)	2021 NOI:	$6,250,476
Lockbox / Cash Management:	Hard / Springing	2020 NOI:	$6,115,220
Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$285
Taxes:	$692,165	$230,722	N/A	Maturity Date Loan / SF:	$253
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.9%
Replacement Reserves:	$0	$4,022	N/A	Maturity Date LTV:	51.3%
TI/LC:	$500,000	$32,172	$1,544,256	UW NOI DY:	14.2%
Deferred Maintenance:	$11,500	$0	N/A	UW NCF DSCR:	1.57x
Other(3):	$0	Springing	N/A
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$55,000,000	92.6%	Loan Payoff	$56,282,674	94.8%
Borrower Sponsor Equity	4,371,526	7.4	Closing Costs	1,885,187	3.2
			Upfront Reserves	1,203,665	2.0
Total Sources	$59,371,526	100.0%	Total Uses	$59,371,526	100.0%
(1)	The 645 North Michigan Avenue Mortgage Loan (as defined below) is part of the 645 North Michigan Avenue Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $55,000,000. The 645 North Michigan Avenue Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the 645 North Michigan Avenue Whole Loan.
(2)	See “Initial and Ongoing Reserves” below.
(3)	Other reserves include a springing Ferragamo renewal reserve and a springing Zegna renewal reserve. See “Initial and Ongoing Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Mixed Use – Medical Office / Retail 645 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 5 645 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.9% 1.57x 14.2%

The Loan. The fifth largest mortgage loan (the “645 North Michigan Avenue Mortgage Loan”) is part of a whole loan (the “645 North Michigan Avenue Whole Loan”) secured by the borrowers’ fee interest in a mixed use medical office and retail property totaling 193,031 square feet located in Chicago, Illinois (the “645 North Michigan Avenue Property”). The 645 North Michigan Avenue Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000. The 645 North Michigan Avenue Whole Loan was originated on November 7, 2023 by CREFI and accrues interest at a fixed rate of 7.62000% per annum. The 645 North Michigan Avenue Whole Loan has an initial term of ten years and amortizes on a 30-year schedule. The scheduled maturity date of the 645 North Michigan Avenue Whole Loan occurs on December 6, 2033. The 645 North Michigan Avenue Mortgage Loan is evidenced by the controlling Note A-1 with an aggregate outstanding principal balance as of the Cut-off Date of $38,000,000.

The table below summarizes the promissory notes that comprise the 645 North Michigan Avenue Whole Loan. The relationship between the holders of the 645 North Michigan Avenue Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$38,000,000	$38,000,000	Benchmark 2023-B40	Yes
A-2	$17,000,000	$17,000,000	BMO 2023-C7	No
Whole Loan	$55,000,000	$55,000,000

The Property. 645 North Michigan Avenue Property is an 11-story, 193,031 square foot, Class A, mixed use medical office and retail property located along Michigan Avenue on the north side of the central business district of Chicago. The 645 North Michigan Avenue Property was originally built in 1962 and subsequently renovated in 2022. The 645 North Michigan Avenue Property is located in the Magnificent Mile neighborhood of Chicago, which is considered an upscale retail district home to a number of national and international luxury stores, department stores, luxury boutique retailers and restaurants occupying lower levels of the surrounding buildings.

As of August 1, 2023, the 645 North Michigan Avenue Property was 86.8% occupied by 19 unique tenants with an average underwritten base rent per square foot of $67.38. The tenant mix at the 645 North Michigan Avenue Property is comprised of 15 office tenants that are primarily utilized by medical office tenants and account for 85.3% of net rentable area (“NRA”) and 48.8% of underwritten base rent and four retail tenants accounting for 14.7% of net rentable area and 51.2% of underwritten base rent. As of the cut-off date, tenants at the 645 North Michigan Property had a weighted average lease term of 24.2 years.

The largest tenant at the 645 North Michigan Avenue Property is Northwestern University (“Northwestern”), which accounts for 55.5% of NRA and 37.6% of underwritten base rent with 48.2% of its NRA expiring in April 2028 and 51.8% of its NRA expiring in March 2031. Northwestern has been in occupancy at the 645 North Michigan Avenue Property since August 1994. Retail tenants at the 645 North Michigan Avenue Property include Ferragamo, Zegna, TGI Friday’s and Tumi.

Major Tenants. The three largest tenants based on underwritten base rent are Northwestern, Ferragamo and Zegna.

Northwestern (107,217 square feet; 55.5% of NRA; 37.6% of underwritten base rent). Founded in 1851, Northwestern is a private research university in Evanston, Illinois and is the oldest chartered university in Illinois. Northwestern uses the majority of their space at the 645 North Michigan Avenue Property as a traditional patient facing medical offices. Specific departments operating out of the 645 North Michigan Avenue Property include the Department of Infectious Diseases, the Genetic Counseling Graduate program, the Department of Ophthalmology, and the NUgene Project. Additionally, Northwestern, through the Feinberg School of Medicine, operates its Doctorate of Physical Therapy program at the 645 North Michigan Avenue Property, which is a 27-month program with cohorts of 90 – 95 students per year. Northwestern has been a tenant at the 645 North Michigan Avenue Property since August 1994 and has 51,637 square feet expiring in April 2028 and 55,580 square feet expiring in March 2031 under two separate leases. Neither lease has any renewal or termination options.

Ferragamo (9,586 square feet; 5.0% of NRA; 19.9% of underwritten base rent). Founded in 1927 and headquartered in Florence, Italy, Ferragamo is an Italian luxury goods company that specialized in designing and manufacturing footwear and leather goods, which together account for over 86% of its revenue. As of September 2022, Ferragamo operated 447 mono-brand stores worldwide. Ferragamo has been a tenant at the 645 North Michigan Avenue Property since March 1997 and has a current lease term through March 2032 with no renewal or termination options.

Zegna (7,958 square feet; 4.1% of NRA; 13.9% of underwritten base rent). Founded in 1910, Zegna (NYSE: ZGN) is an Italian luxury fashion house. Zegna has been a tenant at the 645 North Michigan Avenue Property since February 2013 and has a current lease term through March 2032 with one, five-year renewal option and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Mixed Use – Medical Office / Retail 645 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 5 645 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.9% 1.57x 14.2%

The following table presents certain information relating to the tenants at the 645 North Michigan Avenue Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent(3)	U/W Base Rent Per SF(3)	% of Total U/W Base Rent(3)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Office
Northwestern University(4)	Aa1/AA+/NR	107,217	55.5%	$4,242,151	$39.57	37.6%	Various	N	None
MarketLab Research Inc	NR/NR/NR	9,606	5.0	434,304	$45.21	3.8	9/30/2024	N	None
Guajardo Randall Ervin	NR/NR/NR	7,350	3.8	271,950	$37.00	2.4	8/31/2025	N	1 x 5 Yr
Luxottica	NR/NR/NR	3,447	1.8	134,433	$39.00	1.2	11/30/2028	N	None
Neuropsychological	NR/NR/NR	3,319	1.7	116,833	$35.20	1.0	11/30/2028	N	None
Sugaring USA LLC.	NR/NR/NR	1,264	0.7	51,318	$40.60	0.5	9/30/2024	N	None
Largest Office Tenants		132,203	68.5%	$5,250,989	$39.72	46.5%
Retail
Ferragamo	NR/NR/NR	9,586	5.0%	$2,248,222	$234.53	19.9	3/31/2032	N	None
Zegna	NR/NR/NR	7,958	4.1	1,566,546	$196.85	13.9	3/31/2032	N	1 x 5 Yr
Tumi(5)	NR/NR/NR	2,935	1.5	1,286,101	$438.19	11.4	3/31/2027	N	1 x 5 Yr
TGI Friday’s	NR/NR/NR	8,644	4.5	704,286	$81.48	6.2	10/31/2025	N	2 x 5 Yr
Total Retail		29,123	15.1%	$5,805,155	$199.33	51.4%
Largest Tenants		161,326	83.6%	$11,056,144	$68.53	97.9%
Remaining Occupied(6)		6,249	3.2	234,818	$37.58	2.1
Total Occupied		167,575	86.8%	$11,290,962	$67.38	100.0%
Vacant		25,456	13.2
Total		193,031	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether parent company guarantees the lease.
(3)	U/W Base Rent PSF, U/W Base Rent and % of Total U/W Base Rent include rent steps of $418,132 through August 1, 2024.
(4)	Northwestern University has 51,637 square feet of space expiring in April 2028 and 55,580 square feet of space expiring in March 2031 under two separate leases at the 645 North Michigan Avenue Property.
(5)	Includes 742 square feet of storage space that the tenant pays $26,199 in U/W Base Rent to lease.
(6)	Remaining Occupied consists of nine office tenants.

The following table presents certain information relating to the lease rollover schedule at the 645 North Michigan Avenue Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent(3)	% of Total U/W Base Rent(3)	U/W Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	12,226	6.3	6.3%	536,472	4.8	43.88	3
2025	18,825	9.8	16.1%	1,083,314	9.6	57.55	6
2026	0	0.0	16.1%	0	0.0	0.00	0
2027	4,997	2.6	18.7%	1,362,990	12.1	272.76	5
2028	58,403	30.3	48.9%	2,246,326	19.9	38.46	3
2029	0	0.0	48.9%	0	0.0	0.00	0
2030	0	0.0	48.9%	0	0.0	0.00	0
2031	55,580	28.8	77.7%	2,247,091	19.9	40.43	1
2032	17,544	9.1	86.8%	3,814,768	33.8	217.44	2
2033	0	0.0	86.8%	0	0.0	0.00	0
2034 & Thereafter	0	0.0	86.8%	0	0.0	0.00	0
Vacant	25,456	13.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	193,031	100.0%		$11,290,962	100.0%	$67.38	20
(1)	Based on the underwritten rent roll dated August 1, 2023.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	U/W Base Rent, % of Total U/W Base Rent, and U/W Base Rent $ per SF include rent steps of $418,132 through August 1, 2024.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 645 North Michigan Avenue Property:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Mixed Use – Medical Office / Retail 645 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 5 645 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.9% 1.57x 14.2%

Cash Flow Analysis(1)
	2020	2021	2022	T-12 7/31/2023	U/W	U/W Per SF
Base Rent	$8,185,731	$9,020,917	$10,290,287	$10,171,580	$10,872,830	$56.33
Rent Steps	0	0	0	0	418,132	2.17
Gross Up Vacancy	0	0	0	0	916,416	4.75
Gross Potential Rent	$8,185,731	$9,020,917	$10,290,287	$10,171,580	$12,207,378	$63.24
Total Reimbursements	2,637,127	2,489,813	2,146,819	2,095,498	2,086,760	10.81
Other Revenue(2)	118,243	100,535	157,935	190,532	195,942	1.02
Net Rental Income	$10,941,101	$11,611,265	$12,595,041	$12,457,610	$14,490,080	$75.07
Vacancy/Credit Loss	0	0	0	0	(1,429,414)	(7.41)
Effective Gross Income	$10,941,101	$11,611,265	$12,595,041	$12,457,610	$13,060,666	$67.66
Management Fee	328,233	348,338	377,851	373,728	391,820	2.03
Real Estate Taxes	2,766,873	3,077,773	2,308,617	2,187,183	2,579,348	13.36
Insurance	89,763	113,339	131,964	125,481	167,985	0.87
Other Expenses(3)	1,641,012	1,821,339	2,070,392	2,089,150	2,089,150	10.82
Total Expenses	$4,825,881	$5,360,789	$4,888,824	$4,775,542	$5,228,303	$27.09
Net Operating Income	$6,115,220	$6,250,476	$7,706,217	$7,682,068	$7,832,363	$40.58
Capital Expenditures	0	0	0	0	48,258	0.25
TI/LC	0	0	0	0	455,419	2.36
Net Cash Flow	$6,115,220	$6,250,476	$7,706,217	$7,682,068	$7,328,686	$37.97

Occupancy	92.0%	91.6%	89.5%	86.8%(4)	90.0%(5)
NCF DSCR	1.31x	1.34x	1.65x	1.65x	1.57x
NOI Debt Yield	11.1%	11.4%	14.0%	14.0%	14.2%
(1)	Based on the underwritten rent roll as of August 1, 2023 with rent steps through August 1, 2024.
(2)	Other Revenue includes late fees, utility closet rentals, and storage income and $44,914 in percentage rent from TGI Friday’s.
(3)	Other Expenses includes cleaning, repairs and maintenance, utilities, general administrative expenses, security expenses, landscaping and snow removal and miscellaneous office expenses.
(4)	T-12 7/31/2023 Occupancy represents the most recent occupancy as of August 1, 2023.
(5)	U/W occupancy is based on the economic occupancy.

Appraisals. According to the appraisal, the 645 North Michigan Avenue Property had an “as-is” appraised value of $95,000,000 as of August 23, 2023. The table below shows the appraiser’s “as-is” conclusions.

645 North Michigan Avenue(1)
Property	Value(2)	Capitalization Rate(2)
645 North Michigan Avenue	$95,000,000	8.00%
(1)	Source: Appraisal.
(2)	The appraiser used a discounted cash flow analysis utilizing a 8.5% discount rate and 8.0% terminal capitalization rate to arrive at its value. The capitalization rate shown above represents the direct capitalization rate.

Environmental Matters. According to the Phase I environmental assessment dated August 31, 2023, there was no evidence of any recognized environmental conditions at the 645 North Michigan Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Mixed Use – Medical Office / Retail 645 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 5 645 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.9% 1.57x 14.2%

The Market. The 645 North Michigan Avenue Property is located along Michigan Avenue on the north side of the central business district of Chicago and is part of the Magnificent Mile neighborhood. The Magnificent Mile neighborhood is considered an upscale retail district that is home to a number of national and international luxury stores, department stores, luxury boutique retailers and restaurants that occupy lower levels of the surrounding buildings. According to the appraisal, the 645 North Michigan Avenue Property is located within the North Michigan Avenue submarket of the Chicago MSA.

According to the appraisal, as of the second quarter of 2023, the North Michigan Avenue submarket had a total office inventory of 19,948,497 square feet, a vacancy rate of 11.0%, and office base rent of $25.75 per square foot. As of the second quarter of 2023, the overall Chicago MSA office market had inventory of 512,863,620 square feet, a vacancy rate of 15.8%, and office base rent of $22.29 per square foot.

According to the appraisal, as of the first quarter of 2023, the North Michigan Avenue submarket had a total retail inventory of 5,975,302 square feet, a vacancy rate of 13.1%, and office base rent of $78.72 per square foot. As of the first quarter of 2023, the overall Chicago MSA retail market had inventory of 587,067,089 square feet, a vacancy rate of 5.3%, and retail base rent of $18.29 per square foot.

The following table presents certain information relating to comparable office leases at the 645 North Michigan Avenue Property:

Comparable Office Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Commencement	Lease Term (Mos.)	Rent (PSF)
645 North Michigan Avenue	Various	Various	Various	Various	$39.72(2)
320 South Canal Street	National Futures Association	70,000 SF	June 2023	144 mos.	$42.00
300 South Wacker Drive	Dairy Farmers of America	7,269 SF	May 2023	68 mos.	$27.34
318 North Carpenter Street	The Back Room	5,579 SF	March 2023	120 mos.	$39.30
737 North Michigan Avenue	The Karla Scherer	2,336 SF	January 2023	60 mos.	$22.00
676 North Michigan Avenue	Wind Point Investors	3,244 SF	April 2022	151 mos.	$21.50
209 West Jackson Boulevard	Tier One Partners, LLC	2,642 SF	September 2021	48 mos.	$33.50

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 1, 2023.

The following table presents certain information relating to comparable retail leases at the 645 North Michigan Avenue Property:

Comparable Retail Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Commencement	Lease Term (Mos.)	Rent (PSF)
645 North Michigan Avenue	Various	Various	Various	Various	$199.33(2)
41 East Oak Street	Goyard	4,430 SF	September 2023	120 mos.	$169.30
1123 North State Street	T-Mobile	4,243 SF	February 2023	118 mos.	$225.00
57 East Oak Street	Moncler	5,221 SF	February 2021	132 mos.	$225.05
500 North Michigan Avenue	Vans	5,063 SF	January 2021	120 mos.	$332.41

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 1, 2023.

The Borrowers and the Borrower Sponsor. The borrowers for the 645 North Michigan Avenue Whole Loan are 645 North Michigan LLC and Nakash 645 North Michigan LLC as tenants-in-common. Each borrower is a Delaware limited liability company and single-purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered non-consolidation opinion in connection with the origination of the 645 North Michigan Whole Loan. The borrower sponsor is Jeffrey J. Feil, who along with Joseph Nakash are the non-recourse carveout guarantors. Jeffrey J. Feil is chief executive officer of The Feil Organization, a family owned real estate investment, development, and management firm. The Feil Organization was founded in 1950 and today manages a portfolio of more than 26 million square feet of retail and commercial square feet and more than 5,000 residential rental units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Mixed Use – Medical Office / Retail 645 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 5 645 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.9% 1.57x 14.2%

Property Management. The 645 North Michigan Avenue Property is managed by Jeffery Management Corp., a management company affiliated with the borrowers.

Initial and Ongoing Reserves. At origination of the 645 North Michigan Avenue Whole Loan, the borrowers deposited approximately (i) $692,165 into a reserve account for real estate taxes, (ii) $11,500 into a reserve account for deferred maintenance, and (iii) $500,000 into a reserve account for tenant improvements and leasing commissions.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $230,722).

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, the monthly insurance deposits were conditionally waived so long as the borrowers maintain a blanket policy in accordance with the 645 North Michigan Avenue Whole Loan documents.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $4,022.

TI / LC Reserve – The borrowers are required to deposit into a tenant improvements and leasing commissions reserve account, on a monthly basis, $32,172 (subject to a cap of $1,544,256).

Ferragamo Reserve – Following the occurrence and during the continuance of a Specified Tenant Trigger Period (as defined below) caused by a renewal trigger event with respect to Ferragamo, the borrowers are required to deposit, or cause to be deposited, on a monthly basis, $83,333, to pay for tenant improvements and leasing commissions that may be incurred in connection with re-tenanting the Specified Tenant (as defined below) space leased to Ferragamo.

Zegna Reserve – Following the occurrence and during the continuance of a Specified Tenant Trigger Period caused by a renewal trigger event with respect to Zegna, the borrowers are required to deposit, or cause to be deposited, on a monthly basis, $83,333, to pay for tenant improvements and leasing commissions that may be incurred in connection with re-tenanting the Specified Tenant space leased to Zegna.

Lockbox / Cash Management. The 645 North Michigan Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to, upon the origination of the 645 North Michigan Avenue Whole Loan, deliver a notice to each tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account. All rents and other sums generated by the 645 North Michigan Avenue Property and received by the borrowers, or the property manager, are required to be deposited in the lockbox account promptly following receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers, unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account, to be applied and disbursed in accordance with the 645 North Michigan Avenue Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 645 North Michigan Avenue Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 645 North Michigan Avenue Whole Loan.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 645 North Michigan Avenue Whole Loan documents, (ii) the debt service coverage ratio being less than 1.20x (provided, however, that no Trigger Period will exist pursuant this clause (ii) during any period that the DSCR Trigger Period Avoidance Conditions (as defined below) are satisfied), and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 645 North Michigan Avenue Whole Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter, and (z) with regard to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“DSCR Trigger Period Avoidance Conditions” means that (a) the borrowers deposit into the excess cash flow account, an amount that, if added to underwriteable cash flow, would cause the debt service coverage ratio to be equal to or greater than 1.20x and (b) every three months thereafter, for so long as the debt service coverage ratio trigger event would otherwise be occurring, the borrowers make a true up payment into the excess cash flow account in the amount of any deficiency such that the total amount of funds deposited by the borrowers for purposes of satisfying the DSCR Trigger Period Avoidance Conditions is equal the amount of funds that, if added to underwriteable cash flow, would cause the debt service coverage ratio to be equal to or greater than 1.20x.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the applicable Specified Tenant being in a monetary or material non-monetary default under the applicable Specified Tenant lease, beyond all applicable notice, cure and grace periods, (ii) Specified Tenant (x) failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (y) failing to be open to the public for business during customary hours and/or (z) “going dark” in the Specified Tenant space (subject to exceptions set forth in the 645 North Michigan Avenue Whole Loan documents, (iii) Specified Tenant giving notice that it is terminating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Mixed Use – Medical Office / Retail 645 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 5 645 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 57.9% 1.57x 14.2%

its lease for all or a material portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Specified Tenant and (vi) the Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the Specified tenant extension deadline in accordance with the applicable terms and conditions thereof and the 645 North Michigan Avenue Whole Loan documents.

“Specified Tenant” means, as applicable, any tenant which, individually or when aggregated with all other leases at the 645 North Michigan Avenue Property with the same tenant or its affiliate, accounts for fifteen percent or more of the total rental income for the 645 North Michigan Avenue Property.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Mixed Use – Office/Retail 2150 Town Square Place Sugar Land, TX 77479	Collateral Asset Summary – Loan No.6 Sugar Land Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.2% 1.33x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Mixed Use – Office/Retail 2150 Town Square Place Sugar Land, TX 77479	Collateral Asset Summary – Loan No.6 Sugar Land Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.2% 1.33x 11.8%

Site Plan - Office

US HIGHWAY 59 | 187,000 VPD
BRAZOS DRIVE
TOWN SQUARE PLACE
LONE STAR DRIVE
FIRST COLONY MALL RING ROAD
CITY WALK
TEXAS DRIVE
STATE HIGHWAY 6 | 61,000 VPD
TOWN CENTER BOULEVARD NORTH
K
Lone Star Garage
N1
6-Story Building
H
Minute Maid Building
N2
Office Over Retail
Q2
Q1
P
L
Sugar Land Conference Center
Marriott Hotel
M
City Walk Garage
J
Office Over Retail
G
2-Story Retail
R
Residential Over Retail
Garage
Pool
City Plaza Condominiums
Kiosk 1
Kiosk 2
Fountain
Sugar Land City Hall
B
6-Story Building
E
Office Over Retail
Texas Garage
F
Office Over Retail
A2
A6
6-Story Office
N

Site Plan - Retail

US HIGHWAY 59 | 187,000 VPD
BRAZOS DRIVE
TOWN SQUARE PLACE
LONESTAR DRIVE
FIRST COLONY MALL RING ROAD
CITY WALK
TEXAS DRIVE
STATE HIGHWAY 6 | 61,000 VPD
TOWN CENTER BOULEVARD NORTH
K
Lone Star Garage
N1
Office Lease
N2
H
Q2
Q1
P
L
Sugar Land Conference Center
Marriott Hotel
M
City Walk Garage
J
G
R
Garage
Pool
City Plaza Condominiums
Kiosk 1
Kiosk 2
Fountain
Sugar Land City Hall
B
E
Texas Garage
F
A2
A6
6-Story Office
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Mixed Use – Office/Retail 2150 Town Square Place Sugar Land, TX 77479	Collateral Asset Summary – Loan No.6 Sugar Land Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.2% 1.33x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Mixed Use – Office/Retail 2150 Town Square Place Sugar Land, TX 77479	Collateral Asset Summary – Loan No.6 Sugar Land Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.2% 1.33x 11.8%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Mixed Use - Office/Retail
Borrower Sponsor(s):	Lionstone Commercial Real Estate Alpha Driver Partners, L.P.	Collateral:	Fee / Leasehold
Borrower(s):	LCFRE Sugar Land Town Square, LLC	Location:	Sugar Land, Texas
Original Balance(1):	$35,000,000	Year Built / Renovated:	2003 / 2019-2022
Cut-off Date Balance(1):	$35,000,000	Property Management:	Rebees Experiential Management, LLC
% by Initial UPB:	7.2%	Size:	803,247 SF
Interest Rate:	7.96600%	Appraised Value / Per SF(5):	$209,000,000 / $260
Note Date:	11/3/2023	Appraisal Date:	9/22/2023
Original Term:	60 months	Occupancy:	72.0% (as of 10/1/2023)
Amortization:	Interest Only	UW Economic Occupancy:	75.3%
Original Amortization:	NAP	Underwritten NOI(6):	$12,406,192
Interest Only Period:	60 months	Underwritten NCF:	$11,241,484
First Payment Date:	12/6/2023
Maturity Date:	11/6/2028	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$12,105,061 (TTM September 30, 2023)
Additional Debt Balance(1)	$70,000,000	2022 NOI:	$11,838,203
Call Protection(2):	L(25),D(28),O(7)	2021 NOI:	$12,251,080
Lockbox / Cash Management:	Hard / Springing	2020 NOI:	$12,673,044
Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap		Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$131
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$131
Replacement Reserves:	$0	$13,387	NAP	Cut-off Date LTV:	50.2%
TI / LC:	$5,750,000	Springing	5,750,000	Maturity Date LTV:	50.2%
Other(4):	$22,108,718	$0	NAP	UW NOI DY:	11.8%
				UW NCF DSCR:	1.33x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$105,000,000	92.5%	Loan Payoff	$82,885,094	73.0%
Equity Contribution	8,538,028	7.5	Reserves	27,858,718	24.5
			Closing Costs	2,794,216	2.5
Total Sources	$113,538,028	100.0%	Total Uses	$113,538,028	100.0%
(1)	The Sugar Land Town Square Mortgage Loan (as defined below) is part of the Sugar Land Town Square Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $105,000,000. The financial information in the chart above is based on the aggregate principal balance of the promissory notes comprising the Sugar Land Town Square Whole Loan.
(2)	Defeasance of the Sugar Land Town Square Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last Sugar Land Town Square Whole Loan note to be securitized and (ii) November 3, 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2023-B40 securitization trust in December 2023. The actual defeasance lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	Other Reserves consist of an initial deposit for unfunded obligations in connection with certain outstanding tenant improvement and leasing commission obligations (approximately $10,496,774), an initial deposit for outstanding free rent and gap rent obligations (approximately $6,611,944), and an initial deposit for an earnout reserve ($5,000,000). The earnout reserve funds may be disbursed to the borrower upon, among other conditions, the net cash flow debt yield being greater than or equal to 11.25% (the “Earnout Satisfaction Event”). If the borrower is not entitled to a disbursement of the earnout reserve funds as of November 3, 2025 (the “Stabilization Date”), the borrower will be entitled to a partial disbursement of the earnout reserve funds, so long as the borrower has satisfied the conditions precedent for the Earnout Satisfaction Event, in the amount which would satisfy such debt yield requirement. The lender will, in its sole discretion, apply all funds remaining in the earnout reserve as of the Stabilization Date (after any partial disbursement) to prepay a portion of the outstanding principal balance of the Sugar Land Town Square Whole Loan subject to the applicable yield maintenance premium. The Sugar Land Town Square Whole Loan Cut-off Date LTV, Maturity Date LTV, and UW NOI DY net of the earnout reserve are 47.8%, 47.8%, and 12.4%, respectively. As of the date hereof, the borrower has requested disbursement of the earnout reserve funds, but the lender has not yet determined whether the conditions precedent for the Earnout Satisfaction Event have been satisfied. We cannot assure you that the Earnout Satisfaction Event will occur prior to the Stabilization Date.
(5)	The “As-Is” Appraised Value of $209,000,000 is based on the extraordinary assumption that leases with each of Southwest Water and PuttShack will be transacted in a timely manner. As of the origination date, a letter of intent to lease has been negotiated with PuttShack but has not been signed. However, the portion of space that is intended for PuttShack is currently leased to two tenants. There can be no assurance that PuttShack will enter into a lease to rent space at the Sugar Land Town Square Property or take occupancy of such space as expected or at all.
(6)	Underwritten NOI is greater than historical NOI as a result of incremental leasing of new tenants and renewal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Mixed Use – Office/Retail 2150 Town Square Place Sugar Land, TX 77479	Collateral Asset Summary – Loan No.6 Sugar Land Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.2% 1.33x 11.8%

The Loan. The sixth largest mortgage loan (the “Sugar Land Town Square Mortgage Loan”) is part of a whole loan evidenced by three pari passu notes that are secured by the borrower’s fee and leasehold interests in an 803,247 square foot mixed-use property located in Sugar Land, Texas (the “Sugar Land Town Square Property”). The Sugar Land Town Square Mortgage Loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $35,000,000. The Sugar Land Town Square Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”) and Argentic Real Estate Finance 2 LLC (“AREF2”) and has an aggregate outstanding principal balance as of the Cut-off Date of $105,000,000. The Sugar Land Town Square Whole Loan has a five-year interest-only term and accrues interest at a fixed rate of 7.96600% per annum. The Sugar Land Town Square Whole Loan has an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The non-controlling note A-1-2, which is currently held by AREF2 is expected to be contributed to one or more future securitization trust(s).

The table below summarizes the promissory notes that comprise the Sugar Land Town Square Whole Loan. The relationship between the holders of the Sugar Land Town Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the Sugar Land Town Square Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$55,000,000	$55,000,000	BBCMS 2023-5C23	Yes
A-1-2	$15,000,000	$15,000,000	AREF2(1)	No
A-2	$35,000,000	$35,000,000	Benchmark 2023-B40	No
Whole Loan	$105,000,000	$105,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Sugar Land Town Square Property consists of 15 mixed-use buildings with two large multi-story parking garages and a smaller parking structure in Sugar Land, Texas approximately 21 miles southwest of downtown Houston. The Sugar Land Town Square Property is part of a larger lifestyle center that consists of office, retail, residential, and hotel components. The greater Sugar Land Town Square lifestyle center includes Sugar Land City Hall, a 1.4-acre public plaza, a 300-room Marriott hotel and conference center, and a 167-unit condominium residential community (all non-collateral to the Sugar Land Town Square Property). The Sugar Land Town Square Property totals 803,247 square feet, which consists of 414,286 square feet of office space (51.6% of NRA), 276,843 square feet of first floor retail space (34.5% of NRA), and 112,118 square feet of second floor retail space (14.0% of NRA) that can be utilized for both office and retail tenants (“Second Floor Retail”). Retail spaces are generally located on the first floors of several buildings and there are six buildings containing office space that range between two and eight stories. The Sugar Land Town Square Property contains 3,172 parking spaces located in two large parking garages and a smaller parking structure which equates to a parking ratio of 3.95 spaces per 1,000 square feet of gross leasable area. The parking income represents 2.2% of the underwritten effective gross income.

The borrower sponsor acquired the Sugar Land Town Square Property in 2013 and invested approximately $5.14 million in capital expenditures over the last five years which include upgraded landscaping, refaced storefronts, new signage, upgraded building energy infrastructure, and new lighting products. Under the Sugar Land Town Square Whole Loan documents, the borrower is required to complete and pay for capital improvements costing at least $5.0 million to the Sugar Land Town Square Property prior to the maturity date. The borrower is required to fund the first $2.5 million from borrower equity and the monthly deposits made to the Capital Expense Reserve Subaccount (as defined below) and the remainder from the Capital Expense Reserve Additional Deposit (as defined below). See “Initial and Ongoing Reserves” below for more information.

As of October 1, 2023, the overall Sugar Land Town Square Property was 72.0% leased by 102 tenants. The Sugar Land Town Square Property features a granular rent roll, with no tenant making up greater than 6.4% of the net rentable area or 8.0% of underwritten base rent. Since January 2023, 22 new and renewal office leases totaling 228,902 square feet (28.5% of total NRA) have commenced or been executed, including the two largest tenants at the Sugar Land Town Center Property, Coffeyville Resources and Southwest Water. Additionally, 13 new and renewal retail leases have commenced or been executed since January 2023 totaling 46,422 square feet (5.8% of total NRA). The outstanding TI/LC Reserve of approximately $10,496,774 is comprised of outstanding obligations for 21 tenants that have recently signed or renewed including approximately $3.2 million for Coffeyville Resources, approximately $3.0 million for Southwest Water, and approximately $1.1 million for Equinox Counseling and Wellness. The free rent and gap rent reserve is comprised of approximately $6,293,082 for free rent and reimbursements owed to 27 tenants and $318,862 for gap rent for three tenants that have not yet taken occupancy at the Sugar Land Town Square Property.

The borrower sponsor is currently negotiating a letter of intent with a previously expired tenant (RGN-Sugar Land II, LLC) to renew for 10.9 years for approximately 19,592 square feet at $25.00 per square foot (not included in Underwritten NOI). There can be no assurance that RGN-Sugar Land II, LLC will enter into a lease to rent space at the Sugar Land Town Square Property or take occupancy of such space as expected or at all. The Sugar Land Town Square Whole Loan is structured with a $5.0 million earnout which may be disbursed to the borrower upon, among other conditions, the net cash flow debt yield being greater than or equal to 11.25%. See “Initial and Ongoing Reserves” below. As of the date hereof, the borrower has requested disbursement of the earnout reserve funds, but the lender has not

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Mixed Use – Office/Retail 2150 Town Square Place Sugar Land, TX 77479	Collateral Asset Summary – Loan No.6 Sugar Land Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.2% 1.33x 11.8%

yet determined whether the conditions precedent for the Earnout Satisfaction Event have been satisfied. We cannot assure you that the Earnout Satisfaction Event will occur prior to the Stabilization Date.

Major Tenants.

Coffeyville Resources (51,175 SF; 6.4% of NRA; 8.0% of underwritten base rent): Coffeyville Resources specializes in crude oil refining and the production of various petroleum products. The company produces a range of products such as gasoline, diesel fuel, jet fuel, asphalt, propane, and butane, which are sold to customers across the United States and globally. Coffeyville Resources is a subsidiary of CVR Energy, Inc. (NYSE: CVI), which reported net income of $463 million on $10.9 billion of net sales in 2022. Coffeyville Resources has been a tenant at the Sugar Land Town Square Property since 2006. The initial lease encumbered 9,126 square feet and the tenant has since expanded to its current size of 51,175 square feet. In July 2022, the tenant extended its lease by 140 months commencing in October 2023. A portion of the tenant’s leased premises (25,403 SF) is currently under construction and unoccupied. The tenant was relocated to swing space suites while the construction was completed and was in a rent abatement period that ended in November 2023. Coffeyville Resources has one, five-year renewal option remaining.

Southwest Water (41,114 SF; 5.1% of NRA; 5.9% of underwritten base rent): Southwest Water owns and operates regulated water and wastewater systems serving over 500,000 residential and business customers across seven states. The company was founded in 1891, is headquartered in Sugar Land, Texas, and employs approximately 500 people. Southwest Water executed a 15-year lease agreement in October 2023 that will commence in January 2024. The tenant has either two, five-year renewal options or one, 10-year renewal option remaining. The space demised to Southwest Water pursuant to its lease was leased to Coca-Cola, until October 2023, when the borrower and Coca-Cola executed a lease termination agreement that requires Coca-Cola to pay the borrower a lease termination payment of approximately $6.6 million (the “Coca-Cola Lease Termination Payment”). Following receipt of the Coca-Cola Lease Termination Payment, the borrower is required to remit the funds to the lender to be held in escrow until Southwest Water has taken occupancy of its leased premises at the Sugar Land Town Square Property. After Southwest Water has taken occupancy of its leased premises at the Sugar Land Town Square Property (i) $2,500,000 will be transferred to the Capital Expense Reserve Subaccount (as defined below); and (ii) the remainder will be disbursed to the borrower.

Industrial Info Resources, Inc (25,298 SF; 3.1% of NRA; 4.3% of underwritten base rent): Industrial Info Resources, Inc is a market intelligence and consulting firm that provides information on global industrial markets including energy, manufacturing, and transportation. Founded in 1983, the company has 17 offices worldwide and is headquartered at the Sugar Land Town Square Property. Industrial Info Resources, Inc offers comprehensive data on industrial plants, market research and analysis, and customized solutions for clients in industries such as oil, power generation, and pharmaceuticals. Industrial Info Resources, Inc has been a tenant at the Sugar Land Town Square Property since 2006. The initial lease encumbered 20,889 square feet for a period of 131 months. The tenant most recently extended its lease in March 2019 through August 2030, which extension included expanding into an additional 3,053 square feet of space. Industrial Info Resources, Inc has one, 10-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Mixed Use – Office/Retail 2150 Town Square Place Sugar Land, TX 77479	Collateral Asset Summary – Loan No.6 Sugar Land Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.2% 1.33x 11.8%

The following table presents certain information relating to the tenants (of which, certain tenants may have cotenancy provisions) at the Sugar Land Town Square Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Coffeyville Resources	Ba3/B+/BB-	51,175	6.4%	$1,294,215.84	$25.29	8.0%	5/31/2035	N	1 x 5 Yr
Southwest Water(3)	NR/NR/NR	41,114	5.1	945,622	$23.00	5.9%	12/31/2038	N	Various(4)
Industrial Info Resources, Inc	NR/NR/NR	25,298	3.1	695,695	$27.50	4.3%	8/31/2030	N	1 x 10 Yr
Contract Land Staff, LLC	NR/NR/NR	24,458	3.0	659,632	$26.97	4.1%	1/31/2025	N	2 x 5 Yr
Amica Mutual Insurance(5)	NR/NR/NR	22,721	2.8	562,345	$24.75	3.5%	7/31/2029	Y	2 x 5 Yr
Westin Homes	NR/NR/NR	20,984	2.6	545,584	$26.00	3.4%	5/31/2029	N	None
Perry’s Grille & Steakhouse	NR/NR/NR	9,650	1.2	485,492	$50.31	3.0%	6/30/2029	N	2 x 5 Yr
New Cingular Wireless(6)	NR/NR/NR	5,851	0.7	351,060	$60.00	2.2%	MTM	N	None
ME Global	NR/NR/NR	11,274	1.4	339,573	$30.12	2.1%	3/31/2027	N	1 x 10.5 Yr
BB Italia Kitchen & Bar	NR/NR/NR	8,705	1.1	330,790	$38.00	2.1%	10/31/2033	N	2 x 5 Yr
Largest Tenants		221,230	27.5	$6,210,008	$28.07	38.5%
Remaining Occupied		357,395	44.5	9,902,078	$27.71	61.5%
Total Occupied		578,625	72.0	$16,112,086	$27.85	100.0%
Vacant		224,622	28.0
Total		803,247	100.0
(1)	Based on the underwritten rent roll dated October 1, 2023, inclusive of contractual rent steps through December 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Southwest Water executed a new lease in October 2023 and is expected to take occupancy in January 2024. There can be no assurance that Southwest Water will take occupancy as expected or at all.
(4)	Southwest Water has the option to extend its lease term by (1) two renewal periods of five years or (2) one renewal period of 10 years.
(5)	Amica Mutual Insurance has the option to terminate its lease as of May 31, 2027 by providing written notice to the landlord at least 12 months prior to the termination date.
(6)	New Cingular Wireless took occupancy in March 2020 and is currently operating under a month-to-month lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Mixed Use – Office/Retail 2150 Town Square Place Sugar Land, TX 77479	Collateral Asset Summary – Loan No.6 Sugar Land Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.2% 1.33x 11.8%

The following table presents certain information relating to the lease rollover schedule at the Sugar Land Town Square Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)(3)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA(3)	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
2023 & MTM(4)	20,508	2.6%	2.6%	530,213	3.3	$25.85	7
2024	46,470	5.8	8.3	948,787	5.9	$20.42	13
2025	47,830	6.0	14.3	1,319,542	8.2	$27.59	8
2026	37,360	4.7	18.9	1,147,368	7.1	$30.71	12
2027	61,209	7.6	26.6	1,803,616	11.2	$29.47	15
2028	42,078	5.2	31.8	1,228,952	7.6	$29.21	11
2029	115,309	14.4	46.2	3,341,380	20.7	$28.98	13
2030	40,506	5.0	51.2	1,200,343	7.4	$29.63	5
2031	12,892	1.6	52.8	378,371	2.3	$29.35	2
2032	30,349	3.8	56.6	1,017,297	6.3	$33.52	7
2033	22,502	2.8	59.4	752,636	4.7	$33.45	4
2034 & Thereafter	101,612	12.7	72.0	2,443,582	15.2	$24.05	5
Vacant	224,622	28.0%	100.0	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	803,247	100.0%		16,112,086	100.0%	$27.85	102
(1)	Based on the underwritten rent roll dated October 1, 2023, inclusive of contractual rent steps through December 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(4)	2023 & MTM include temporary tenants.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sugar Land Town Square Property:

Cash Flow Analysis
	2020	2021	2022	T-12 9/30/2023	UW	Per SF
Base Rent(1)	17,441,305	$16,634,507	$16,868,449	$17,281,214	$16,112,086	$20.06
Percentage and Holdover Rent	485,232	$252,473	$347,925	$298,993	$228,779	$0.28
Recovery and Direct Billback Income	7,726,664	$7,819,685	$8,121,895	$8,596,773	$9,239,656	$11.50
Vacant Space	0	$0	$0	$0	$8,409,392	$10.47
Gross Potential Rent	$25,653,201	$24,706,665	$25,338,269	$26,176,980	$33,989,914	$42.32
Vacancy/Credit Loss/Abatements	(1,949,173)	($737,651)	($1,008,415)	($1,151,765)	($8,409,392)	($10.47)
Other Income(2)	649,751	684,339	700,335	787,333	842,812	$1.05
Effective Gross Income	24,353,780	$24,653,353	$25,030,189	$25,812,548	$26,423,334	$32.90
Management Fee	846,259	808,105	828,720	830,689	792,700	$0.99
Real Estate Taxes	2,935,174	3,396,561	3,757,632	3,866,402	4,247,386	$5.29
Insurance	169,821	222,611	254,485	282,236	274,370	$0.34
Other Expenses(3)	7,729,481	7,974,996	8,351,148	8,728,160	8,702,686	$10.83
Total Expenses	11,680,735	12,402,273	13,191,986	13,707,487	14,017,142	$17.45
Net Operating Income	12,673,044	$12,251,080	$11,838,203	$12,105,061	$12,406,192	$15.45
Capital Expenditures	0	0	0	0	160,649	$0.20
TI/LC	0	0	0	0	1,004,059	$1.25
Net Cash Flow	12,673,044	$12,251,080	$11,838,203	$12,105,061	$11,241,484	$14.00

Occupancy	78.0%	77.0%	78.0%	78.0%	72.0%
NCF DSCR(4)	1.49	1.44	1.40	1.43	1.33
NOI Debt Yield(4)	12.1%	11.7%	11.3%	11.5%	11.8%
(1)	Based on the underwritten rent roll dated October 1, 2023, inclusive of contractual rent steps through December 2024.
(2)	Other Income consists of net rental income of $55,479 from Starbucks, parking income and other miscellaneous fees and income.
(3)	Other Expenses consists of payroll, contract services, repairs and maintenance, general and administrative, HOA fees, non-recoverable expenses and margin tax.
(4)	Calculated based on the Sugar Land Town Square Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Mixed Use – Office/Retail 2150 Town Square Place Sugar Land, TX 77479	Collateral Asset Summary – Loan No.6 Sugar Land Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.2% 1.33x 11.8%

Appraisal. According to the appraisal dated September 22, 2023, the Sugar Land Town Square Property had an “As-Is” value of $209,000,000 based on the extraordinary assumption that leases with each of Southwest Water and PuttShack will be transacted in a timely manner. As of the origination date, a letter of intent to lease has been negotiated with PuttShack but has not been signed. There can be no assurance that PuttShack will enter into a lease to rent space at the Sugar Land Town Square Property or take occupancy of such space as expected or at all.

Environmental. According to the Phase I environmental assessment dated September 29, 2023, there was no evidence of any recognized environmental conditions at the Sugar Land Town Square Property.

The Market. The Sugar Land Town Square Property is located in Sugar Land, Texas, approximately 21 miles southwest of downtown Houston. The Sugar Land Town Square Property is located adjacent to the Southwest Freeway (Interstate 69) and Highway 6, which provide access to the greater Houston metropolitan area. The Sugar Land Town Square Property is located in the central commercial node of Sugar Land, Texas, which is within one mile of a Nordstrom, Lowe’s, Target, Whole Foods, Home Depot, AMC Theater, Marriott, and the Houston Methodist Hospital. Additionally, the Sugar Land Town Square Property benefits from a shared primary entrance with First Colony Mall, an approximately 1.0 million square foot super regional mall with anchor tenants including JCPenney, Macy’s and Dillard’s. According to the appraisal, the 2023 total population within a one-, three- and five-mile radii of the Sugar Land Town Square Property was 10,343, 79,207 and 227,751, respectively, and the 2023 median household income within the same radii was $69,579, $112,110 and $95,945, respectively.

According to CoStar, the Sugar Land Town Square Property is located in the Far New Territory retail submarket. As of the second quarter of 2023, the Far New Territory retail submarket had an inventory of 9.9 million square feet with a 4.0% vacancy rate. The average asking rent was $28.07 per square foot, an increase over the asking rent of $27.82 per square foot from the previous year. The appraiser concluded to a market rent of $35.00 FSG per square foot for the retail space at the Sugar Land Town Square Property.

According to CoStar, the Sugar Land Town Square Property is located in the E Fort Bend Co/Sugar Land office submarket. As of the second quarter of 2023, the E Fort Bend Co/Sugar Land office submarket had an inventory of 10.9 million square feet with a 15.4% vacancy rate. The average asking rent was $28.44 per square foot, an increase over the asking rent of $28.33 per square foot from the previous year. The appraiser concluded to a market rent of $24.00 FSG per square foot for the office space at the Sugar Land Town Square Property.

The Borrower and the Borrower Sponsor. The borrower is LCFRE Sugar Land Town Square, LLC, a Delaware limited liability company. The borrower is structured as a single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sugar Land Town Square Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Lionstone Commercial Real Estate Alpha Driver Partners, L.P., a subsidiary of Lionstone Investments. Lionstone Investments is a real estate investment firm founded in 2001 and headquartered in Houston, Texas. Since inception, Lionstone Investments has invested in over 22 million square feet of diversified real estate products and had $9.86 billion in assets under management as of 2022.

Property Management. The Sugar Land Town Square Property is managed by Rebees Experiential Management, LLC, a third-party property manager.

Initial and Ongoing Reserves. At origination of the Sugar Land Town Square Whole Loan, the borrower deposited $5,000,000 into an earnout reserve, $5,750,000 for tenant improvements and leasing commissions, approximately $6,611,944 for outstanding free rent and gap rent, and approximately $10,496,774 for unfunded obligations in connection with certain outstanding tenant improvement and leasing commission obligations.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments. Such reserve has been conditionally waived so long as the borrower provides to the lender evidence that all property taxes have been paid at least 10 days prior to the date that such amounts become delinquent and there is no ongoing Cash Management Period (as defined below).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Sugar Land Town Square Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Capital Expense – On a monthly basis, the borrower is required to escrow $13,387 for the payment or reimbursement of approved capital expenses. In addition, on each payment date occurring during the continuance of a Capital Expense Cash Management Period (as defined below) and provided no other Cash Management Period is then continuing, all available cash (or such portion of available cash that is allocated by the lender for deposit into the Capital Expense Reserve Subaccount) is required to be paid to the lender. The lender will transfer such amounts into a subaccount (the “Capital Expense Reserve Subaccount”). Furthermore, a portion of the Coca-Cola

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Mixed Use – Office/Retail 2150 Town Square Place Sugar Land, TX 77479	Collateral Asset Summary – Loan No.6 Sugar Land Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.2% 1.33x 11.8%

Lease Termination Payment equal to $2,500,000 is required to be transferred to the Capital Expense Reserve Subaccount after the tenant doing business as Southwest Water is in occupancy of its leased premises (the “Capital Expense Reserve Additional Deposit”). No portion of the Capital Expense Reserve Additional Deposit will be available for disbursement until the lender receives written evidence the borrower has otherwise completed and paid for approved capital expenses costing at least $2,500,000.

TI/LC Reserve – If at any time the balance in the TI/LC Reserve is less than $5,750,000, the borrower is required to escrow approximately $83,672 monthly for tenant improvements and leasing commissions.

Earnout Reserve – At origination of the Sugar Land Town Square Whole Loan, the borrower deposited $5,000,000 into an earnout reserve. The earnout reserve funds may be disbursed to the borrower upon satisfaction of the Earnout Satisfaction Event. If the borrower is not entitled to a disbursement of the earnout reserve funds as of the Stabilization Date, the borrower will be entitled to a partial disbursement of earnout reserve funds, so long as the borrower has satisfied the conditions precedent for the Earnout Satisfaction Event, in the amount which would cause the NCF debt yield to be greater than or equal to 11.25%. The lender will, in its sole discretion, apply all funds remaining in the earnout reserve as of the Stabilization Date (after any permitted partial disbursement) to prepay a portion of the outstanding principal balance of the Sugar Land Town Square Whole Loan subject to the applicable yield maintenance premium. As of the date hereof, the borrower has requested disbursement of the earnout reserve funds, but the lender has not yet determined whether the conditions precedent for the Earnout Satisfaction Event have been satisfied. We cannot assure you that the Earnout Satisfaction Event will occur prior to the Stabilization Date.

Lockbox / Cash Management. The Sugar Land Town Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the Sugar Land Town Square Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Sugar Land Town Square Property to be deposited into such lockbox within two business days. All funds deposited into the lockbox are required to be transferred on a daily basis to the borrower’s operating account unless a Cash Management Period exists. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Sugar Land Town Square Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sugar Land Town Square Whole Loan documents are required to be held by the lender in either (i) during a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), into a special rollover reserve subaccount, (ii) during a Capital Expense Cash Management Period, into the Capital Expense Reserve Subaccount or (iii) otherwise, into a cash collateral subaccount as additional collateral for the Sugar Land Town Square Whole Loan. Upon the cure of the applicable Cash Management Period, so long as no other Cash Management Period exists, the lender is required to return any amounts remaining on deposit in the cash collateral subaccount to the borrower. Upon an event of default under the Sugar Land Town Square Whole Loan documents, the lender will have the right to apply cash collateral subaccount funds to the debt in such priority as it may determine, including to make a prepayment of principal (together with the applicable yield maintenance premium).

A “Cash Management Period” means a period commencing upon the earliest to occur of (i) an event of default under the Sugar Land Town Square Whole Loan, (ii) the debt service coverage ratio, as calculated in accordance with the Sugar Land Town Square Whole Loan documents being less than 1.25x as of the end of any calendar quarter, (iii) the occurrence of a Lease Sweep Period, and (iv) the borrower failing to provide evidence it has completed and paid for approved capital expenses costing at least $2,500,000 by November 3, 2025 and expiring upon (a) with respect to clause (i) above, such event of default is no longer continuing and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, the date that the debt service coverage ratio, as calculated in accordance with the Sugar Land Town Square Whole Loan documents, is equal to or greater than 1.30x for two consecutive calendar quarters, (c) with respect to clause (iii) above, the termination of such Lease Sweep Period, (d) with respect to clause (iv) above, the earlier of (y) the borrower providing evidence it has completed and paid for approved capital expenses costing at least $2,500,000 or (z) an additional amount being deposited in the capital expenditure reserve subaccount as a result of the Cash Management Period equal to the difference between $2,500,000 and the amount of approved capital expenses that have been completed and paid for by the borrower as of such date (the period that commences upon the occurrence of the matter described in clause (iv) above and ending upon the occurrence of the matter described in this clause (d) being the “Capital Expense Cash Management Period”).

A “Lease Sweep Period” means a period commencing upon the occurrence of (i) the earlier of (a) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below), including any renewal terms; or (b) the date any tenant under a Lease Sweep Lease actually gives such notice of its intention not to renew or extend; or (ii) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any tenant under a Lease Sweep Lease gives notice of its intention not to renew or extend its lease; or (iii) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Lease Sweep Lease gives notice of its intention to terminate, surrender or cancel its lease (or any material portion thereof); or (iv) any tenant under a Lease Sweep Lease discontinues its business in any material portion of its premises (or gives notice that it intends to do so) and ceases paying rent; or (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a material monetary default under any Lease Sweep Lease by the applicable tenant; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Lease Sweep Lease, its parent company or the lease guarantor under a Lease Sweep Lease, as described in the Sugar Land Town Square Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Mixed Use – Office/Retail 2150 Town Square Place Sugar Land, TX 77479	Collateral Asset Summary – Loan No.6 Sugar Land Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.2% 1.33x 11.8%

A “Lease Sweep Lease” means any lease which covers 15% or more of the rentable square feet at the Sugar Land Town Square Property.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The borrower is permitted to release a certain retail parking unit and office parking unit (together, the “Release Parcel”) from the lien of the mortgage, provided, among other conditions, that (i) the City of Sugar Land, Texas (which has a reversionary interest in a total of 113 parking spaces) exercises a certain right to reverter to the Release Parcel, (ii) satisfaction of all REMIC requirements and (iii) if immediately following the release, the loan-to-value ratio is greater than 125%, the principal balance of the Sugar Land Town Square Whole Loan is paid down in an amount equal to either (a) an amount necessary to satisfy the ratio described above or (b) a lesser amount provided the lender receives a REMIC opinion. The Release Parcel was not afforded any material value in underwriting and is not necessary for compliance with zoning requirements.

Ground Lease. Approximately 396 square feet of the Sugar Land Town Square Property is encumbered by a ground lease between the borrower and the Sugar Land Town Square Development Authority. The annual rent under the ground lease is $10.00 and the lease expires on September 30, 2102 with no extension options. Two kiosk spaces, which are currently occupied by Little Joy, a gift shop, and 139Made, a jewelry vendor, are located on the leasehold parcels.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Retail - Anchored 30010 Detroit Road Westlake, OH 44145	Collateral Asset Summary – Loan No. 7 West Bay Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,225,000 67.8% 1.30x 11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Retail - Anchored 30010 Detroit Road Westlake, OH 44145	Collateral Asset Summary – Loan No. 7 West Bay Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,225,000 67.8% 1.30x 11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Retail - Anchored 30010 Detroit Road Westlake, OH 44145	Collateral Asset Summary – Loan No. 7 West Bay Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,225,000 67.8% 1.30x 11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Retail - Anchored 30010 Detroit Road Westlake, OH 44145	Collateral Asset Summary – Loan No. 7 West Bay Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,225,000 67.8% 1.30x 11.6%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type - Subtype:	Retail – Anchored
Borrower Sponsor(s):	John Carter and Catherine Carter	Collateral:	Fee
Borrower(s):	WestBay Plaza, LLC	Location:	Westlake, OH
Original Balance:	$29,225,000	Year Built / Renovated:	1974 / 2021
Cut-off Date Balance:	$29,225,000	Property Management:	Carter Properties, LLC
% by Initial UPB:	6.0%	Size:	147,135 SF
Interest Rate:	7.64820%	Appraised Value / Per SF(2):	$43,100,000 / $293
Note Date:	November 9, 2023	Appraisal Date:	September 13, 2023
Original Term:	120 months	Occupancy:	94.6% (as of October 13, 2023)
Amortization:	Interest Only, Amortizing Balloon	UW Economic Occupancy:	93.2%
Original Amortization:	360 months	Underwritten NOI(3):	$3,404,611
Interest Only Period:	60 months	Underwritten NCF:	$3,240,656
First Payment Date:	January 6, 2024
Maturity Date:	December 6, 2033	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,077,617 (TTM August 31, 2023)
Additional Debt Balance:	NAP	2022 NOI:	$2,999,940
Call Protection:	L(24),D(91),O(5)	2021 NOI:	$2,597,788
Lockbox / Cash Management:	Hard / Springing	2020 NOI:	$2,201,455
Reserves				Financial Information
	Initial	Monthly	Cap
Taxes:	$228,474	$38,079	NAP	Cut-off Date Loan Per SF:	$199
Insurance:	$19,971	$6,657	NAP	Maturity Date Loan Per SF:	$190
Replacement Reserves:	$0	$2,452	$150,000	Cut-off Date LTV:	67.8%
TI/LC:	$0	$18,392	$875,000	Maturity Date LTV:	64.7%
Other Reserves(1):	$342,993	$0	NAP	UW NOI DY:	11.6%
				UW NCF DSCR:	1.30x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,225,000	67.2%	Purchase Price	$41,750,000	96.0%
Borrower Sponsor Equity	14,266,681	32.8	Closing Costs	1,150,243	2.6
			Upfront Reserves	591,437	1.4
Total Sources	$43,491,681	100.0%	Total Uses	$43,491,681	100.0%

(1)	Other Reserves consists of unfunded obligations ($336,945) and escrows for a water sub-meter repair in connection with Fresh Thyme Farmer’s Market ($6,048).
(2)	The “As-Is” Appraised Value of $43,100,000 is based on the extraordinary assumption that the West Bay Plaza Property (as defined below) is fully occupied.
(3)	Underwritten NOI is greater than historical NOI given the westernmost building was fully remodeled and re-tenanted between 2021 and 2022.

The Loan. The seventh largest mortgage loan (the “West Bay Plaza Loan”) is secured by a first lien mortgage encumbering the borrower’s fee interest in a 147,135 square foot retail property located in Westlake, Ohio (the “West Bay Plaza Property”). The West Bay Plaza Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $29,225,000.

The West Bay Plaza Loan was originated by Goldman Sachs Bank USA (“GSBI”) on November 9, 2023 and accrues interest at a fixed rate of 7.64820% per annum. The West Bay Plaza Loan requires monthly payments of interest only for the initial 60 months of the loan and will amortize on a 30-year amortization schedule thereafter. The West Bay Plaza Loan proceeds were used to acquire the West Bay Plaza Property, pay origination costs and fund upfront reserves.

The West Bay Plaza Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-Off Date. The scheduled maturity date of the West Bay Plaza Loan is the due date in December 2033. Voluntary prepayment of the West Bay Plaza Loan in whole (but not in part) is permitted on or after the due date occurring in August 2033 without a payment of a yield maintenance premium.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Retail - Anchored 30010 Detroit Road Westlake, OH 44145	Collateral Asset Summary – Loan No. 7 West Bay Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,225,000 67.8% 1.30x 11.6%

The Property. The West Bay Plaza Property consists of a 147,135 square foot grocery-anchored retail center located in Westlake, Ohio. Built in 1974 and renovated in 2021, the West Bay Plaza Property is located approximately 14 miles west of the Cleveland central business district. The West Bay Plaza Property offers close proximity to Interstate 90 various local throughfares. The West Bay Plaza Property is leased by 22 unique tenants, none of which comprise more than 19.5% of net rentable area or 20.1% of Total U/W Base Rent. The West Bay Plaza Property offers parking on all sides and three dock doors.

Major Tenants. The three largest tenants based on underwritten base rent are Fresh Thyme, Homesense and Ulta Beauty.

Fresh Thyme (28,709 square feet, 19.5% of net rentable area, 20.1% of underwritten base rent) is an American grocery chain with 71 stores located across the Midwest and over 4,000 employees as of October 2022. Founded in April 2014, the retailer offers grocery products, supplements and personal care items, amongst others.

Homesense (25,042 square feet, 17.0% of net rentable area, 11.2% of underwritten base rent) is a publicly-traded Canadian chain of discount home furnishing stores owned by TJX Companies. Homesense features furniture, rugs, art, and lighting products in addition to seasonal offerings across its 55 stores located in the United States.

Ulta Beauty (10,182 square feet, 6.9% of net rentable area, 7.2% of underwritten base rent) is a publicly-traded American chain of beauty stores. Founded in 1990, Ulta offers more than 25,000 products across more than 600 beauty brands, including its own private label. The company’s product mix includes cosmetics, haircare, styling tools and fragrances, amongst others.

The following table presents certain information relating to the major tenants at the West Bay Plaza Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Fresh Thyme	NR/NR/NR	28,709	19.5%	$703,371	$24.50	20.1%	8/31/2033	N	3, 5-year options
Homesense	A2/A/NR	25,042	17.0	390,655	$15.60	11.2	2/28/2029	N	4, 5-year options
Ulta Beauty	NR/NR/NR	10,182	6.9	252,005	$24.75	7.2	8/31/2028	N	2, 5-year options
Sierra Trading Post	NR/NR/NR	18,003	12.2	238,540	$13.25	6.8	4/30/2032	N	4, 5-year options
Pet Supplies Plus	NR/NR/NR	8,000	5.4	211,200	$26.40	6.0	8/31/2028	N	2, 5-year options
Chase	A1/A-/NR	4,200	2.9	195,000	$46.43	5.6	10/31/2041	N	4, 5-year options
Salon Lofts	NR/NR/NR	4,770	3.2	160,033	$33.55	4.6	2/28/2029	N	2, 5-year options
Spenga	NR/NR/NR	4,000	2.7	140,689	$35.17	4.0	7/31/2030	N	2, 5-year options
Brassica	NR/NR/NR	2,782	1.9	122,408	$44.00	3.5	11/30/2033	N	2, 5-year options
Arashi Japanese Steakhouse	NR/NR/NR	7,000	4.8	119,000	$17.00	3.4	11/30/2025	N	None
Largest Tenants		112,688	76.6%	$2,532,900	$22.48	72.3%
Remaining Occupied		26,447	18.0	968,928	$36.64	27.7
Total Occupied		139,135	94.6%	$3,501,827	$25.17	100.0%
Vacant(3)		8,000	5.4
Total Occupied		147,135	100.0%
(1)	Based on the underwritten rent roll dated October 13, 2023, with rent steps through December 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The space leased by Kirkland’s was underwritten as vacant due to the tenant having given its termination notice on October 30, 2023 (effective as of July 25, 2024).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Retail - Anchored 30010 Detroit Road Westlake, OH 44145	Collateral Asset Summary – Loan No. 7 West Bay Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,225,000 67.8% 1.30x 11.6%

The following table presents certain information relating to the lease rollover schedule at the West Bay Plaza Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0	0	0.0	0.00	0
2024	3,200	2.2	2.2	102,400	2.9	32.00	1
2025	7,000	4.8	6.9	119,000	3.4	17.00	1
2026	0	0.0	6.9	0	0.0	0.00	0
2027	2,600	1.8	8.7	86,940	2.5	33.44	1
2028	22,182	15.1	23.8	630,819	18.0	28.44	4
2029	32,012	21.8	45.5	655,230	18.7	20.47	3
2030	10,544	7.2	52.7	349,253	10.0	33.12	4
2031	0	0.0	52.7	0	0.0	0.00	0
2032	22,926	15.6	68.3	425,656	12.2	18.57	4
2033	34,471	23.4	91.7	937,529	26.8	27.20	3
2034 & Thereafter	4,200	2.9	94.6	195,000	5.6	46.43	1
Vacant(3)	8,000	5.4	100.0	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	147,135	100.0%		$3,501,827	100.0%	$25.17	22
(1)	Based on the underwritten rent roll dated October 13, 2023, with rent steps through December 31, 2024.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The space leased by Kirkland’s was underwritten as vacant due to the tenant having given its termination notice on October 30, 2023 (effective as of July 25, 2024).

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the West Bay Plaza Property:

Cash Flow Analysis(1)
	2021	2022	TTM August 2023	U/W	U/W Per SF
Base Rent(1)	$2,669,948	$3,089,546	$3,237,301	$3,501,827	$23.80
Gross Up Vacancy	0	0	0	302,786	2.06
Credit Tenant Rent Steps(2)	0	0	0	41,237	0.28
Gross Potential Rent	$2,669,948	$3,089,546	$3,237,301	$3,845,850	$26.14
Total Reimbursements(3)	650,213	745,942	829,102	812,963	5.53
Other Revenue(4)	24,533	24,310	24,568	17,400	0.12
Net Rental Revenue	$3,344,694	$3,859,797	$4,090,971	$4,676,213	$31.78
Vacancy / Credit Loss	47,524	(9,031)	(29,931)	(319,306)	-2.17
Effective Gross Income	$3,392,218	$3,850,766	$4,061,040	$4,356,907	$29.61
Total Expenses	$794,430	$850,826	$983,423	$952,296	6.47
Net Operating Income(6)	$2,597,788	$2,999,940	$3,077,617	$3,404,611	$23.14
Capital Expenditures	0	0	0	28,587	0.19
TI/LC	0	0	0	135,368	0.92
Net Cash Flow	$2,597,788	$2,999,940	$3,077,617	$3,240,656	$22.03

Occupancy (%)(5)	NAP	NAP	NAP	93.2%(6)
NCF DSCR	1.04x	1.21x	1.24x	1.30x
NOI Debt Yield	8.9%	10.3%	10.5%	11.6%
(1)	Based on the underwritten rent roll dated October 13, 2023, with rent steps through December 31, 2024.
(2)	Based on contractual rent steps for investment-grade tenants, taken straight-line over their lease term.
(3)	Total Reimbursements are based on actual lease terms and underwritten expenses.
(4)	Other Revenue consists of income from late fees and signage fees.
(5)	Historical occupancies are unavailable because the spaces in the westernmost building at the West Bay Plaza Property was fully remodeled between 2021 and 2022.
(6)	Underwritten NOI is greater than historical NOI given the westernmost building was fully remodeled and re-tenanted between 2021 and 2022.
(7)	U/W occupancy is based on the economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Retail - Anchored 30010 Detroit Road Westlake, OH 44145	Collateral Asset Summary – Loan No. 7 West Bay Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,225,000 67.8% 1.30x 11.6%

Appraisal. According to the appraisal, the West Bay Plaza Property had an “As-Is” value of $43,100,000 as of September 13, 2023 based on the extraordinary assumption that the West Bay Plaza Property is fully occupied. The following table presents certain information relating to the appraisal for the West Bay Plaza Property:

West Bay Plaza(1)
Property	Value	Capitalization Rate
West Bay Plaza	$43,100,000	7.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated September 21, 2023, there was no evidence of any recognized environmental conditions at the West Bay Plaza Property.

The Market. The West Bay Plaza Property is located in Westlake, Ohio, and serves a trade area of approximately 14,603 households encompassing 33,964 residents. The largest employers in the metropolitan statistical area are Cleveland Clinic (over 32,800 employees), University Hospitals (16,500 employees) and U.S. Office of Personnel Management (12,000 employees).

According to the appraisal, the 2023 population within a 1-, 3- and 5-mile radius of the West Bay Plaza Property was 6,584, 55,226 and 142,116, respectively. The 2023 median household income within the same radii was $95,344, $103,603 and $90,605, respectively.

The following table presents certain information relating to comparable sales for the West Bay Plaza Property:

Comparable Sales(1)
	Subject	Sale 1	Sale 2	Sale 3	Sale 4	Sale 5
Property Name	West Bay Plaza	The Market at Stelzer	Largo Town Center	Cedar Center South	Village at Pittsburgh Mills	Germantown Collection
City	Westlake	Columbus	Upper Marlboro	University Heights	Tarentum	Germantown
State	OH	OH	MD	OH	PA	TN
Sale Date	Nov-23	Dec-21	Jul-23	May-21	Nov-21	Sep-21
Year Built (Renovated)	1974 (2021)	2008 (N/A)	1991 (2020)	1950 (2006)	2000 (2007)	1988 (2020)
Size (SF)	147,135	116,707	277,346	138,891	160,894	108,289
Sale Price	$41,750,000	$24,350,000	$70,000,000	$38,750,000	$29,350,000	$40,100,000
Price per SF	$283.75	$208.64	$252.39	$279.00	$182.42	$370.31
OAR	7.9%	6.8%	7.0%	N/A	7.9%	6.1%
(1)	Source: Appraisal.

The Borrower and Borrower Sponsors. The borrower for the West Bay Plaza Loan is WestBay Plaza, LLC, a Delaware limited liability company and a single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the West Bay Plaza Loan. The loan sponsors are John Carter and Catherine Carter.

Property Management. The West Bay Plaza Property is managed by Carter Properties, LLC, an affiliate of the borrower.

Initial and Ongoing Reserves. At loan origination, the borrower deposited approximately: (i) $228,474 into a tax reserve; (ii) $19,971 into an insurance reserve; (iii) $336,945 into an unfunded obligations reserve in connection with certain outstanding tenant improvement allowances, leasing commissions and gap rent; and (iv) $6,048 into a reserve in connection with certain items noted in the estoppel certificate delivered by the tenant Fresh Thyme Farmer’s Market lease, including the replacement of a faulty water submeter and the reconciliation of any amounts owed or to be reimbursed to Fresh Thyme Farmer’s Market in connection with water/sewer charges.

Tax Reserve – On each due date, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $38,078.94).

Insurance Reserve – On each due date, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $6,657); provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the West Bay Plaza Loan documents, there is no continuing event of default in relation to the West Bay Plaza Loan and the borrower provides timely evidence of the payment of the insurance premiums pursuant to the West Bay Plaza Loan documents.

Capital Expenditures Reserve – On each due date, if and to the extent the amount contained in the Capital Expenditure Reserve is less than $150,000, the borrower is required to fund a capital expenditure reserve in the amount of approximately $2,452.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Retail - Anchored 30010 Detroit Road Westlake, OH 44145	Collateral Asset Summary – Loan No. 7 West Bay Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,225,000 67.8% 1.30x 11.6%

TI/LC Reserve – On each due date, if and to the extent the amount contained in the leasing commission and tenant improvements account is less than $875,000 (excluding any lease termination proceeds), the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of approximately $18,392.

Critical Tenant Reserve – To the extent a West Bay Plaza Trigger Period (as defined below) occurs as a result of a Critical Tenant Trigger Event (as defined below), the borrower is required to deposit all excess cash flow into a critical tenant reserve in accordance with the West Bay Plaza Loan documents.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant or the guarantor under its Critical Tenant (as defined below) lease or on the date any such Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors, and (b) ending on the earlier of (1) the dismissal of any bankruptcy case against any Critical Tenant or the guarantor under its Critical Tenant lease, the Critical Tenant and its lease guarantor is no longer deemed legally insolvent and any general assignment for the benefit of creditors is legally withdrawn, without, in either case, any negative impact on the applicable Critical Tenant lease, the Critical Tenant is paying normal monthly rent and is otherwise in compliance with its lease, and has provided an updated estoppel, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease and has provided an updated estoppel or (3) the applicable lease is terminated and the entirety of the applicable leased premises are leased to one or more approved substitute leases; (ii)(a) commencing when any Critical Tenant has not given notice to renew its lease as of the earlier of (1) the date required under its lease and (2) 12 months prior to the expiration of its lease, and (b) ending on the earlier of (1) such Critical Tenant enters a renewal or extension of its lease pursuant to the existing terms and is in occupancy of all or substantially all of its applicable space and is paying full monthly rent, is open for business and has provided an updated estoppel or (2) the entirety of the applicable leased premises are leased to one or more approved substitute leases; (iii)(a) commencing on the date that any Critical Tenant either (1) gives notice of an intent to terminate its lease or vacate a material portion of its leased premises, (2) “goes dark”, discontinues its operations or business in a material portion of its leased premises or vacates or is otherwise not in occupancy of a material portion of its leased premises (excluding any temporary discontinuance of its business), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its business and operations in all or substantially all of its applicable space, is paying full monthly rent and has provided an updated estoppel or (2) the entirety of the applicable leased premises are leased to one or more approved substitute leases; or (iv)(a) the occurrence of an event of default by the borrower, as landlord or a Critical Tenant under any lease beyond any applicable cure or grace period and (b) ending on the date such event of default has been cured or the applicable lease is terminated and the entirety of the related space is subject to one or more approved substitute leases.

A “Critical Tenant” means (i) Fresh Thyme Farmer’s Market and (ii) any successor tenant which takes occupancy of more than 15,000 of the leased premises currently occupied by Fresh Thyme Farmer’s Market pursuant to a replacement lease.

Lockbox / Cash Management. The West Bay Plaza Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the West Bay Plaza Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the West Bay Plaza Property and all other money received by the borrower or the property manager with respect to the West Bay Plaza Property (other than tenant security deposits) to be deposited into such lockbox account or the cash management account (to the extent there is a continuing West Bay Plaza Trigger Period (as defined below)) by the end of the first business day of receipt thereof. On each business day that no West Bay Plaza Trigger Period or event of default under the West Bay Plaza Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a West Bay Plaza Trigger Period or event of default under the West Bay Plaza is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a West Bay Plaza Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the West Bay Plaza Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the West Bay Plaza Loan.

A “West Bay Plaza Trigger Period” means each period commencing (a) when the debt service coverage ratio (as calculated under the West Bay Plaza Loan documents), determined as of the first day of any fiscal quarter, is less than 1.15x, and ending when the debt service coverage ratio (as calculated under the West Bay Plaza Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 1.15x, (b) if the financial reports required under the West Bay Plaza Loan documents are not delivered to the lender as and when required, subject to a notice and cure period as specified in the West Bay Plaza Loan documents and ending when such reports are delivered and they indicate, in fact, that no West Bay Plaza Trigger Period is ongoing, and (c) upon the occurrence of a Critical Tenant Trigger Event and ending upon the satisfaction of the applicable conditions as described in the definition of “Critical Tenant Trigger Event” above.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Retail - Anchored 30010 Detroit Road Westlake, OH 44145	Collateral Asset Summary – Loan No. 7 West Bay Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,225,000 67.8% 1.30x 11.6%

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

LOWER LEVEL
NORDSTROM
Neiman Marcus
WILLIAMS-SONOMA
LUSH
VINFAST
ZARA
URBAN OUTFITTERS
KAY
COACH
SEPHORA
GUCCI
PRADA
True Food
ROLEX
bloomingdales
VANS
Foot Locker
GARAGE
ALDO
macy's
MICHAEL KORS
SAINT LAURENT
Dior
VERSACE
amc THEATRES
claire's
FOREVER 21
LEVEL 1

NORDSTROM
Neiman Marcus
free people
J.Jill
ECCO
LIP LAB
AMERICAN EAGLE
ZARA
HOLLISTER
PACSUN
TIFFANY & Co.
VUORI
BANANA REPUBLIC
ANTHROPOLOGIE
ATHLETA
Sur La Table
Abercrombie & Fitch
bloomingdales
H&M
Lids
TOUS
macy's
VICTORIA'S SECRET
LEGO
amc THEATRES
BLANCO
FOREVER 21
EXPRESS / EXPRESS
LEVEL 2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

Mortgage Loan Information
Loan Seller:	BANA
Loan Purpose:	Refinance
Borrower Sponsor:	Simon Property Group, L.P.
Borrower:	Fashion Valley Mall, LLC
Original Balance(1):	$25,000,000
Cut-off Date Balance(1):	$25,000,000
% by Initial UPB:	5.2%
Interest Rate:	5.73000%
Note Date:	May 25, 2023
Original Term:	120 months
Amortization:	Interest Only
Original Amortization:	NAP
Interest Only Period:	120 months
First Payment Date:	July 1, 2023
Maturity Date:	June 1, 2033
Additional Debt Type(1)(2):	Pari Passu
Additional Debt Balance(1)(2):	$425,000,000
Call Protection:	L(30),D(84),O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement Reserve:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Gap Rent Reserve:	$4,458,079	$0	NAP
Outstanding TI/LC:	$24,345,615	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type / Subtype:	Retail / Super Regional Mall
Collateral:	Fee
Location:	San Diego, CA
Year Built / Renovated:	1969 / 2023
Property Management:	Simon Management Associates, LLC (borrower-related)
Size:	1,377,155 SF
Appraised Value / Per SF(4):	$1,430,000,000 / $1,038
Appraisal Date:	April 5, 2023
Occupancy(5):	94.0% (as of May 15, 2023)
UW Economic Occupancy:	89.9%
Underwritten NOI:	$84,002,289
Underwritten NCF:	$82,302,958

Historical NOI
Most Recent NOI:	$80,846,012 (December 31, 2022)
2021 NOI:	$79,065,945
2020 NOI:	$72,772,653
2019 NOI:	$82,934,141

Financial Information(1)
Whole Loan
Cut-off Date Loan / SF:	$327
Maturity Date Loan / SF:	$327
Cut-off Date LTV(4):	31.5%
Maturity Date LTV(4):	31.5%
UW NOI DY:	18.7%
UW NCF DSCR:	3.15x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$450,000,000	100.0%	Loan Payoff	$417,362,939	92.7%
			Upfront Reserves	28,803,694	6.4
			Return of Equity	2,571,188	0.6
			Closing Costs	1,262,178	0.3
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%
(1)	The Fashion Valley Mall Mortgage Loan (as defined below) is part of the Fashion Valley Mall Whole Loan (as defined below), which is evidenced by 22 pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $450,000,000. The Financial Information in the chart above reflects the Fashion Valley Mall Whole Loan.
(2)	The borrower utilized an approximately $2.5 million C-PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property (as defined below). The C-PACE loan has a ten-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was $866,043. The debt service is included as an assessment on the Fashion Valley Mall Property’s real estate tax bills and is a recoverable expense.
(3)	See “Initial and Ongoing Reserves” herein.
(4)	The Appraised Value represents the hypothetical as-is value, which excludes the value attributed to Release Parcels. Based on the actual as-is value of $1,450,000,000 the Cut-off Date LTV and Maturity Date LTV are 31.0% and 31.0%, respectively. See “Partial Release” below.
(5)	Occupancy includes all tenants in place and excludes all Release Parcels (as defined below). As of May 15, 2023, the Fashion Valley Mall Property was 96.0% occupied inclusive of Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

The Loan. The eighth largest loan, Fashion Valley Mall mortgage loan (the “Fashion Valley Mall Mortgage Loan”) is part of a whole loan (the “Fashion Valley Mall Whole Loan”) evidenced by 22 pari passu promissory notes in the aggregate original principal amount of $450,000,000 and is secured by the borrower’s fee interest in a super regional mall located in San Diego, California (the “Fashion Valley Mall Property”). The Fashion Valley Mall Whole Loan was co-originated on May 25, 2023 by Bank of America, National Association (“BANA”), JPMorgan Chase Bank, National Association (“JPMCB”), Barclays Capital Real Estate Inc. (“Barclays”) and Bank of Montreal (“BMO”). The Fashion Valley Mall Whole Loan accrues interest at a fixed rate of 5.73000% per annum, has a 10-year term and is interest-only for the full term. The scheduled maturity date of the Fashion Valley Mall Whole Loan is the payment date that occurs on June 1, 2033. The Fashion Valley Mall Mortgage Loan is evidenced by the controlling note A-1-1, with an outstanding principal balance as of the Cut-off Date of $25,000,000. The remaining promissory notes comprising the Fashion Valley Mall Whole Loan are summarized in the below table. The Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-B40 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$25,000,000	$25,000,000	Benchmark 2023-B40	Yes
A-1-2, A-2-1-2, A-2-4	70,000,000	70,000,000	BANK 2023-BNK46	No
A-1-3, A-3-3, A-4-2, A-4-3	82,500,000	82,500,000	BBCMS 2023-C20	No
A-1-1-1, A-1-4, A-3-2, A-4-5	75,000,000	75,000,000	MSWF 2023-2(1)	No
A-2-1-1, A-2-2, A-2-3	85,000,000	85,000,000	Benchmark 2023-B39	No
A-3-1, A-3-4, A-3-5	50,000,000	50,000,000	BMO 2023-C6	No
A-3-6, A-4-1, A-4-4, A-4-6	62,500,000	62,500,000	BBCMS 2023-C21	No
Whole Loan	$450,000,000	$450,000,000
(1)	The MSWF 2023-2 transaction is expected to close on or about December 21, 2023.

The Property. The Fashion Valley Mall Property is a Class A, open-air, super-regional mall that was constructed in 1969 on an 81.44-acre plot of land in the Mission Valley section of San Diego, California. The Fashion Valley Mall Property consists of 1,377,155 square feet of net rentable area and provides parking via 7,512 surface parking and parking garage spaces (approximately 5.5 spaces per 1,000 square feet). The Fashion Valley Mall Property is home to six anchor department stores, including Neiman Marcus (excluded from underwriting), Bloomingdale’s, Nordstrom, Macy’s and JCPenney (excluded from underwriting), and an 18-screen AMC Theatres.

The parcels relating to the Neiman Marcus and JCPenney stores, including their related parking structures and spaces, are permitted to be freely released by the borrower, therefore all square footage and any rent for those tenants has been excluded in the lender’s underwriting and no value has been given to either parcel in the appraised value. The information relating to the Fashion Valley Mall Property herein does not include either the Neiman Marcus or JCPenney parcels (each, a “Release Parcel”), unless otherwise expressly stated herein. See “Partial Release” below.

As of May 15, 2023, the Fashion Valley Mall Property was 94.0% leased by over 150 tenants and 96.0% leased including three additional RDP tenants. 859,488 square feet (62.4% of net rentable area) is occupied by the 14 anchor tenants, three of which are subject to ground leases under which the tenants own their improvements. As of the trailing 12-month period ending March 2023, the Fashion Valley Mall Property generated over $1.05 billion in total sales, and in-line sales of $1,424 per square foot (excluding Apple and Tesla). The Fashion Valley Mall Property is the only full-price location in the San Diego market for many retailers and restaurants, including Armani Exchange, Bloomingdale’s, Burberry, Cartier, Coach, Dior, Gucci, Hugo Boss, Neiman Marcus, Omega, Prada, Rolex, Saint Laurent, Salvatore Ferragamo and Tory Burch.

The Fashion Valley Mall Property recently completed an estimated $84.9 million cosmetic renovation in the fourth quarter of 2023 that included removal of outdated architectural elements, installation of additional landscaping and an experiential water feature, replacement and relocation of escalators and elevators, renovations to restrooms, additions of outdoor cabana rooms, and the building of a landscaped park at the food court.

Appraisal. The appraisal concluded to a “hypothetical as-is value”, which excludes the value attributed to Release Parcels, as of April 5, 2023 of $1,430,000,000. The “as-is” value including the Release Parcels is $1,450,000,000. Based on the actual as-is value of $1,450,000,000, the Cut-off Date LTV and Maturity Date LTV are 31.0% and 31.0%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

Major Tenants.

Nordstrom (220,486 square feet, 16.0% of NRA, 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children and is focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom lease at the Fashion Valley Mall Property has an original commencement date of August 28, 1981 and ground lease expiration date of December 31, 2080. Nordstrom does not pay base rent but is responsible for Common Area and Maintenance (“CAM”) charges. Nordstrom’s reported sales at the Fashion Valley Mall Property were $147,000,000 for year-end 2022.

Bloomingdale’s (201,502 square feet, 14.6% of NRA, 0.05% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain with over 2,500 employees and 60 stores in the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. The Bloomingdale’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property from 1969. Bloomingdale’s has a ground lease expiration date of January 31, 2035 with three 15-year renewal options. Bloomingdale’s reported sales at the Fashion Valley Mall Property were $40,400,000 for year-end 2022.

Macy’s (196,120 square feet, 14.2% of NRA, 0.05% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. The Macy’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property since 1969. Macy’s has a ground lease expiration date of January 31, 2026 with two, 21-year renewal options remaining so long as there is no event of default under the Macy’s ground lease. Macy’s reported sales at the Fashion Valley Mall Property were $51,000,000 for year-end 2022.

The following table presents certain information relating to historical occupancy for the Fashion Valley Mall Property:

Historical Occupancy(1)
2019(2)	2020(2)	2021(2)	2022(2)	As of 5/15/2023(3)
96.9%	96.1%	98.0%	96.7%	94.0%
(1)	Occupancy does not include the Release Parcels.
(2)	Historical occupancies are as of December 31 for each respective year and are inclusive of RDP tenants.
(3)	Current occupancy is as of May 15, 2023 and includes all tenants in place and tenants with signed leases as of the reporting period. The Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. RDP tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

The following table presents certain information relating to the tenants (of which, certain tenants may have cotenancy provisions) at the Fashion Valley Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent(1)	Sales PSF/ Screen(3)	U/W Occ. Cost	Lease Expiration Date	Renewal	Term. Option (Y/N)
Anchor Tenants
Nordstrom(4)	Ba1/BB+/BBB-	220,486	16.0%	$0.00	$0	0.0%	$667	0.1%	12/31/2080	None	N
Bloomingdale's(4)	Ba2/BB+/BBB-	201,502	14.6%	$0.17	$33,450	0.05%	$200	0.4%	1/31/2035	3 x 15 yr	N
Macy's(4)	Ba2/BB+/BBB-	196,120	14.2%	$0.17	$33,866	0.05%	$260	0.3%	1/31/2026	3 x 21 yr	N
Anchor Tenants Subtotal / Wtd. Avg.		618,108	44.9%	$0.11	$67,316	0.1%

Junior Anchor Tenants
Forever 21	NR/NR/NR	53,787	3.9%	$34.32	$1,845,796	2.5%	$141	25.3%	1/31/2026	1 x 5 yr	N
AMC Theatres	Caa2/CCC+/NR	51,610	3.7%	$30.25	$1,561,203	2.1%	$481,930(5)	23.6%	12/31/2024	3 x 5 yr	N
The Container Store	NR/B/NR	24,432	1.8%	$40.00	$977,280	1.3%	$448	12.3%	5/31/2030	1 x 5 yr	N
Zara(6)	NR/NR/NR	21,726	1.6%	$104.38	$2,267,760	3.1%	$1,283	12.5%	9/30/2022	None	N
Pottery Barn	NR/NR/NR	19,920	1.4%	$55.81	$1,111,639	1.5%	$468	22.7%	1/31/2024	None	N
H&M(6)	NR/BBB/NR	14,106	1.0%	$67.13	$946,934	1.3%	$608	21.6%	1/31/2023	None	N
Victoria's Secret	B1/BB-/NR	12,559	0.9%	$159.88	$2,007,925	2.8%	$790	27.4%	1/31/2025	None	N
Jr. Anchor Tenants Subtotal / Wtd. Avg.		198,140	14.4%	$54.10	$10,718,536	14.7%

Remaining Occupied		478,320	34.7%	$129.72	$62,046,033	85.2%
Occupied Collateral Total/ Wtd. Avg.		1,294,568	94.0%	$56.26	$72,831,885	100.0%

Vacant Space		82,587	6.0%

Collateral Total		1,377,155	100.0%

(1)	Based on the underwritten rent roll dated May 15, 2023, inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor as of the 12 months ended March 2023. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales for anchor tenants are as of year-end 2022.
(4)	The Nordstrom, Bloomingdale’s and Macy’s tenants are subject to ground leases. Nordstrom does not pay base rent but is responsible for CAM charges.
(5)	Based on AMC Theatres’ 18 screens.
(6)	Leases for both Zara and H&M are subject to renewal. Both tenants are month to month and continue to pay rent. We cannot assure you whether or when either lease will be renewed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

The following table presents certain information relating to the tenant sales at the Fashion Valley Mall Property:

Tenant Sales(1)(2)
	2017	2018	2019	2020(3)	2021	2022	TTM March 2023
Gross Mall Sales	$608,514,305	$682,415,790	$1,085,890,001	$717,229,387	$983,426,151	$1,050,104,045	$1,055,000,320
Gross Mall Sales (Ex-Apple / Tesla)(4)	$490,756,985	$501,039,180	$812,226,260	$629,072,676	$890,646,999	$979,138,467	$978,542,475
Sales PSF (Inline)	$1,235	$1,410	$1,675	$1,095	$1,503	$1,534	$1,599
Sales PSF (Inline, Ex-Apple / Tesla)(4)	$966	$989	$998	$895	$1,297	$1,378	$1,424
Occupancy Cost (Inline)(5)	13.1%	11.9%	10.3%	15.8%	11.7%	11.5%	11.1%
Occupancy Cost (Inline, Ex-Apple / Tesla)(4)(5)	16.8%	17.0%	17.3%	19.4%	13.6%	12.8%	12.5%
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. The sales information in this table includes the Release Parcels. Sales for anchor tenants were only provided between 2019-2022 and TTM March 2023 anchor sales are for year-end 2022.
(2)	Inline represents tenants less than 10,000 square feet.
(3)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(4)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(5)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

The following table presents certain information relating to the major tenant sales at the Fashion Valley Mall Property:

Major Tenant Sales(1)
Tenant Name	2017	2018	2019	2020(2)	2021	2022	TTM March 2023	TTM March 2023 Sales PSF/Screen
Nordstrom	N/A	N/A	$140,200,000	$98,100,000	$135,600,000	$147,000,000	$147,000,000	$667
Bloomingdale's	N/A	N/A	$39,200,000	$23,500,000	$39,200,000	$40,400,000	$40,400,000	$200
Macy's	N/A	N/A	$57,000,000	$31,400,000	$51,300,000	$51,000,000	$51,000,000	$260
Forever 21	$11,925,965	$11,976,850	$10,716,695	$5,952,591	$10,081,242	$8,133,078	$7,558,543	$141
AMC Theatres	$10,517,462	$12,823,064	$11,531,806	$4,257,851	$4,274,855	$8,769,754	$8,674,735	$481,930(3)
The Container Store	$10,450,544	$9,597,623	$9,861,732	$7,571,965	$11,483,773	$11,346,954	$10,946,269	$448
Zara	$14,422,358	$14,978,373	$17,324,258	$12,031,385	$19,974,922	$27,250,373	$27,873,804	$1,283
Pottery Barn	$7,453,111	$6,644,660	$6,762,824	$5,612,810	$7,815,960	$9,311,118	$9,321,064	$468
H&M	$8,601,793	$7,292,426	$7,681,442	$5,924,805	$7,965,235	$8,670,202	$8,576,263	$608
Victoria's Secret	$10,524,915	$10,079,554	$9,918,003	$6,919,209	$9,686,990	$10,372,731	$9,921,287	$790
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Based on AMC Theatres’ 18 screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%
Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM	21,726	1.6%	1.6%	$2,267,760	3.1%	$104.38	1
2023	43,393	3.2%	4.7%	$5,115,783	7.0%	$117.89	15
2024	138,793	10.1%	14.8%	$9,777,149	13.4%	$70.44	21
2025	40,591	2.9%	17.8%	$5,789,837	7.9%	$142.64	10
2026	268,169	19.5%	37.2%	$4,432,342	6.1%	$16.53	8
2027	52,290	3.8%	41.0%	$6,395,710	8.8%	$122.31	13
2028	56,510	4.1%	45.1%	$7,440,994	10.2%	$131.68	16
2029	36,387	2.6%	47.8%	$4,722,754	6.5%	$129.79	16
2030	89,563	6.5%	54.3%	$9,430,718	12.9%	$105.30	17
2031	19,726	1.4%	55.7%	$2,091,762	2.9%	$106.04	8
2032	24,906	1.8%	57.5%	$2,871,986	3.9%	$115.31	8
2033	62,768	4.6%	62.1%	$10,362,452	14.2%	$165.09	18
2034 & Thereafter	439,746	31.9%	94.0%	$2,132,637	2.9%	$4.85	7
Vacant	82,587	6.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,377,155	100.0%		$72,831,885	100.0%	$56.26(3)	158
(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.
(3)	Total / Wtd. Avg. U/W Base Rent $ per SF excludes vacant space.

Environmental Matters. The Phase I environmental assessment dated April 10, 2023 identified a recognized environmental condition (the “REC”) at the Fashion Valley Mall Property in connection with a building used for automotive repair located at 6977 Friars Road, which is part of the Release Parcels. The REC was identified based on factors including, but not limited to: (i) the duration of hazardous waste generation pertaining to automotive repair, (ii) limitations during the property inspection (observation of the tenant space was not allowed), (iii) observations during 2020 reconnaissance, (iv) the potential of an unregistered gasoline underground storage tank and (v) violations reported under compliance inspections from the San Diego County Department of Environmental Health (which have been cured). The lender obtained a remedial cost estimate ranging from $157,603-$1,579,956 to assess and remediate the auto service center for potential impacts. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Fashion Valley Mall Property is located in San Diego, California, within the San Diego metropolitan statistical area (the “San Diego MSA”) and the West San Diego Beach submarket. The San Diego MSA is the second largest metropolitan area in California, behind Los Angeles, with a population of over three million people. The Fashion Valley Mall Property is located in a high-traffic corridor near Interstate 8 and Highway 163. It is the only true luxury center in San Diego County and draws affluent shoppers from a 20-mile radius, as well as tourists and international shoppers from Mexico.

According to the appraisal, the vacancy rate as of year-end 2022 was 6.2% for the San Diego retail market, and 3.4% for the West San Diego Beach submarket. The average asking rental rate for the same period was $32.39 per square foot for the San Diego retail market and $37.88 per square foot for the West San Diego Beach submarket. According to the appraisal, the estimated 2022 population within a five-, seven- and ten-mile radius was 526,945, 807,687 and 1,219,300, respectively. Additionally, for the same period, the average household income within the same radii was $107,685, $111,999 and $109,418, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

The following table presents comparable retail centers with respect to the Fashion Valley Mall Property:

Comparable Retail Center Summary
Property Name	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occ.	Distance to Subject	Sales PSF	Major Tenants
Fashion Valley Mall	1969 / 2023	1,377,155(1)	94.0%(1)	NAP	$1,424(2)	Macy’s Bloomingdale’s Nordstrom Forever 21
Westfield UTC	1977 / 1997	1,189,411	96.0%	6.0 miles	$1,237	Macy’s Nordstrom Tesla
Westfield Mission Valley	1960 / 2004	1,216,321	90.0%	1.0 mile	$600	Bloomingdale’s Outlet Macy’s Backstage Nordstrom Rack Target
Grossmont Center	1961 / NAP	939,000	88.0%	9.0 miles	$473	CVS Macy’s Target Walmart
Plaza Bonita	1981 / 2007	1,029,029	85.0%	11.6 miles	$593	JCPenney Macy’s Nordstrom Rack
Chula Vista Center	1962 / 2012	862,620	64.0%	12.3 miles	$496	Burlington JCPenney Macy’s

Source: Third Party Report, unless stated otherwise.

(1)	Information obtained from the underwritten rent roll dated May 15, 2023.
(2)	Represents sales per square foot as of TTM March 31, 2023 for in-line tenants (excluding Apple and Tesla). All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Fashion Valley Mall Property:

Cash Flow Analysis
	2019	2020(1)	2021	2022	U/W(2)	U/W Per SF
Base Rent	$65,244,678	$62,076,239	$55,990,692	$56,783,656	$62,582,702(3)	$45.44
Contractual Rent Steps(4)	0	0	0	0	1,475,982	1.07
Overage Rent(5)	2,964,021	2,858,448	7,036,298	8,776,710	6,515,626	4.73
Vacant Income	0	0	0	0	9,925,306	7.21
Percentage Rent in Lieu(5)	18,238	1,817,988	3,439,192	2,870,199	2,257,576	1.64
Gross Potential Rent	$68,226,937	$66,752,675	$66,466,182	$68,430,565	$82,757,191	$60.09
Other Income(6)	2,478,795	1,414,802	1,823,959	2,325,352	1,990,156	1.45
Total Reimbursements	28,751,732	28,054,338	26,714,510	26,406,200	29,319,699	21.29
Temp Tenant Income	2,674,141	1,598,280	2,629,279	3,201,937	1,227,157	0.89
Net Rental Income	$102,131,605	$97,820,095	$97,633,930	$100,364,054	$115,294,203	$83.72
Less Vacancy & Credit Loss	427,991	8,190,545	614,970	219,541	11,319,487	8.22
Effective Gross Income	$101,703,614	$89,629,550	$97,018,960	$100,144,513	$103,974,716	$75.50

Real Estate Taxes(7)	6,240,843	6,504,302	6,409,444	6,573,617	6,835,547	4.96
Insurance	1,221,624	1,463,511	1,667,073	1,857,588	2,051,070	1.49
Management Fee	3,071,417	2,712,396	2,920,689	3,189,710	3,188,185	2.32
Other Operating Expenses	8,235,589	6,176,688	6,955,809	7,677,586	7,897,625	5.73
Total Operating Expenses	$18,769,473	$16,856,897	$17,953,015	$19,298,501	$19,972,427	$14.50

Net Operating Income	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$84,002,289	$61.00
Replacement Reserves	0	0	0	0	195,237	0.14
TI/LC	0	0	0	0	1,504,094	1.09
Net Cash Flow	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$82,302,958	$59.76

Occupancy(8)	96.9%	96.1%	98.0%	96.7%	89.9%
NCF DSCR(9)	3.17x	2.78x	3.02x	3.09x	3.15x
NOI Debt Yield(9)	18.4%	16.2%	17.6%	18.0%	18.7%
(1)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(2)	Underwritten financials exclude all income and expenses related to the Release Parcels.
(3)	Based on the underwritten rent roll dated May 15, 2023, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(4)	Contractual Rent Steps were taken through May 2024.
(5)	U/W Overage Rent and U/W Percentage Rent in Lieu are based on the terms of applicable leases using TTM March 2023 sales figures.
(6)	Other Income is based on the borrower sponsor's projections. Includes Media Participation, Simon Ad panels, and miscellaneous income. Underwritten parking income excludes $400,000 of projected gross parking income from the Neiman Marcus garage and $80,000 of projected parking income expenses are excluded from underwritten expenses too.
(7)	U/W Real Estate Taxes include debt service for the C-PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property, which is a recoverable expense. The C-PACE loan has a ten-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was $866,043.
(8)	Occupancy includes all tenants in place and excludes all Release Parcels. Historical occupancies are as of December 31 for each respective year and are inclusive of RDP tenants. As of May 15, 2023, the Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(9)	Debt service coverage ratios and debt yields are based on the Fashion Valley Mall Whole Loan.

The Borrower and the Borrower Sponsors. The borrowing entity for the Fashion Valley Mall Whole Loan is Fashion Valley Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is Simon Property Group, L.P. (“Simon”) and the non-recourse carveout guarantors are Simon and PPF Retail, LLC (“PPF”). Simon and PPF’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon is the non-recourse carveout guarantor) is limited to 20% ($90,000,000) of the original principal amount of the Fashion Valley Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnity for the Fashion Valley Mall Whole Loan; however, environmental losses are a recourse carveout which is guaranteed by Simon and PPF (subject to the aforementioned 20% cap).

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), which is in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2022, Simon owned or had an interest in 230 properties comprising over 184 million square feet in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group (“TRG”), which owns 24 regional, super-regional and outlet malls in the U.S. and Asia. Additionally, as of December 31,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of July 2023, Simon had an equity market capitalization of over $45 billion.

PPF is a real estate core fund managed by Morgan Stanley Real Estate Advisors. The fund is located in New York, New York and invests across the United States and targets investments in the retail, multi-family, office and industrial sectors. As of March 31, 2022, Prime Property Fund managed 526 investments, with a total value of more than $44.4 billion in gross real estate assets.

Property Management. The Fashion Valley Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

Initial and Ongoing Reserves. At origination, the borrower was required to deposit into escrow (i) $24,345,615 for outstanding tenant improvement allowances and leasing commissions and (ii) $4,458,079 for outstanding gap rent.

Tax Escrows – On a monthly basis after the occurrence of a Control Event (as defined below) or during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, except if the Fashion Valley Mall Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $16,270 on a monthly basis for replacements and repairs to be made at the Fashion Valley Mall Property.

Rollover Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $125,341 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower or property manager (if the property manager is an affiliate of the borrower) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 12.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the Fashion Valley Mall Property, or (c) with respect to clause (iii) above, the debt yield based on the trailing four calendar quarters is greater than or equal to 12.0% for two consecutive calendar quarters; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrower may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the Fashion Valley Mall Whole Loan, and (D) in no event may the borrower cure a Lockbox Event Period caused by a bankruptcy action of the borrower.

A “Control Event” means if one or more of (i) Simon Property Group, Inc. and (ii) Simon Property Group, L.P. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox / Cash Management. The Fashion Valley Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Fashion Valley Mall Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrower.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Partial Release. The borrower may obtain a release of any Release Parcel for no consideration, subject to the satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) a Control Event has not occurred, (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Fashion Valley Mall Property and constitutes one or more separate tax lots, (iv) the Fashion Valley Mall Property will comply with all zoning laws and be serviced by adequate parking and access, (v) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Retail – Super Regional Mall 7007 Friars Road San Diego, CA 92108	Collateral Asset Summary – Loan No. 8 Fashion Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 31.5% 3.15x 18.7%

rule or regulation, (vi) if the Release Parcel is conveyed to or owned by an affiliate of the borrower, the borrower will be required to satisfy certain affiliate Release Parcel conditions with respect to relocation and re-tenanting, and (vii) satisfaction of any REMIC release conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail – Super Regional Mall
Borrower Sponsor(s):	Simon Property Group, L.P.	Collateral:	Fee
Borrower(s):	Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership	Location:	Hanover, MD
Original Balance(1):	$25,000,000	Year Built / Renovated:	2000, 2002, 2012 / NAP
Cut-off Date Balance(1):	$25,000,000	Property Management:	Simon Management Associates II, LLC
% by Initial UPB:	5.2%	Size(7):	1,938,983 SF
Interest Rate:	7.70100%	Appraised Value / Per SF(7):	$870,600,000 / $449
Note Date:	October 5, 2023	Appraisal Date:	September 1, 2023
Original Term:	120 months	Occupancy(8):	98.3% (as of June 15, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	98.1%
Original Amortization:	NAP	Underwritten NOI(9):	$57,938,726
Interest Only Period:	120 months	Underwritten NCF:	$55,557,554
First Payment Date:	December 1, 2023
Maturity Date:	November 1, 2033	Historical NOI
Additional Debt Type(1)(2)(3):	Pari Passu	Most Recent NOI(9):	$51,525,734 (TTM 8/31/2023)
Additional Debt Balance(1)(2)(3):	$335,000,000	2022 NOI:	$52,750,256
Call Protection(4):	L(25),D(89),O(6)	2021 NOI(10):	$52,018,087
Lockbox / Cash Management:	Hard / Springing	2020 NOI(10):	$42,286,167

Reserves(5)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF(7):	$186
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(7):	$186
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	41.4%
TI/LC:	$0	$231,942	$5,566,608	UW NOI DY:	16.1%
Deferred Maintenance:	$0	$0	N/A	UW NCF DSCR:	1.98x
Other(6):	$4,384,369	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$360,000,000	91.8%	Loan Payoff	$384,870,923	98.1%
Borrower Sponsor Equity	32,236,503	8.2	Upfront Reserves	4,384,369	1.1
			Closing Costs	2,981,210	0.8
Total Sources	$392,236,503	100.0%	Total Uses	$392,236,503	100.0%
(1)	The Arundel Mills and Marketplace Mortgage Loan (as defined below) is part of the Arundel Mills and Marketplace Whole Loan (as defined below), which is comprised of 16 pari passu promissory notes with an aggregate original principal balance of $360,000,000. The financial information presented in the chart above shows the Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI DY based on the aggregate Cut-off Date principal balance of the Arundel Mills and Marketplace Whole Loan.
(2)	See “The Loan” section below for further discussion of additional mortgage debt.
(3)	The Arundel Mills and Marketplace Property (as defined below) is subject to an existing property assessed clean energy loan in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company. The PACE loan has a term of approximately 17 years with final payment occurring in November 2035. The annual debt service is $195,956.85 and the remaining balance, including all interest and administrative expenses, was $1,633,579.73 as of October 2023. Payments and any accrued interest are collected on the tax bill for the Arundel Mills and Marketplace Property and constitute a first lien on the Arundel Mills and Marketplace Property that has a priority over any mortgage loan. In addition, the Arundel Mills and Marketplace Whole Loan documents permit the borrowers to enter into an additional PACE loan for an amount not to exceed $5,000,000.
(4)	Defeasance of the Arundel Mills and Marketplace Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arundel Mills and Marketplace Whole Loan to be securitized and (b) December 1, 2026. The assumed defeasance lockout period of 25 payments is based on the closing date of the Benchmark 2023-B40 transaction in December 2023. The actual defeasance lockout period may be longer. If any pari passu note has not been securitized for two years by December 1, 2026, the borrowers may prepay any note that has not been securitized for two years upon payment of a prepayment fee equal to the greater of (i) 1% of the prepaid amount or (ii) yield maintenance basis. In addition, the Arundel Mills and Marketplace Whole Loan may be prepaid in connection with a partial release, as described under “Release of Collateral” below.
(5)	See “Initial and Ongoing Reserves” section below for further discussion of reserve requirements.
(6)	Other Initial Reserves consist of (i) $3,796,478 for an outstanding tenant improvements and leasing commissions reserve, and (ii) $587,891 for an upfront gap rent reserve.
(7)	The Arundel Mills and Marketplace Property includes a larger mall and lifestyle center which consists of 1,391,652 square feet of owned improvements and 547,331 square feet of leased fee improvements. The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / SF are based on the total square feet of 1,938,983. The Cut-off Date Loan / SF, Maturity Date Balance Loan / SF, and Appraised Value / Per SF based on the Owned SF (as defined below) of 1,391,652 is $258.69, $258.69, and $625.59, respectively.
(8)	Occupancy represents the occupancy excluding square footage from the leased fee tenant, Live Casino Hotel Maryland, and temporary tenants and is based on the Owned SF totaling 1,391,652. Occupancy including Live Casino Hotel Maryland is 98.8%.
(9)	The increase from the Most Recent NOI to Underwritten NOI is driven by 18 new and renewal leases commencing in 2023 and 2024 totaling 113,039 square feet (5.8% of SF and 8.3% of underwritten rent) and rent steps of $604,665.
(10)	The increase from 2020 NOI to 2021 NOI was primarily driven by an increase in bad debt/collection loss in 2020 due to the effect of the novel coronavirus pandemic.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%

The Loan. The ninth largest loan (the “Arundel Mills and Marketplace Mortgage Loan”) is part of a whole loan (the “Arundel Mills and Marketplace Whole Loan”) evidenced by 16 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $360,000,000. The Arundel Mills and Marketplace Whole Loan is secured by a first mortgage lien on the borrowers’ fee interest in a 1,837,764 square foot super regional mall (“Arundel Mills”) and a 101,219 square foot lifestyle center (“Arundel Marketplace”) totaling 1,938,983 square feet located in Hanover, Maryland (the “Arundel Mills and Marketplace Property”). The Arundel Mills and Marketplace Mortgage Loan is evidenced by the non-controlling Note A-4-2 with an outstanding principal balance as of the Cut-off Date of $25,000,000. The Arundel Mills and Marketplace Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Société Générale Financial Corporation (“SGFC”), DBR Investments Co. Limited (“DBRI”) and Citi Real Estate Funding Inc. (“CREFI”) on October 5, 2023. The Arundel Mills and Marketplace Whole Loan pari passu notes other than those evidencing the Arundel Mills and Marketplace Mortgage Loan are referred to herein as the “Arundel Mills and Marketplace Pari Passu Companion Loans.” The Arundel Mills and Marketplace Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C7 trust until the controlling Note A-1-1 is securitized, whereupon the Arundel Mills and Marketplace Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization trust.

The table below summarizes the promissory notes that comprise the Arundel Mills and Marketplace Whole Loan. The relationship between the holders of the Arundel Mills and Marketplace Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	MSWF 2023-2(1)	Yes
A-1-2	$30,000,000	$30,000,000	MSWF 2023-2(1)	No
A-1-3	$15,000,000	$15,000,000	WFB(2)	No
A-1-4	$10,000,000	$10,000,000	MSWF 2023-2(1)	No
A-2-1	$40,000,000	$40,000,000	SGFC(2)	No
A-2-2	$30,000,000	$30,000,000	SGFC(2)	No
A-2-3	$10,000,000	$10,000,000	SGFC(2)	No
A-2-4	$5,000,000	$5,000,000	SGFC(2)	No
A-3-1	$25,000,000	$25,000,000	DBRI(2)	No
A-3-2	$20,000,000	$20,000,000	DBRI(2)	No
A-3-3	$15,000,000	$15,000,000	DBRI(2)	No
A-3-4	$15,000,000	$15,000,000	DBRI(2)	No
A-3-5	$10,000,000	$10,000,000	DBRI(2)	No
A-4-1	$40,000,000	$40,000,000	BMO 2023-C7	No
A-4-2	$25,000,000	$25,000,000	Benchmark 2023-B40	No
A-4-3	$20,000,000	$20,000,000	BMO 2023-C7	No
Whole Loan	$360,000,000	$360,000,000
(1)	The MSWF 2023-2 securitization is expected to close on or about December 21, 2023.
(2)	Expected to be contributed to one or more future securitization transactions.

The Property. The Arundel Mills and Marketplace Property comprises Arundel Mills, a 1,837,764 square foot super regional mall, which includes 1,290,433 of owned square feet and 547,331 of leased fee square feet, and Arundel Marketplace, a 101,219 square foot lifestyle center, together totaling 1,938,983 square feet located in Hanover, Maryland. In total, the Owned SF comprises 1,391,652 square feet (the “Owned SF”). Arundel Mills is anchored by Live Casino Hotel Maryland (“Live Casino Hotel”), which owns its improvements and ground leases the underlying land from the borrower, Bass Pro Shops Outdoor (“Bass Pro”), Burlington, Dave & Buster’s, Medieval Times and Cinemark Theatres (“Cinemark”). Arundel Mills is an enclosed mall with multiple wings and entrances, containing a food court and anchor tenants. Arundel Marketplace is leased to major tenants including Aldi, Michael’s, Staples and PetSmart. Built between 2000, 2002 and 2012 the Arundel Mills and Marketplace Property is situated on a 208.08-acre parcel and contains 6,207 parking spaces (4.5/1,000 Owned SF), which excludes the spaces within the casino parking structure. The collateral tenancy, outside of the anchors, is granular with no other tenant making up more than 3.3% of the Owned SF. Notable tenants include T.J. Maxx, Saks Fifth Avenue Off 5th, Old Navy, Polo Ralph Lauren, Ulta Beauty, Nike Factory Store, The North Face, and Victoria’s Secret. As of June 15, 2023, the Arundel Mills and Marketplace Property was 98.3% leased based on Owned SF and 98.8% leased based on total square feet by 177 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%

The trailing 12-month in-line sales per square foot as of July 31, 2023 are $559 per square foot, representing a 10.0% increase over 2019. As of the trailing 12-month period as of July 31, 2023, the in-line occupancy cost ratio is 13.0%. The table below provides an overview of sales by inline tenants with less than 10,000 square feet.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	TTM 7/31/2023 Sales PSF
Inline Sales (< 10,000 SF)	$508	$394	$568	$562	$559
Occupancy Cost	13.8%	17.6%	12.9%	12.7%	13.0%
(1)	Information obtained from the borrowers.

Major Tenants. The three largest tenants based on underwritten base rent are Cinemark, Live Casino Hotel and Dave & Buster’s.

Cinemark (107,190 square feet; 5.5% of net rentable area (“NRA”); 9.1% of underwritten base rent). Founded in 1984 and headquartered in Plano, Texas, Cinemark is the third-largest movie theater chain in the United States, operating 5,812 screens across 514 theaters in the US and Latin America as of June 30, 2023. Cinemark operates 24 screens at the Arundel Mills and Marketplace Property and, according to the appraisal, this is the strongest performing theater in a 15-mile radius with 1.2 million visitors during the trailing 12-month period ending in August 2023. Cinemark has been a tenant at the Arundel Mills and Marketplace Property since 2000 and has a lease expiration of December 2025. The tenant has three, 5-year extension options and no termination options.

Live Casino Hotel (547,331 square feet; 28.2% of NRA; 5.5% of underwritten base rent). Live Casino Hotel is owned by The Cordish Companies, which started in 1910 and is a real estate developer and owner operator of multiple businesses in the entertainment industry. Live Casino Hotel offers a wide range of gaming and entertainment options with approximately 206 tables, 310 hotel rooms, a spa, and 75,000 square feet of event space. Live Casino Hotel attracts more than 10 million visitors annually and features the largest gambling floor of any casino in the country. Live Casino Hotel has been a tenant at the Arundel Mills and Marketplace Property since June 2012. Live Casino Hotel owns its improvements and leases the underlying land from the borrowers pursuant to a ground lease expiring in July 2115. Live Casino Hotel may terminate its lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10-year period thereafter with 365 days’ notice. In addition to base rent, Live Casino Hotel pays percentage rent equal to 1% of retail and gaming gross revenues, less percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales.

Dave & Buster’s (63,631 square feet; 3.3% of NRA; 4.5% of underwritten base rent). Founded in 1982 in Dallas, Texas, Dave & Buster’s is an entertainment venue including an arcade, sports bar and restaurant. Today, there are over 150 locations across North America with a total of over 20 million visitors annually. Dave & Buster’s has been a tenant at the Arundel Mills and Marketplace Property since 2000 and has a lease expiration in May 2026. The tenant has two, 5-year extension options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%

The following table presents certain information relating to the tenants at the Arundel Mills and Marketplace Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent(3)(4)		U/W Base Rent Per SF(3)(4)		% of Total U/W Base Rent(3)(4)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Anchor Tenant (leased fee)(5)
Live Casino Hotel	NR/NR/NR	547,331	28.2%	$2,231,337	(7)	$4.08		5.5%	7/13/2115	Y(6)	N
Total/Wtd. Avg.		547,331	28.2%	$2,231,337		$4.08		5.5%

Major Tenants
Cinemark	B+/NR/B+	107,190	5.5%	$3,644,460		$34.00		9.1	12/31/2025	N	3 x 5 Yr
Dave & Buster's	NR/NR/NR	63,631	3.3	1,819,847		$28.60		4.5	5/31/2026	N	2 x 5 Yr
Primark	NR/NR/A	46,143	2.4	1,161,117		$25.16		2.9	8/31/2033	N	3 x 5 Yr
Forever 21	NR/NR/NR	25,211	1.3	1,051,790	(8)	$41.72		2.6	1/31/2026	N	None
Bass Pro	NR/NR/NR	127,672	6.6	895,134	(8)	$7.01		2.2	10/3/2026	N	5 x 5 Yr
The Children’s Place	NR/NR/NR	20,816	1.1	749,792		$36.02		1.9	4/30/2025	N	None
Old Navy	NR/Ba3/BB	26,044	1.3	745,958		$28.64		1.9	1/31/2027	N	None
Michael Kors	BBB-/NR/BBB-	6,861	0.4	655,363		$95.52		1.6	4/30/2028	N	None
H&M	NR/NR/BBB	20,296	1.0	562,336	(8)	$27.71		1.4	1/31/2028	N	None
Off Broadway Shoes	NR/NR/NR	21,526	1.1	514,691		$23.91		1.3	1/31/2026	N	None
Medieval Times	NR/NR/NR	66,244	3.4	496,680		$7.50		1.2	8/31/2033	N	2 x 10 Yr
Total/Wtd. Avg.		531,634	27.4%	$12,297,168		$23.13		30.6%

Non-Major Tenants(9)		835,783	43.1%	$25,684,060		$30.73		63.9%

Occupied Collateral Total		1,914,748	98.8%	$40,212,565		$27.78	(10)	100.0%
Vacant Space		24,235	1.2%
Total		1,938,983	100.0%
(1)	Based on the underwritten rent roll dated as of June 15, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	U/W Base Rent, U/W Base Rent PSF and % of Total U/W Base Rent includes percentage in-lieu of rents totaling $3,023,713.
(4)	U/W Base Rent, U/W Base Rent PSF and % of Total U/W Base Rent includes $604,665 of rent steps through September 2024.
(5)	Live Casino Hotel owns its own improvements and ground leases the land from the borrower.
(6)	Live Casino Hotel may terminate its lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10 year period thereafter.
(7)	Live Casino Hotel also pays percentage rent, which equates to 1% of retail and gaming gross revenues, less percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales and not included in the U/W Base Rent.
(8)	Forever 21, Bass Pro and H&M U/W Base Rent PSF and U/W Base Rent Per SF represent percentage in-lieu of rent based on the tenants’ TTM 7/31/2023 sales.
(9)	Non-Major Tenants includes three tenants, The North Face, Brooks Brothers, and True Religion, totaling 15,717 square feet (1.1% of Owned SF), with lease start dates in June 2024, May 2024, and February 2024, respectively. We cannot assure you that The North Face, Brooks Brothers or True Religion will take occupancy and have their leases begin as expected or at all.
(10)	Occupied Collateral Total U/W Base Rent Per SF are based on the Owned SF and excludes Net Rentable Area (SF) and U/W Base Rent from the leased fee tenant, Live Casino Hotel.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%

The following table presents a summary of sales and occupancy costs for certain tenants at the Arundel Mills and Marketplace Property:

Sales and Occupancy Cost Summary(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	TTM 7/31/2023 Sales (PSF)
Live Casino Hotel(2)	$643,538,000	$463,348,000	$723,949,000	$785,282,000	$782,430,000
Cinemark(3)	$756,958	$146,750	$382,500	$588,875	$690,661
Dave & Buster’s	$233.44	$108.61	$223.33	$251.94	$258.58
Primark	NAV	NAV	NAV	NAV	NAV
Forever 21	$189.96	$116.30	$243.82	$209.63	$185.42
Bass Pro	$280.45	$322.68	$347.17	$346.38	$350.56
The Children’s Place	$201.58	$99.44	$209.50	$180.49	$175.94
Old Navy	$281.56	$157.54	$286.94	$257.30	$257.59
Michael Kors	$974.64	$569.01	$787.20	$895.93	$816.75
H&M	$279.71	$185.50	$315.68	$309.37	$291.65
Off Broadway Shoes	$216.62	$124.50	$222.15	$229.26	$212.70
Medieval Times	$159.17	$29.30	$73.71	$154.85	$177.06
(1)	Information obtained from the borrowers.
(2)	Live Casino Hotel is the ground lessee and owns its improvements. Historical sales are shown on an annual basis above. Sales at Live Casino Hotel only represent retail and gaming sales.
(3)	Calculated based on a sales per screen of 24.

The following table presents certain information relating to the lease rollover schedule at the Arundel Mills and Marketplace Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent(3)	% of Total U/W Base Rent(3)	U/W Base Rent $ per SF(3)	# of Expiring Leases
2023 & MTM	25,904	1.3%	1.3%	$1,441,580	3.6%	$55.65	11
2024	145,714	7.5	8.9%	5,321,562	13.2	$36.52	42
2025	249,150	12.8	21.7%	7,710,372	19.2	$30.95	26
2026	418,423	21.6	43.3%	7,077,611	17.6	$16.91	23
2027	103,687	5.3	48.6%	4,697,690	11.7	$45.31	24
2028	113,056	5.8	54.5%	3,708,472	9.2	$32.80	16
2029	56,297	2.9	57.4%	2,542,768	6.3	$45.17	14
2030	21,905	1.1	58.5%	931,272	2.3	$42.51	6
2031	6,199	0.3	58.8%	265,149	0.7	$42.77	2
2032	30,641	1.6	60.4%	300,000	0.7	$9.79	1
2033	182,701	9.4	69.8%	3,399,377	8.5	$18.61	9
2034 & Thereafter	561,071	28.9	98.8%	2,816,711	7.0	$42.60(4)	3
Vacant	24,235	1.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,938,983	100.0%		$40,212,565	100.0%	$27.78(5)	177
(1)	Based on the underwritten rent roll dated June 15, 2023.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	U/W Base Rent, % of Total U/W Base Rent and U/W Base Rent per SF include percentage in-lieu of rent totaling $3,023,713 and rent steps totaling $604,665 through September 2024.
(4)	Excludes rent and square feet attributed to Live Casino Hotel.
(5)	Based on the occupied Owned SF and excludes square feet and U/W Base Rent from the leased fee tenant, Live Casino Hotel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Arundel Mills and Marketplace Property:

Cash Flow Analysis(1)
	2019	2020	2021	2022	TTM 8/31/2023	U/W	U/W Per SF
In Place Rent	$36,140,448	$33,938,041	$33,271,004	$32,940,359	$34,871,979	$36,584,187	$18.87
Contractual Rent Steps(2)	0	0	0	0	0	604,665	0.31
Potential Income from Vacant Space	0	0	0	0	0	1,028,517	0.53
Percentage in Lieu(3)	2,164,224	2,365,569	4,167,022	3,784,601	2,469,932	3,023,713	1.56
Gross Potential Rent	$38,304,672	$36,303,610	$37,438,026	$36,724,960	$37,341,911	$41,241,082	$21.27
Percentage Rent(4)	5,808,460	3,354,054	7,437,689	8,482,789	8,559,268	8,491,820	4.38
Temp Tenant Income	3,342,965	2,264,738	3,091,587	3,631,703	3,339,445	3,339,445	1.72
Reimbursement Revenue	22,032,762	21,644,732	21,147,941	20,262,474	20,258,479	21,856,710	11.27
Other Revenue(5)	582,524	112,149	367,765	406,519	454,130	454,130	0.23
Net Rental Income	$70,071,383	$63,679,283	$69,483,008	$69,508,445	$69,953,233	$75,383,187	$38.88
Less Free Rent & Credit Loss	(226,840)	(6,402,854)	(81,074)	475,767	(228,717)	0	0.00
Less Vacancy	0	0	0	0	0	(1,028,517)	(0.53)
Effective Gross Income	$69,844,543	$57,276,429	$69,401,934	$69,984,212	$69,724,516	$74,354,670	$38.35
Real Estate Taxes	5,088,710	5,406,023	5,550,627	3,310,098	5,186,899	5,186,899	2.68
Insurance	506,729	593,510	625,192	703,339	759,782	759,782	0.39
Management Fee(6)	2,849,028	2,385,373	2,769,663	2,901,210	2,782,838	1,000,000	0.52
Other Expenses	9,351,475	6,605,356	8,438,365	10,319,309	9,469,263	9,469,263	4.88
Total Expenses	17,795,942	$14,990,262	$17,383,847	$17,233,956	$18,198,782	$16,415,944	$8.47
Net Operating Income	$52,048,601	$42,286,167(7)	$52,018,087(7)	$52,750,256	$51,525,734(8)	$57,938,726(8)	$29.88
TI/LC	0	0	0	0	0	2,102,842	1.08
Capital Expenditures	0	0	0	0	0	278,330	0.14
Net Cash Flow	$52,048,601	$42,286,167	$52,018,087	$52,750,256	$51,525,734	$55,557,554	$28.65

Occupancy(9)(10)	98.2%	94.2%	93.2%	97.2%	98.3%(11)	98.1%(12)
NCF DSCR	1.85x	1.50x	1.85x	1.88x	1.83x	1.98x
NOI Debt Yield	14.5%	11.7%	14.4%	14.7%	14.3%	16.1%
(1)	TTM 8/31/2023 reflects the trailing 12-month period ending August 31, 2023.
(2)	Represents rent steps through September 2024.
(3)	Percentage in Lieu rents are underwritten based on the tenants’ TTM 7/31/2023 sales.
(4)	Primarily comprised of percentage rent paid by Live Casino Hotel, which equates to 1% of retail and gaming gross revenues, less percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales.
(5)	Other Revenue includes revenue from tenant services, media, and telecom.
(6)	Management Fee is capped at $1,000,000. The property is managed by Simon Management Associates II, LLC, an affiliate of the borrowers.
(7)	The increase in 2020 Net Operating Income to 2021 Net Operating Income was primarily driven by an increase in bad debt/collection loss in 2020 due to the effect of the novel coronavirus pandemic.
(8)	The increase from the TTM 8/31/2023 Net Operating Income to the U/W Net Operating Income is driven by 18 new and renewal leases commencing in 2023 and 2024 totaling 113,039 square feet (5.8% of owned SF and 8.3% of underwritten rent) and underwritten rent steps of $604,665.
(9)	Occupancy represents the occupancy excluding the square footage from the leased fee tenant, Live Casino Hotel, and is based on the Owned SF. Occupancy as of June 15, 2023 based on the total square feet is 98.8%.
(10)	Historical and Current Occupancy figures exclude temporary tenants at the Arundel Mills and Marketplace Property.
(11)	TTM 8/31/2023 Occupancy represents the occupancy excluding square footage from the leased fee tenant, Live Casino Hotel, and temporary tenants and is based on the Owned SF as of June 15, 2023, totaling 1,391,652. Occupancy including Live Casino Hotel is 98.8%.
(12)	Represents the underwritten economic vacancy %. The Arundel Mills and Marketplace Property was 98.3% occupied based on the Owned SF as of June 15, 2023.

Appraisal. According to the appraisal, the Arundel Mills and Marketplace Property had an “as is” appraised value of $870,600,000 as of September 1, 2023. The table below shows the appraisal’s conclusions.

Arundel Mills and Marketplace(1)
Property	Value	Capitalization Rate
Arundel Mills and Marketplace	$870,600,000	6.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessments dated September 25, 2023 and September 29, 2023, there was no evidence of any recognized environmental conditions at the Arundel Mills and Marketplace Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%

The Market. The Arundel Mills and Marketplace Property is located in Hanover, Maryland, approximately 13.0 miles south of Baltimore and 28.9 miles north of Washington, D.C. According to the appraisal, the neighborhood is primarily comprised of retail and residential uses with the Arundel Mills and Marketplace Property anchoring a dominant commercial corridor. Primary access to the area is provided by State Highway 100, which is adjacent to the Arundel Mills and Marketplace Property and had a traffic count of approximately 74,222 vehicles per day, and Interstate 295, which is approximately two miles from the Arundel Mills and Marketplace Property. According to the appraisal, the top five employers in the surrounding area are Fort Meade, Johns Hopkins University, Johns Hopkins Hospital, University of Maryland Medical Systems, and University System of Maryland.

Within a one-, three-, and five-mile radius of the Arundel Mills and Marketplace Property, the 2022 average household income was approximately $148,021, $145,352, and $145,096, respectively; and within the same radii, the 2022 estimated population was 9,168, 53,846 and 155,847 respectively.

According to a third-party market research report, the property is situated within the BWI/Anne Arundel retail submarket of the Baltimore retail market. As of November 2023, the submarket reported total inventory of approximately 4.4 million square feet with a 1.1% vacancy rate and average rents of $27.55 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Arundel Mills and Marketplace Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Less Than <1,000 SF	$85.00	7	3.0% annually	$65.00
1,000-2,499 SF	$44.00	7	3.0% annually	$65.00
2,500-4,999 SF	$32.50	7	3.0% annually	$65.00
5,000-9,999 SF	$37.50	7	3.0% annually	$65.00
Over 10,000 SF	$36.50	7	3.0% annually	$65.00
Jewelry	$91.00	7	3.0% annually	$65.00
Food Court	$202.50	7	3.0% annually	$65.00
Restaurant	$39.00	7	3.0% annually	$150.00
Kiosk	$385.00	7	3.0% annually	$0.00
Jr. Anchor	$21.50	10	10.0% Mid-Term	$100.00
Major	$22.50	10	10.0% Mid-Term	$100.00
Anchor	$7.25	10	10.0% Mid-Term	$0.00
Movie Theater	$31.00	10	10.0% Mid-Term	$65.00
Grocery Anchor(2)	$15.00	20	10.0% every 5 years	$15.00
Junior Anchor(2)	$17.00	10	10.0% Mid-Term	$15.00
Large Inline(2)	$40.00	5	3.0% annually	$20.00
(1)	Source: Appraisal.
(2)	Market rent conclusions for Arundel Marketplace.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%

The table below presents certain information relating to comparable retail centers pertaining to the Arundel Mills and Marketplace Property identified by the appraiser:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Arundel Mills and Marketplace Property
Arundel Mills and Marketplace	2000, 2002, 2012/NAP	1,938,983	98.3%(2)	Live Casino Hotel, Bass Pro, Burlington, Dave & Buster’s, Medieval Times and Cinemark
Marley Station	1987/2006	1,086,384	55.7%	Macy’s, JCPenney	9.0 miles
Waugh Chapel Towne Centre	2012/NAP	662,717	97.1%	Wegmans, Target, Dick’s Sporting Goods, Regal Waugh Chapel	13.0 miles
The Mall in Columbia	1971/2018	1,439,872	91.7%	Macy’s, JCPenney, Nordstrom, AMC Columbia 14, Lidl	13.2 miles
Security Square Mall	1900/1998	1,345,170	97.8%	Macy’s, Burlington, AMC Security Square 8	16.2 miles
The Gallery at Harborplace	1980/2019	327,774	50.4%	NAV	12.5 miles
Westfield Wheaton	1958/2016	1,522,828	97.2%	Macy’s, Target, Costco Wholesale, JCPenney	27.6 miles
Weighted Average			89.3%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the Owned SF of the underwritten rent roll as of June 15, 2023. Total Occupancy based on total square feet is 98.8%.

The Borrowers and the Borrower Sponsors. The borrowers are Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership, each a Delaware limited partnership with two independent directors. The borrowers are each joint ventures between Simon Property Group, L.P. (59.3%) and Kan Am Group (40.7%). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Arundel Mills and Marketplace Whole Loan. The borrower sponsor and non-recourse carveout guarantor of the Arundel Mills and Marketplace Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG) is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers across 24 countries. Pursuant to the Arundel Mills and Marketplace Whole Loan documents, so long as one or more of Simon Property Group, Inc. or Simon Property Group, L.P. (collectively, “Simon Key Principal”) or an affiliate of Simon Key Principal is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability under the guaranty is limited to 20.0% of the original principal balance of the Arundel Mills and Marketplace Whole Loan (i.e., $72,000,000) in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. In addition, there is no separate environmental indemnity with respect to the Arundel Mills and Marketplace Whole Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

Property Management. The Arundel Mills and Marketplace Property is managed by Simon Management Associates II, LLC, an affiliate of the borrowers.

Initial and Ongoing Reserves. At origination of the Arundel Mills and Marketplace Whole Loan, the borrowers deposited approximately (i) $587,891 into a reserve account for gap rent and (ii) $3,796,478 into a reserve account for outstanding TI/LC.

Tax Reserve – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrowers prior to the assessment of a penalty, or (y) upon request of the lender, the borrowers fail to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty, the loan documents require the borrowers to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance Reserve – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrowers have not provided satisfactory evidence to the lender that the property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the loan documents require the borrowers to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%

Replacement Reserve – After the occurrence of a Control Event or during the Lockbox Event Period, the loan documents require ongoing monthly deposits of $39,430 for replacement reserves.

TI / LC Reserve – The Arundel Mills and Marketplace Whole Loan documents require ongoing monthly deposits of $231,942 for tenant improvements and leasing commissions reserves, subject to a cap of $5,566,608, provided that no such cap shall apply during a Lockbox Event Period.

Gap Rent Reserve – The Arundel Mills and Marketplace Whole Loan documents require an upfront deposit of $587,891 for gap and free rent related to Kids Empire, Brooks Brothers, and Komma Tea.

Outstanding TI/LC Reserve – The Arundel Mills and Marketplace Whole Loan documents require an upfront deposit of $3,796,478 for outstanding tenant improvements and leasing commissions related to Primark, Under Armour, Kids Empire, Adidas, The North Face, Brooks Brothers, Vera Bradley, Spencer’s, and Movado Company Store.

A “Control Event” will occur upon Simon Key Principal not owning at least 50% of the direct or indirect interests in the borrowers or not controlling the borrowers.

Lockbox / Cash Management. The Arundel Mills and Marketplace Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrowers weekly. During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Arundel Mills and Marketplace Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following (each of the items in clauses (i) through (v), a “Lockbox Event”):

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrowers;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrowers, and provided the manager is not replaced within 60 days with a qualified manager;
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 10.5%, for two consecutive calendar quarters; or
(v)	the occurrence of a Major Tenant Trigger Event (as defined below).

A Lockbox Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;
•	with regard to clause (iii), the borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the property or loan;
•	with regard to clause (iv), the NOI DY being 10.5% or greater for two consecutive calendar quarters; or
•	with regard to clause (v), so long as only one Major Tenant Trigger Event exists, the earlier to occur of (x) the date on which the applicable Major Tenant Threshold Amount (as defined below) has been deposited in the excess cash reserve account or (y) a Major Tenant Trigger Event Cure (as defined below) has occurred; provided, however, that, the expiration or termination of the Lockbox Event Period is subject to the following conditions, among others set forth in the Arundel Mills and Marketplace Whole Loan documents: (i) no other Lockbox Event shall have occurred and be continuing, (ii) no other event of default shall have occurred and be continuing, and (iii) the borrowers may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Loan or (y) triggered by a bankruptcy action of the borrowers.

A “Major Tenant Trigger Event” will commence upon the occurrence of any of the following: (i) a bankruptcy action of Bass Pro Shops, Cinemark, Live Casino Hotel, or any replacement tenant occupying at least 50% of the space (each, a “Major Tenant”); (ii) a Major Tenant going dark or vacating, on a permanent basis (other than temporary closures due to renovation, closures less than 90 days, or closures mandated by law or related to COVID stay-at-home orders); or (iii) a Major Tenant failing to give notice to renew its lease by the earlier of (a) the date required under the lease or (b) the date that is 6 months prior to the lease expiration date.

A “Major Tenant Threshold Amount” means, with respect to (i) the space occupied by Bass Pro, the amount of $6,383,600, (ii) with respect to the space occupied by Cinemark, the amount of $5,359,500 and (iii) with respect to the space occupied by Live Casino Hotel, the amount of $13,037,450.

An “Major Tenant Trigger Event Cure” will commence upon the occurrence of any of the following: (A) with regard to clause (i) of the definition of Major Tenant Trigger Event, (a) Major Tenant has assumed and any applicable bankruptcy court has affirmed such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Retail – Super Regional Mall 7000 and 7600 Arundel Mills Circle Hanover, MD 21076	Collateral Asset Summary – Loan No. 9 Arundel Mills and Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 41.4% 1.98x 16.1%

assumption of the Major Tenant lease, and Major Tenant is in occupancy of its full space or (b) at the borrowers’ election, the guarantor has delivered to the lender a guaranty in the applicable Major Tenant Threshold Amount, (B) with regard to clause (ii) of the definition of Major Tenant Trigger Event, (a) the applicable Major Tenant continuously operates its business for at least 30 consecutive days during normal business hours and is paying full rent as is required under the lease or (b) at the borrowers’ election, the guarantor has delivered to the lender a guaranty in the applicable Major Tenant Threshold Amount, and (C) with regard to clause (iii) of the definition of Major Tenant Trigger Event, (a) the date on which Major Tenant renews and/or extends its lease, (b) at least 50% of the applicable Major Tenant space has been leased to one or more new tenants, (c) the applicable Major Tenant Threshold Amount has been deposited in the excess cash reserve account, or (d) at the borrowers’ election, the guarantor has delivered to the lender a guaranty in the applicable Major Tenant Threshold Amount.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Release of Collateral. Provided that no event of default exists and a Control Event has not occurred, (I) with respect to a partial prepayment, at any time prior to the date that is two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”), and (II) with respect to a partial defeasance, at any time after the earlier to occur of (a) December 1, 2026, and (b) the expiration of the REMIC Prohibition Period, the Arundel Mills and Marketplace Whole Loan documents permit the release of Arundel Marketplace, which has an allocated loan amount of $11,000,000, upon defeasance or prepayment (together with, if prior to the open period, payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium), as applicable, of 100% of such allocated loan amount of $11,000,000, provided the following conditions, among others, are satisfied: (i) (a) lender’s determination that the post-release debt yield for the remaining mortgaged property is equal to or greater than the pre-release debt yield for the mortgaged property, or (b) borrowers’ partial defeasance or partial prepayment of the Arundel Mills and Marketplace Mortgage Whole Loan in an amount that would result in the post-release debt yield for the remaining mortgaged property being equal to or greater than the pre-release debt yield for the mortgaged property; (ii) an opinion of counsel that the partial release satisfies REMIC related requirements; and (iii) if Arundel Marketplace is conveyed to an affiliate, (a) receipt of an officer’s certificate confirming that the intended primary use of Arundel Marketplace will not be exclusively for retail, (b) any tenants being relocated to Arundel Marketplace from the mall property have been replaced with comparable tenants on comparable rental terms, (c) the release will not have a material adverse effect on the remaining mortgaged property and (d) a rent roll and leasing plan for the remaining mortgaged property and Arundel Marketplace.

Additionally, the borrower owns a non-income producing 24.21 acre parcel of vacant forestry land at the mortgaged property (“Forestry Parcel”), adjacent to which is a single-family home. The home was purchased in 2002 and was surrounded by a fence. Approximately 43,493 square feet of the Forestry Parcel (“Contested Portion”) is located within that fence. The owner of the single-family home has filed an adverse possession suit claiming ownership of the Contested Portion. The value of the Forestry Parcel was not deducted from the appraised value of the mortgaged property in the appraisal, nor was the Forestry Parcel separately valued in the appraisal. Under the Arundel Mills and Marketplace Whole Loan documents, the borrower may obtain a release from the lien of the mortgage for no additional consideration, of the Contested Portion, or such substantially similar tract of land the borrower is required to convey in connection with the adverse possession suit (or reasonably agrees to convey in order to settle the suit).

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Office - Various Various Various, Various	Collateral Asset Summary – Loan No. 10 Workspace Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,558,300 64.9% 1.24x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Office - Various Various Various, Various	Collateral Asset Summary – Loan No. 10 Workspace Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,558,300 64.9% 1.24x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Office - Various Various Various, Various	Collateral Asset Summary – Loan No. 10 Workspace Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,558,300 64.9% 1.24x 11.4%

Mortgage Loan Information
Loan Seller(s):	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor(s):	Workspace Property Trust, L.P.
Borrower(s):	300 Lakeside LP and Cotton Center 19 LP
Original Balance:	$21,580,000
Cut-off Date Balance:	$21,558,300
% by Initial UPB:	4.5%
Interest Rate:	8.40200%
Note Date:	September 11, 2023
Original Term:	60 months
Amortization:	Amortizing Balloon
Original Amortization:	360 months
Interest Only Period:	None
First Payment Date:	November 6, 2023
Maturity Date:	October 6, 2028
Additional Debt Type:	NAP
Additional Debt Balance:	NAP
Call Protection:	L(26),D(29),O(5)
Lockbox / Cash Management(1):	Hard / In Place

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$26,588	$23,220	NAP
Insurance:	$0	Springing	NAP
Replacement Reserve:	$1,397	$1,397	NAP
TI/LC:	$0	$0	NAP
Other:	$0	$0	NAP

Property Information
Single Asset / Portfolio:	Portfolio
Property Type – Subtype(3)(4):	Office - Various
Collateral:	Fee
Location(4):	Various, Various
Year Built / Renovated(4):	Various / Various
Property Management:	Workspace Property Management, L.P.
Size(4):	123,832 SF
Appraised Value / Per SF(4)(5):	$33,200,000 / $268
Appraisal Date(4):	Various
Occupancy:	100.0% (as of December 6, 2023)
UW Economic Occupancy:	96.7%
Underwritten NOI:	$2,463,097
Underwritten NCF:	$2,444,139

Historical NOI
2022 NOI:	$2,303,730
2021 NOI:	$2,237,715
2020 NOI(6):	NAV
2019 NOI(6):	NAV

Financial Information
Cut-off Date Loan / SF:	$174
Maturity Date Loan / SF:	$168
Cut-off Date LTV(5):	64.9%
Maturity Date LTV(5):	62.5%
UW NOI DY:	11.4%
UW NCF DSCR:	1.24x

Sources and Uses(7)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,580,000	100.0%	Loan Payoff	$20,122,726	93.2%
			Return of Equity	992,986	4.6
			Closing Costs	436,303	2.0
			Upfront Reserves	27,985	0.1
Total Sources	$21,580,000	100.0%	Total Uses	$21,580,000	100.0%

(1)	As of the Cut-off Date, the Workspace Portfolio Mortgage Loan (as defined below) is in a full excess cash flow sweep pursuant to the Workspace Portfolio Mortgage Loan documents until such time, among other conditions, Aetna has extended its lease. See “Lockbox / Cash Management” and “The Property” herein for additional details.
(2)	See “—Initial and Ongoing Reserves” below.
(3)	The appraisal identifies the Property Type – Subtype for the Cotton Center – Building 19 Property (as defined below) as Industrial - R&D/Flex. As of the Cut-off Date, the Cotton Center – Building 19 Property is alternatively being used as an office hub for its sole tenant, Aetna (as defined below).
(4)	See the "Portfolio Summary" table below for Property Type – Subtype, Location, Size, Year Built / Renovated, Appraised Values and Appraisal Date of the individual Workspace Portfolio Properties (as defined below).
(5)	The appraisal for the Cotton Center – Building 19 Property also provided for a concluded “as dark” value of $14,600,000. Based on the “as dark” appraised value with respect to the Cotton Center – Building 19 Property, the Workspace Portfolio Mortgage Loan results in a Cut-off Date LTV of 84.2% and Maturity Date LTV of 81.1%.
(6)	Historical NOI prior to 2021 is unavailable due to the Thomas Jefferson University lease commencing in August 2020.
(7)	Proceeds of the Workspace Portfolio Mortgage Loan were used, in part, to pay off a prior mortgage loan originated by and held on JPMCB’s balance sheet. In addition, the portion of the Workspace Portfolio Mortgage Loan proceeds paid to the borrower sponsor as return of equity were used, in part, to pay down another loan, unsecured by the Workspace Portfolio Properties (as defined below), also held on JPMCB’s balance sheet.

The Loan. The tenth largest mortgage loan (the “Workspace Portfolio Mortgage Loan”) is secured by the borrowers’ fee interests in two office properties totaling 123,832 square feet located in Phoenix, Arizona and Horsham, Pennsylvania (each a “Workspace Portfolio Property” and collectively, the “Workspace Portfolio Properties”). The Workspace Portfolio Mortgage Loan was originated on September 11, 2023 by JPMCB and accrues interest at a rate of 8.40200% per annum. The Workspace Portfolio Mortgage Loan has an initial term of five-years and will amortize on a 30-year schedule, with no interest only period. The scheduled maturity date of the Workspace Portfolio Mortgage Loan is the payment date that occurs on October 6, 2028. As of the Cut-off Date, the Workspace Portfolio Mortgage Loan is in a full excess cash flow sweep pursuant to the Workspace Portfolio Mortgage Loan documents. See “—Lockbox / Cash Management” herein for additional details.

The Property. The Workspace Portfolio Properties are comprised of one 80,000 square foot flex office property located in Phoenix, Arizona (the “Cotton Center - Building 19 Property” or the “Aetna Property”) and one 43,832 square foot suburban office property located in Horsham, Pennsylvania (the “300-309 Lakeside Drive Property” or the “Thomas Jefferson University Property”). Each of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Office - Various Various Various, Various	Collateral Asset Summary – Loan No. 10 Workspace Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,558,300 64.9% 1.24x 11.4%

the individual Workspace Portfolio Properties is leased to a single, investment grade rated tenant, with Aetna Life Insurance Company “Aetna” (Moody’s/S&P: Baa2/BBB), a subsidiary of CVS health Corp., the sixth largest health care company, globally, occupying the entire premises at the Aetna Property and Thomas Jefferson University (Moody’s/S&P: A2/A), a private university with approximately 16,540 undergraduate and graduate students, occupying the entire premises at the Thomas Jefferson University Property. Each tenant space is built out to suit the specific needs of the respective tenant. There is no tenant rollover during the term of the Workspace Portfolio Mortgage Loan.

The Aetna Property, which is part of a larger business park, was built to suit for Aetna, which took occupancy in 2018. Upon taking occupancy, Aetna invested at the Aetna Property including the instillation of a generator along with solar panels. According to information provided by the borrower sponsor, the Aetna Property houses multiple business units associated with Aetna’s health care practice, including several new operating groups that have been consolidated to the Aetna Property. According to the borrower sponsor, as of September 2023, employees housed at the Aetna Property were required to return to the office for a minimum of three days per week. Despite its office utilization, the Aetna Property features specs commonly found in flex industrial properties, such as 32 foot ceiling heights, additional power capacity and a concrete tilt-up construction type with a foundation of reinforced concrete. The Aetna Property features 538 parking spaces resulting in a parking ratio of approximately 6.73 per 1,000 square feet.

The Thomas Jefferson University Property was built in 1981 and most recently renovated in 2020, in order to accommodate the specialized use of Thomas Jefferson University, which included the installation of high tech simulation labs and hospital rooms with robot patients, all of which were funded by the tenant. Nearly one third of the space at the Thomas Jefferson University Property is dedicated to a state-of-the-art simulation center, where both undergraduate and graduate students engage in clinical scenarios. The Thomas Jefferson University Property also includes a 200-person tiered lecture hall and three 80-seat classrooms. The Thomas Jefferson University Property is home to the Thomas Jefferson University School of Nursing, which consists of four nationally ranked programs. In 2020, Thomas Jefferson University moved its School of Nursing, known as “Dixon Campus”, to the Thomas Jefferson University Property in order to grow its overall enrollment figures. According to the borrower sponsor, approximately 35 faculty/administrators and 300 students rotate through the Thomas Jefferson University Property multiple times on a weekly basis, providing for continuous utilization. The Thomas Jefferson University Property features 207 parking spaces, resulting in a parking ratio of approximately 4.72 per 1,000 square feet.

The Thomas Jefferson University Property consists of one office condominium unit, that is a part of a condominium structure consisting of four total units. The borrower sponsor owns one of four units in the condominium and, pursuant to the condominium declaration, approximately 23.3% of the interest in the condominium’s common elements and is responsible for approximately 23.3% of the annual condominium charges determined by the executive board. Pursuant to the condominium documents, certain major decisions require the unanimous consent of the four unit owners, including, without limitation: (i) expending funds, incurring expenses or borrowing money on behalf of the condominium association; (ii) amending the condominium declaration; and (iii) amending the condominium bylaws; provided that, any amendment to the condominium declaration or bylaws requires the written consent of, among others, all holders of first mortgages granted in connection with a securitization. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

As of December 6, 2023, the Workspace Portfolio Properties are 100.0% occupied, with a weighted average underwritten rent of $19.20 per square foot, a weighted average initial occupancy term of approximately 12.3 years and a weighted average remaining lease term of approximately 7.7 years. There is no tenant rollover during the term of the Workspace Portfolio Mortgage Loan and both tenant leases provide for contractual renewal options (Aetna has two five-year renewal options and Thomas Jefferson University has one five-year renewal option).

As of the Cut-off Date, the Workspace Portfolio Mortgage Loan is in a full excess cash flow sweep pursuant to the Workspace Portfolio Mortgage Loan documents. All excess cash flow is required to be swept to a lender-controlled account, which will either be held by the lender as additional security for the Workspace Portfolio Mortgage Loan or be disbursed to the borrowers solely for the purpose of tenant improvements and/or leasing commissions costs, specifically with respect to the Aetna tenants rollover in January 2029 at the Aetna Property. The lender estimates ongoing excess cash flow sweep collections to accrue to a balance of approximately $2.4 million upon the maturity date of the Workspace Portfolio Mortgage Loan (approximately $29.43 per square foot based solely on the Aetna Property, which is in excess of the appraisals concluded tenant improvements for the Phoenix MSA (as defined below) of $20.00 per square foot). The Workspace Portfolio Mortgage Loan agreement allows for an excess cash flow sweep event to terminate in the event that, among other conditions, Aetna renews its lease in accordance with the terms outlined in “Lockbox / Cash Management” below. See “Lockbox / Cash Management” below for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Office - Various Various Various, Various	Collateral Asset Summary – Loan No. 10 Workspace Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,558,300 64.9% 1.24x 11.4%

The following table presents certain information relating to the individual Workspace Portfolio Properties:

Portfolio Summary(1)
Property Name	City, State	Property Type / Subtype(2)	Year Built / Renovated(2)	Net Rentable Area (SF)	Occupancy	Allocated Cut-off Date Balance	Allocated Maturity Date Balance	Appraised Value(2)	% of U/W Base Rent
Cotton Center – Building 19	Phoenix, AZ	Office/Flex(3)	2018 / NAP	80,000	100.0%	$14,125,782	$13,599,579	$22,200,000	66.2%
300-309 Lakeside Drive	Horsham, PA	Office/Suburban	1981 / 2020	43,832	100.0	7,432,519	7,155,649	11,000,000	33.8
Total				123,832	100.0%	$21,558,300	$20,755,228	$33,200,000	100.0%
(1)	Based on the underwritten rent roll as of December 6, 2023 unless otherwise indicated.
(2)	Based on the appraisal as of July 17, 2023 for the Cotton Center – Building 19 Property and July 1, 2023 for the 300-309 Lakeside Drive Property.
(3)	The appraisal identifies the Property Type / Subtype for the Cotton Center – Building 19 Property as Industrial-R&D/Flex. As of the Cut-off Date, the Cotton Center – Building 19 Property is alternatively being used as an office hub for its sole tenant, Aetna.

The following table presents certain information relating to historical occupancy for the Workspace Portfolio Properties:

Historical Occupancy(1)
2021	2022	As of 12/6/2023(2)
100.0%	100.0%	100.0%
(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.
(2)	Based on the underwritten rent roll as of December 6, 2023.

Major Tenants.

Aetna (80,000 square feet; 64.6% of NRA; 66.2% of underwritten base rent; Moody’s/S&P/Fitch: Baa2/BBB/NR): Founded in 1853, Aetna, a subsidiary of CVS Health Corp., is the sixth largest health care company globally. Aetna primarily focuses on the sale of consumer directed health care insurance and related services such as medical, pharmaceutical, dental, behavioral health, long-term care, and disability plans, primarily offered through employer-paid insurance and benefit programs, and through Medicare. There are three primary segments that Aetna operates out of: health care, group insurance and large case pensions. Serving approximately 35.3 million people globally, Aetna’s health care network includes approximately 1.2 million health care professionals, 690,000 of which are primary care doctors and specialists and over 5,700 hospitals. CVS Health (Nasdaq: CVS) acquired Aetna in November 2018 for approximately $70 billion. The Cotton Center - Building 19 Property is occupied in its entirety by Aetna pursuant to a lease that expires in January 2029, with no termination options and two, five-year extension options.

Thomas Jefferson University (43,832 square feet; 35.4% of NRA; 33.8% of underwritten base rent; Moody’s/S&P/Fitch: A2/A/NR): Founded in 1824, Thomas Jefferson University is one of Philadelphia’s premier private universities. Thomas Jefferson University had 16,540 enrolled students in 2021 and an endowment of $1.53 billion. Thomas Jefferson University has several nationally ranked programs such as occupational therapy (ranked sixth nationally by U.S. News and World Report) and nursing and midwifery (ranked seventeenth nationally by U.S. News and World Report). Thomas Jefferson University was also ranked 48th in the WSJ/College Pulse 2024 Best Colleges on the U.S. list, which ranks the United States top 400 universities. Out of their 13 ranked programs, four are in the School of Nursing, which is located at the Thomas Jefferson University Property. According to the appraisal, Thomas Jefferson University is the second largest employer of the Philadelphia MSA, with 42,700 employees. The Thomas Jefferson University Property was renovated in 2020, retrofitting to the needs of Thomas Jefferson University, which included the installation of high tech simulation labs and hospital rooms with robot patients, all of which were funded by the tenant . In 2020, Thomas Jefferson University moved its school of nursing, known as “Dixon Campus”, to the Thomas Jefferson University Property, which is expected to give Thomas Jefferson University the capacity to double its enrollment over the next five years. The Thomas Jefferson University Property is occupied in its entirety by Thomas Jefferson University pursuant to a lease that expires in March 2036, with no termination options and one five-year extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Office - Various Various Various, Various	Collateral Asset Summary – Loan No. 10 Workspace Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,558,300 64.9% 1.24x 11.4%

The following table presents certain information relating to the tenants at the Workspace Portfolio Properties:

Tenant Summary
Tenant Name	Property Name	Credit Rating (Moody’s/S&P/Fitch)(1)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent(2)	U/W Base Rent Per SF(2)	% of Total U/W Base Rent(2)	Lease Expiration	Renewal Options
Aetna	Cotton Center – Building 19	Baa2/BBB/NR	80,000	64.6%	$1,574,712	$19.68	66.2%	1/31/2029	2 x 5 Yr.(3)
Thomas Jefferson University	300-309 Lakeside Drive	A2/A/NR	43,832	35.4	803,441	$18.33	33.8	3/31/2036	1 x 5 Yr.
Total / Wtd. Avg.			123,832	100.0%	$2,378,153	$19.20	100.0%
(1)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(2)	Based on the underwritten rent roll as of December 6, 2023, inclusive of straight line rent through the term of the Workspace Portfolio Mortgage Loan due to each of Aetna and Thomas Jefferson University benefiting from investment grade credit ratings.
(3)	Pursuant to the Aetna lease, Aetna has the right to extend the term of its lease, as extended by one or both of the renewal options, for a period of up to 12 months by providing written notice at least ten months prior to the expiration of the then current term, which notice is required to specify the period of up to 12 months for which Aetna elects to extend the term; provided, that, (i) Aetna is not in default under its lease at the time such extension right is exercised, (ii) rent during such extension period will be the market rental rate, and (iii) in the event that Aetna exercises such extension right at the end of the initial lease term or at the end of the first renewal period, if exercised, Aetna’s remaining renewal option(s) will become null and void.

The following table presents certain information relating to the lease rollover schedule at the Workspace Portfolio Properties, based on the initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	80,000	64.6	64.6%	1,574,712	66.2	19.68	1
2030	0	0.0	64.6%	0	0.0	0.00	0
2031	0	0.0	64.6%	0	0.0	0.00	0
2032	0	0.0	64.6%	0	0.0	0.00	0
2033	0	0.0	64.6%	0	0.0	0.00	0
2034 & Thereafter	43,832	35.4	100.0%	803,441	33.8	18.33	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	123,832	100.0%		$2,378,153	100.0%	$19.20	2
(1)	Based on the underwritten rent roll as of December 6, 2023.

Appraisals. According to the appraisals, the Workspace Portfolio Properties have an aggregate “as-is” appraised value of $33,200,000 as of July 17, 2023 for the Cotton Center – Building 19 Property and July 1, 2023 for the 300-309 Lakeside Drive Property. Additionally, the appraisals concluded a hypothetical dark value, assuming the Workspace Portfolio Properties are vacant, in the aggregate amount of $20,700,000.

Appraisal Approach	Appraised Value(1)	Capitalization Rate(2)
Direct Capitalization Approach	$32,700,000	7.08%
Discounted Cash Flow Approach	$33,200,000	7.33%(3)
(1)	Represents the aggregate appraised value for each of the Workspace Portfolio Properties.
(2)	Represents the weighted average capitalization rate for the Workspace Portfolio Properties based on the applicable capitalization rate and appraised value as of July 17, 2023 for the Cotton Center – Building 19 Property and July 1, 2023 for the 300-309 Lakeside Drive Property.
(3)	Represents the weighted average terminal Capitalization Rate.

Environmental Matters. According to Phase I environmental reports dated November 10, 2022 for each of the Workspace Portfolio Properties, there are no recognized environmental conditions or recommendations for further action at the Workspace Portfolio Properties.

The Market. The Aetna Property is located within close proximity to Interstate 10, a major United States highway which extends from California to Florida and within Maricopa County in Phoenix, Arizona, which is part of the Phoenix-Mesa-Scottsdale metropolitan statistical area (the “Phoenix MSA”). The Phoenix MSA has seen positive growth trends recently, supported by their strong U.S. Healthcare and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Office - Various Various Various, Various	Collateral Asset Summary – Loan No. 10 Workspace Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,558,300 64.9% 1.24x 11.4%

professional services sector. According to the appraisal, the Phoenix MSA is projected to outperform its surrounding west region metros in four of eight performance categories over the next five years, including employment rate, total employment and gross metro product, among others. According to the appraisal, the Phoenix MSA has experienced robust population growth and positive migration, partially a result of favorable business policy and serves as a hub for expansion and relocation of banks, insurance companies and business services firms. Additionally, the Phoenix Sky Harbor International Airport, which is located two miles north of the Aetna Property, is currently ranked as the 13th busiest airport in the United States. According to the appraisal, in 2022, the population for the Phoenix MSA was 5,009,506 and the median household income was $75,940, approximately 9.8% higher than the Arizona median household income of $68,466.

The Aetna Property is further located within the Airport Area office submarket of the Phoenix MSA (the “Airport Submarket”). Office construction and deliveries reached historically low levels in the Airport Submarket with no new deliveries since the second quarter of 2021, which according to the appraisal, is expected to keep vacancy increases constrained. As of the second quarter of 2023, vacancy rates in the Airport Submarket were approximately 23%, representing a marginal change from the prior quarter. According to the appraisal, the Aetna Property ranks at the top tier among similar properties within the Airport Submarket and notes its optimal highest and best use as office/flex/industrial use, with flex industrial specs already built out. According to a third party market research report, as of year to date December 2023, the flex industrial vacancy rate in the Phoenix MSA was approximately 7.2% and market rents were approximately $18.28 per square foot. As of the second quarter of 2023, office inventory levels within the Airport Submarket were approximately 13.2 million square feet and asking rents per square foot were approximately $26.29.

The Thomas Jefferson University Property is located within the Horsham Township area of the Montgomery County, Pennsylvania, which is a part of the larger Philadelphia metropolitan statistical area (the “Philadelphia MSA”). The Thomas Jefferson University Property is located approximately 30 miles from the Philadelphia International Airport and with access to the Philadelphia central business district through the Southeastern Pennsylvania Transit Authority (SEPTA) system. According to the appraisal, the Thomas Jefferson University Property is within six minutes of Interstate 276, also known as the Pennsylvania Turnpike, providing access into the broader Pennsylvania area and the ability to traverse state lines. According to the appraisal, the Philadelphia MSA has seen an acceleration in growth since recovering from the pandemic in late 2022, largely accelerated by the strong performance of the healthcare industry, which has also helped the Philadelphia MSA expand faster than nearly every other large northeastern metro area or division in 2023. Moreover, Thomas Jefferson University is the second largest employer in the Philadelphia MSA with 42,700 employees and only second to the University of Pennsylvania Health System. The Philadelphia MSA is also supported by several top research universities and a prominent pharmaceutical base. According to the appraisal, healthcare is expected to continue driving growth in the Philadelphia MSA for the foreseeable future. In 2022, The National Institutes of Health awarded $1 billion to smaller life science organizations in the Philadelphia MSA, which investment is among the highest in this industry the United States and has potential to create jobs that compliment Philadelphia’s robust healthcare network. According to the appraisal, in 2022, the population for the Philadelphia MSA was 6,290,595 and median household income was $81,273, approximately 14.9% higher than the Pennsylvania median household income of $69,170.

The Thomas Jefferson University Property is also located in the Horsham/Willow Grove office submarket (the “Horsham Submarket”). According to the appraisal, as of the second quarter of 2023, vacancy rates in the Horsham Submarket are approximately 12.5% and absorption over the last 12 months was flat in the Horsham Submarket. Over the past three years, 27,400 square feet of space has been delivered to the Horsham Submarket. According to the appraisal, demand is expected to outpace new supply additions over the next five years. Asking rents per square foot in the Horsham Submarket are approximately $22.91 as of the second quarter of 2023.

The following table presents certain information relating to comparable leases for the Aetna Property:

Comparable Office Rental Summary(1)
Property Name	Location	Tenant	Building Size (SF)	Lease Size (SF)	LCD	Lease Term (Years)	Base Rent (PSF)	Lease Type
Cotton Center – Building 19	Phoenix, AZ	Aetna	80,000	80,000(2)	Aug-2018(2)	10.5(2)	$19.68(2)	NNN
Thistle Landing Office Park Building B	Phoenix, AZ	MHA Systems	101,069	30,037	Feb-2022	5.4	$15.25	NNN
Workspace Cotton Center - Building 11	Phoenix, AZ	Applied Microarrays, Inc.	88,140	37,507	Feb-2022	10.5	$15.50	NNN
TSYS	Tempe, AZ	TSYS	104,836	104,836	Aug-2021	5.0	$14.00	NNN
Proposed NextCare Headquarters	Tempe, AZ	NextCare Urgent Care	44,359	44,359	July-2021	11.0	$19.50	Net
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of December 6, 2023. Inclusive of straight line rent through the term of the Workspace Portfolio Mortgage Loan due to Aetna’s benefiting from an investment grade credit rating.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Office - Various Various Various, Various	Collateral Asset Summary – Loan No. 10 Workspace Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,558,300 64.9% 1.24x 11.4%

The following table presents certain information relating to comparable leases at the Thomas Jefferson University Property:

Comparable Office Rental Summary(1)
Property Name	Location	Tenant	Building Size (SF)	Lease Size (SF)	LCD	Lease Term (Years)	Base Rent (PSF)	Lease Type
300-309 Lakeside Drive	Horsham, PA	Thomas Jefferson University	43,832	43,832(2)	Aug-2020(2)	15.7(2)	$18.33(2)	NNN
1 Presidential Boulevard	Bala Cynwyd, PA	Pep Boys	133,383	35,950	May-2022	10.8	$30.50	Gross + Electric
275 Commerce Drive	Fort Washington, PA	Friedman Schuman	51,000	7,942	Jan-2022	7.5	$15.25	NNN
Fort Washington Technology Center	Fort Washington, PA	Bryn Mawr Trust	679,276	55,000	Sept-2020	10.0	$17.00	NNN
Building 6	Ambler, PA	Thomas Jefferson University	43,400	19,094	July-2020	9.3	$16.50	NNN
110 Gibraltar Road	Horsham, PA	AmeriCredit	59,220	15,529	Mar-2020	7.2	$17.00	NNN
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of December 6, 2023. Inclusive of straight line rent through the term of the Workspace Portfolio Mortgage Loan due to Thomas Jefferson University benefiting from an investment grade credit rating.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Workspace Portfolio Properties:

Cash Flow Analysis(1)(2)(3)
	2021	2022	U/W	U/W Per SF
Rents in Place	$2,079,736	$2,143,118	$2,378,153	$19.20
Reimbursements	652,384	683,924	700,613	5.66
Parking Income(4)	53,100	53,100	53,100	0.43
Other Income	0	0	43,691	0.35
Vacancy	0	0	(102,868)	(0.83)
Effective Gross Income	$2,785,220	$2,880,142	$3,072,688	$24.81
Total Expenses	547,505	576,413	609,591	4.92
Net Operating Income	$2,237,715	$2,303,730	$2,463,097	$19.89
Capital Expenditures	0	0	18,958	0.15
TI/LC	0	0	0	0.00
Net Cash Flow	$2,237,715	$2,303,730	$2,444,139	$19.74

Occupancy	100.0%	100.0%	96.7%
NCF DSCR	1.13x	1.17x	1.24x
NOI Debt Yield	10.4%	10.7%	11.4%
(1)	Based on the underwritten rent roll as of December 6, 2023, inclusive of straight line rent through the term of the Workspace Portfolio Mortgage Loan due to each of Aetna and Thomas Jefferson University benefiting from investment grade credit ratings.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Historical financial information prior to 2021 is unavailable due to the Thomas Jefferson University lease commencing in August 2020.
(4)	Parking Income is inclusive of Aetna’s contractual lease obligations for 177 covered parking spaces, at a rate of $53,100 annually.

The Borrower and the Borrower Sponsor. The borrowers for the Workspace Portfolio Mortgage Loan are 300 Lakeside LP and Cotton Center 19 LP, each a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Workspace Portfolio Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Workspace Property Trust, L.P. (“Workspace Property Trust”). Founded in 2015 by Tom Rizk and Roger Thomas, Workspace Property Trust operates over 200 office and light industrial properties across 22 major United States markets, spanning approximately 19 million square feet, of which nearly half is leased by Fortune 1000 companies.

Tom Rizk, the Chairman and CEO of Workspace Property Trust, has 30 years of experience that includes building both private and public companies, managing alternative investments, and investing in special opportunities. His sector experience includes healthcare, technology, real estate, energy and education. Mr. Rizk founded TractManager Inc, the recognized leader in providing technology-based contract management solutions to healthcare organizations. He served as Chairman and CEO until April 2013. He led the company’s growth from a start-up operation to a company that served over 25% of the hospitals in the United States, with more than 130,000 end users at over 5,000 locations throughout all 50 states.

Prior to TractManager Inc, Mr. Rizk led the family-owned real estate partnership, Cali Associates, through its highly successful initial public offering as Cali Realty Corporation, a real estate investment trust (REIT) traded on the NYSE. As President and CEO, he led the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Office - Various Various Various, Various	Collateral Asset Summary – Loan No. 10 Workspace Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,558,300 64.9% 1.24x 11.4%

merger of Cali Realty Corporation into the Mack Company and Patriot American Office Group in 1997. Mr. Rizk was CEO and a Director of Mack-Cali Realty Corporation. He served as a member of the company’s Executive Committee of the Board of Directors.

Property Management. The Workspace Portfolio Properties are managed by Workspace Property Management, L.P., an affiliate of the guarantor.

Initial and Ongoing Reserves. At origination of Workspace Portfolio Mortgage Loan, the borrowers deposited (i) $26,588 into tax reserve and (ii) $1,397 into a replacement reserve.

Tax Reserve – The borrowers are required to deposit 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis, currently estimated to be approximately $23,220.

Insurance Reserve –The borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing and the Workspace Portfolio Properties are insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, provided no event of default has occurred and is continuing).

Replacement Reserve –The borrowers are required to deposit approximately $1,397 on a monthly basis, into a replacement reserve.

Lockbox / Cash Management. The Workspace Portfolio Mortgage Loan is structured with a hard lockbox and in-place cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit into such account any rents otherwise received within one business day after receipt. As of the Cut-off Date, provided that a Cash Sweep Event (as defined below) cure has not occurred, all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Funds in the cash management account will be held by the lender as additional security for the Workspace Portfolio Mortgage Loan or be disbursed to the borrowers solely for the purpose of costs incurred from tenant improvements and/or leasing commissions associated with the re-leasing of any space at the Workspace Portfolio Properties. For the avoidance of doubt, as of the Cut-off Date, a Cash Sweep Event is in effect, due to a Closing Trigger Event (as defined below).

A “Cash Sweep Event” means (i) an event of default, (ii) the bankruptcy action of the borrower or the property manager, (iii) Aetna, Thomas Jefferson University or any replacement tenant occupying 25% or more of the total square footage at the applicable Workspace Portfolio Property in accordance with the Workspace Portfolio Mortgage Loan documents (a “Specified Tenant”), either, (a) vacates, ceases ordinary business operations or “goes dark”, (b) is subject to a bankruptcy action or similar insolvency of such Specified Tenant, or (c) terminates, cancels or surrenders its lease without the prior consent of the lender (each, a “Specified Tenant Sweep Event”), or (iv) September 11, 2023, a (“Closing Trigger Event”).

A Cash Sweep Event will be cured upon the occurrence of any of the following, as applicable: (a) with respect to clause (i) above, the acceptance by lender of a cure of such event of default; (b) with respect to clause (ii) above, but only with respect to the property manager, if the borrower replaces the property manager with a qualified manager under a replacement management agreement within 60 days; (c) with respect to clause (iii) above, the receipt by lender of (1) evidence, in form and substance reasonably satisfactory to the lender, that some or all of the space leased to the applicable Specified Tenant has been leased to one or more replacement tenant(s) acceptable to the lender pursuant to a lease with a minimum term of five years beyond October 6, 2028 (the maturity date of the Workspace Portfolio Mortgage Loan), and with a minimum monthly base contractual rent (excluding reimbursements) in an amount equal to or greater than (when aggregated with any other lease in effect at the applicable Workspace Portfolio Property) (A) for the Aetna Property, $131,000 and (B) for the Thomas Jefferson University Property, $66,900, and otherwise in accordance with the terms of the Workspace Portfolio Mortgage Loan documents, with no outstanding landlord obligations, including leasing commissions and/or tenant improvements, owed thereunder, which replacement tenant is in occupancy of its respective space, open for business and paying full, unabated rent under such replacement lease and (2) a tenant estoppel certificate from such replacement tenant, confirming the foregoing and otherwise in form and substance acceptable to the lender; or (d) with respect to clause (iv) above, (i) Aetna renewing or extending its lease or a replacement tenant replacing the applicable Specified Tenant lease, in each case, in accordance with the Workspace Portfolio Mortgage Loan documents, for a minimum term exceeding five years beyond October 6, 2028 (the maturity date of the Workspace Portfolio Mortgage Loan) and with a minimum monthly base rent in an amount equal to or greater than $131,000; provided, however, that (x) a Cash Sweep Event may be cured no more than a total of five times in the aggregate during the term of the Workspace Portfolio Mortgage Loan, (y) the borrower is required to pay all of lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure including, reasonable attorney’s fees and expenses, and (z) in no event is the borrower permitted to cure a Cash Sweep Event caused by a bankruptcy action or similar insolvency of the borrower.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	Benchmark 2023-B40
Contacts
J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Harris Rendelstein Executive Director	harris.rendelstein@jpmorgan.com	(212) 834-6737

Randy Goldstein Vice President	randy.goldstein@jpmchase.com	(212) 270-2188

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Avinash Sharma Managing Director	avinash.sharma@jpmorgan.com	(212) 834-3111

Brian Carey Executive Director	brian.carey@jpmorgan.com	(212) 834-3111

Derrick Fetzer Executive Director	derrick.e.fetzer@jpmchase.com	(212) 834-3111

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Jennifer Kornblau Managing Director	jennifer.l.kornblau@jpmorgan.com	(212) 834-4154

Morgan Roach Executive Director	morgan.c.roach@jpmchase.com	(212) 834-4154

Citigroup CMBS Capital Markets & Securitization
Contact	E-mail	Phone Number
Rick Simpson Managing Director	richard.simpson@citi.com	(212) 816-5343

Jason Mercandetti Director	jason.mercandetti@citi.com	(212) 816-6384

Citigroup Structuring, Trading & Syndicate
Contact	E-mail	Phone Number
Raul Orozco Managing Director	raul.d.orozco@citi.com	(212) 723-1295

Mattison Perry Director	mattison.perry@citi.com	(212) 723-1295

Goldman Sachs & Co. LLC Banking
Contact	E-mail	Phone Number
Scott Epperson Managing Director	scott.epperson@gs.com	(212) 934-2882

Justin Peterson Vice President	justin.peterson@gs.com	(212) 902-4283

Goldman Sachs & Co. LLC Capital Markets
Contact	E-mail	Phone Number
Mark Romanczuk Managing Director	mark.romanczuk@gs.com	(212) 902-0290

Nitin Jagga Vice President	nitin.jagga@gs.com	(212) 855-9035

Goldman Sachs & Co. LLC Syndicate
Contact	E-mail	Phone Number
Scott Walter Managing Director	scott.walter@gs.com	(212) 357-8910

BofA Securities CMBS Capital Markets and Banking
Contact	E-mail	Phone Number
Leland F. Bunch III Managing Director	leland.f.bunch@bofa.com	(646) 855-3953

Danielle Caldwell Director	danielle.caldwell@bofa.com	(646) 855-3421

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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